 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-282881
Prospectus supplement
(To Prospectus dated October 29, 2026)
6,500,000 Equity Units
Equity Units
(Initially Consisting of 6,500,000 Corporate Units)
This is an offering of Equity Units (“Equity Units”) by H2O America (the “Company”). Each Equity Unit will have a stated amount of $50 and initially will be in the form of a Corporate Unit (“Corporate Unit”) consisting of a purchase contract issued by the Company and a 1/20 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Remarketable Senior Notes due 2031 (the “RSNs”). The RSNs will initially bear interest at the rate of 5.300% per annum, payable quarterly, subject to reset following a successful remarketing as described herein.
The Company intends to apply to list the Corporate Units on the Nasdaq Global Select Market, or the Nasdaq, and expects trading to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol “HTOEU”, but there is no guarantee that such listing will be approved. Prior to this offering, there has been no public market for the Corporate Units.
The Company’s common stock, par value $0.001 per share, is listed on the Nasdaq Global Select Market under the symbol “HTO”. The closing price of the Company’s common stock on October 29, 2026 was $58.57 per share.
Investing in the Equity Units involves certain risks. See the “Risk Factors” section beginning on page S-27 of this prospectus supplement, as well as under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein, for more information.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Unit	Total
Public offering price	$50.00	$325,000,000
Underwriting discount	$1.50	$9,750,000
Proceeds, before expenses, to us	$48.50	$315,250,000
The Company has granted the underwriters the option to purchase from the Company, within the 13-day period beginning on the date the Company first issues the Equity Units, up to an additional 975,000 Corporate Units at the public offering price per Corporate Unit, less the underwriting discounts and commissions, solely for the purpose of covering over-allotments.
The underwriters expect to deliver the Corporate Units to purchasers in book-entry form only on or about November 3, 2026 through the book-entry facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV (“Euroclear”), as operator of the Euroclear system, and Clearstream Banking, S.A., Luxembourg (“Clearstream”).
Joint book-running managers
Wells Fargo Securities J.P. Morgan
BofA Securities	TD Securities
Co-managers
BTIG Citizens Capital Markets RBC Capital Markets
Prospectus supplement dated October 29, 2026

(continued from cover)
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The purchase contract will obligate you to purchase from the Company on November 1, 2029, or if such day is not a business day, on the following business day (the “purchase contract settlement date”), for a price of $50 in cash, the following number of shares of the Company’s common stock, subject to anti-dilution adjustments:

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if the applicable market value, which is the average of the volume-weighted average price of the Company’s common stock on each trading day during the 20 consecutive scheduled trading day period ending on, and including, the third scheduled trading day prior to the purchase contract settlement date, subject to adjustment as described herein if a market disruption event occurs during such period, equals or exceeds $68.8231, 0.7265 shares of the Company’s common stock;

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if the applicable market value is less than $68.8231 but greater than $58.5686, a number of shares of the Company’s common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

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if the applicable market value is less than or equal to $58.5686, 0.8537 shares of the Company’s common stock.

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The Company will pay you quarterly contract adjustment payments at a rate of 2.450% per year on the stated amount of $50 per Equity Unit, or $1.225 per year, in respect of each purchase contract, subject to the Company’s right to defer these payments, as described in this prospectus supplement. No deferral period will extend beyond the purchase contract settlement date. The contract adjustment payments are payable quarterly on February 1, May 1, August 1 and November 1 of each year, commencing on February 1, 2027. The contract adjustment payments will be subordinated to all of the Company’s existing and future senior indebtedness and will be structurally subordinated to all liabilities of the Company’s subsidiaries.

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The RSNs will initially bear interest at a rate of 5.300% per year. The Company will initially pay interest on the RSNs on February 1, May 1, August 1 and November 1 of each year, commencing on February 1, 2027. The RSNs will be direct, unsecured and unsubordinated obligations of the Company ranking equally with all other unsecured and unsubordinated obligations of the Company from time to time outstanding. Since the Company is a holding company, the right of the Company and, hence, the right of creditors of the Company (including holders of the RSNs) to participate in any distribution of the assets of any subsidiary of the Company, whether upon liquidation, reorganization or otherwise, is structurally subordinated to claims of creditors and any preferred stockholders of each subsidiary. The RSNs will be effectively subordinated to all secured indebtedness of the Company.

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The RSNs will be remarketed as described in this prospectus supplement. In connection with the remarketing, the Company will remarket the RSNs as fixed-rate notes and may elect to modify certain other terms of the RSNs.

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Following any successful remarketing of the RSNs, the interest rate on the RSNs will be reset and interest will be payable on a semi-annual basis, all as described under “Description of the Purchase Contracts — Remarketing.”

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Your ownership interest in the RSNs (or, after a successful optional remarketing, your related ownership interest in the Treasury portfolio or, in certain circumstances, cash) or the Treasury securities discussed below, as the case may be, will be pledged to the Company to secure your obligation under the related purchase contract.

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Other than during a blackout period (as defined under “Description of the Equity Units — Creating Treasury Units by Substituting a Treasury Security for the RSNs”) or after a successful remarketing of the RSNs, you can create Treasury Units (“Treasury Units”) from Corporate Units by substituting Treasury securities for your pledged ownership interest in the RSNs comprising a part of the Corporate Units. You can also recreate Corporate Units from Treasury Units by substituting a 1/20 undivided beneficial ownership interest in the RSNs for the Treasury securities previously pledged and comprising a part of your Treasury Units.

If there is a successful optional remarketing of the RSNs and, at such time, you hold Corporate Units, your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing (or, in certain circumstances, cash) will be used to satisfy your payment obligation under the purchase contract. If there is a successful final remarketing of the RSNs and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligation under the purchase contract, unless you have elected to settle with separate cash.

Prospectus supplement
Prospectus

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You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by or on behalf of us. Neither we nor any of the underwriters has authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus supplement, the accompanying prospectus or any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Equity Units in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
The Equity Units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, (i) a retail investor means a person who is one (or more) of: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (B) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Equity Units or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Equity Units or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Equity Units in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Equity Units. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
The Equity Units are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one (or both) of: (A) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (B) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no disclosure document required by the UK Financial Conduct Authority’s (“FCA”) Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Equity Units or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Equity Units or making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024 (“CCI”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Equity Units in the UK will be made pursuant to an exception from the prohibition on offers of relevant securities to the public under the POATRs.
In the United Kingdom, this prospectus supplement and any other material in relation to the Equity Units described herein are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in the POATRS) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) persons to

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whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “Relevant Persons”. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The Equity Units are not being offered to the public in the United Kingdom.
ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of the Equity Units we are currently offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the Equity Units we are currently offering in this prospectus supplement. See “Description of Units” and “Description of Stock Purchase Contracts” in the accompanying prospectus. In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus are delivered on a later date. Information that we file with the Securities and Exchange Commission (the “SEC”) subsequent to the date on the cover of this prospectus supplement, and prior to the completion of this offering, will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” and “Incorporation of Documents by Reference” in the accompanying prospectus.
The securities are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in other jurisdictions may also be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” in this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in the accompanying prospectus, including the Equity Units, up to an indeterminate amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the Equity Units and this offering.
Unless the context otherwise requires (including on the cover page and in “Summary — The Offering”) or as otherwise stated in “Risk Factors,” the terms the “Company,” “we,” “us,” “our” or similar terms and “H2O America” refer to H2O America, together with its consolidated subsidiaries. “Quadvest” refers collectively to Quadvest L.P. and Quadvest Wholesale, LLC, and “Quadvest Acquisition” refers to the acquisition, completed on October 1, 2026, of substantially all of the assets comprising the regulated and wholesale water and wastewater businesses previously operated by Quadvest.

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WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the rules of the SEC.
We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Written requests for such copies should be directed to H2O America, 110 West Taylor Street, San Jose, CA 95110; telephone: (408) 279-7800, and our website is located at www.h2o-america.com. Information contained on our website is not incorporated by reference into this prospectus supplement and, therefore, is not part of this prospectus supplement or any accompanying prospectus.
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock” in the accompanying prospectus. We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate into this prospectus supplement information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information we later file with the SEC will, subject to the next sentence, automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act until all of the Equity Units that are part of this offering have been sold or this offering has been terminated. The documents we have incorporated by reference are:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026 (the “2025 Form 10-K”);

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those portions of our definitive proxy statement on Schedule 14A, filed on April 3, 2026, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

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Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026, filed with the SEC on April 29, 2026, July 28, 2026 and October 26, 2026, respectively;

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Current Reports on Form 8-K filed with the SEC (other than information furnished rather than filed) on March 2, 2026, March 4, 2026, May 19, 2026, June 12, 2026 and October 1, 2026; and

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the description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on November 15, 2016, and any amendment or report filed for the purpose of updating such description, including the description of capital stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, incorporated by reference into our 2025 Form 10-K.

We incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering.

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Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus supplement or the registration statement of which this prospectus supplement is a part.
Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or in any other document that is subsequently filed with the SEC and incorporated by reference into this prospectus supplement, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement but not delivered therewith. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing us at the following address: H2O America, 110 West Taylor Street, San Jose, CA 95110 or calling us at (408) 279-7800.
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.h2o-america.com. Information contained on our website is not incorporated by reference into this prospectus supplement and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement.
This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus that are not statements of historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this prospectus supplement and the accompanying prospectus are forward-looking statements made in good faith by us and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs as well as current expectations, estimates, forecasts, and projections about H2O America and its subsidiaries and the industries in which H2O America and its subsidiaries operate and the beliefs and assumptions of management. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “projects,” “plans,” “estimates,” “anticipates,” “intends,” “seeks,” “plans,” “will,” “may,” “should,” “approximately,” or “strategy,” or the negative of those words or other comparable terminology. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors:
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the risks associated with the recently completed Quadvest Acquisition, including the risk of not successfully integrating Quadvest’s operations and not realizing the projected financial and other benefits of the Quadvest Acquisition;

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the effect of water, utility, environmental and other governmental policies and regulations, including regulatory actions concerning rates, authorized return on equity, authorized capital structures, capital expenditures, per- and polyfluoroalkyl substances and other decisions;

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changes in demand for water and other services;

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unanticipated weather conditions and changes in seasonality including those affecting water supply and customer usage;

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the effect of the impacts of climate change;

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unexpected costs, charges or expenses;

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our ability to successfully evaluate investments in new business and growth initiatives;

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contamination of our water supplies and damage or failure of our water equipment and infrastructure;

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the risk of work stoppages, strikes and other labor-related actions;

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catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, hurricanes, terrorist acts, physical attacks, cyber-attacks, epidemic or similar occurrences;

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changes in general economic, political, business and financial market conditions;

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the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, changes in interest rates, compliance with regulatory requirements, compliance with the terms and conditions of our outstanding indebtedness, and general market and economic conditions; and

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legislative and general market and economic developments.

Additional information concerning these and other risk factors is also contained in our 2025 Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026, each of which is incorporated by reference herein, as updated by other reports and documents we file with the SEC. We do not undertake any obligation to update or revise the information contained in this prospectus supplement or the accompanying prospectus, any related free writing prospectus or the information included or incorporated by reference herein and therein, including the forward-looking statements, to reflect any event or circumstance that may arise after the date of this prospectus supplement.

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SUMMARY
This summary highlights information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus and the information included or incorporated by reference, including the section entitled “Risk Factors” in this prospectus supplement and such risk factors as may be updated from time to time in our public filings.
H2O America
H2O America is a holding company whose primary business involves ownership of public utilities that provide water and wastewater services, including the production, purchase, storage, purification, distribution, wholesale and retail sale of water. The water utility business of H2O America is conducted through the following wholly-owned subsidiaries: San Jose Water Company (“SJWC”), Connecticut Water Company (“CWC”), The Maine Water Company (“MWC”) and SJWTX, Inc. doing business as Texas Water Company (“TWC”). As of September 30, 2026, after giving effect to the Quadvest Acquisition (as defined below), these subsidiaries provide water service to approximately 440,000 connections and wastewater service to approximately 33,000 connections and serve a combined population of over 1.7 million people in California, Connecticut, Maine and Texas. Water utility services provided by these businesses are subject to regulation by the applicable state public utility commissions. These subsidiaries also engage in non-tariffed operations that are not subject to public utility commission regulation, including contract water and sewer operations, maintenance agreements, and antenna site leases. Collectively, these water utility and utility-related services form our “Water Utility Services” segment.
Water Utility Services, excluding non-tariffed activities, are subject to rate regulation based on cost recovery. The ratemaking process is intended to provide revenues sufficient to recover normal operating expenses, provide funds for replacement of water infrastructure and produce a fair and reasonable return on stockholder common equity.
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In California, SJWC’s rates, service and other matters affecting its business are subject to regulation by the California Public Utilities Commission.

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In Connecticut, CWC’s rates, service and other matters affecting its business are subject to regulation by the Public Utilities Regulatory Authority of Connecticut.

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In Texas, TWC’s rates are subject to the economic regulation of the Public Utility Commission of Texas (the “PUCT”).

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In Maine, MWC’s rates, service and other matters affecting its business are subject to regulation by the Maine Public Utilities Commission.

See “Business — Regulation and Rates” in our 2025 Form 10-K.
The principal executive offices of H2O America are located at 110 West Taylor Street, San Jose, California 95110. Its telephone number is (408) 279-7800, and its Internet address is www.h2o-america.com. The information on, accessible from or hyperlinked to, our website (other than the SEC filings expressly incorporated herein under “Where You Can Find More Information”) is not incorporated by reference in this prospectus supplement or any accompanying prospectus, and you should not consider it a part of this prospectus supplement or any accompanying prospectus.
Quadvest Acquisition
On October 1, 2026, (i) the Company, through its indirect subsidiary TWC, acquired substantially all of the assets of Quadvest, L.P., a Texas limited partnership, as seller (“Quadvest Retail”) related to the operation of Quadvest Retail’s water and sewer utility business (the “Regulated Business”) and (ii) the Company and its indirect subsidiary Texas Water Operation Services, LLC (“TWOS”) acquired substantially all of the assets of Quadvest Wholesale, LLC, a Texas limited liability company (“Quadvest Wholesale” and, together with Quadvest Retail, the “Sellers”) related to the operation of Quadvest

Wholesale’s wholesale water and sewer business (the “Wholesale Business”, together with the Regulated Business, the “Quadvest Businesses” and the acquisition of the Quadvest Businesses, the “Quadvest Acquisition”).
The base purchase price for the Quadvest Acquisition was approximately $540 million, subject to certain customary purchase price adjustments, and was financed with the net proceeds of the sale of common stock by the Company, including approximately $290.2 million received by the Company from the issue and sale of common stock in March 2026 and a portion of the approximately $330.0 million of net proceeds received from the settlement of forward sale agreements entered into in March 2026.
Quadvest and the Anticipated Benefits of the Quadvest Acquisition
We believe the Quadvest Acquisition is a strategically compelling transaction that will significantly expand and diversify our footprint in Texas. The Quadvest Businesses operate mainly in counties surrounding Houston, Texas, many of which have experienced double-digit population growth over the past five years. The Regulated Business is comprised of 70 subdivisions, which serve 41,200 connections and has a pipeline of 77,300 connections under contract. We believe the excellent relationships between the Regulated Business and leading developers in the Houston region will continue to drive future growth. The Wholesale Business is comprised of 5 subdivisions, which serve 21,000 connections and has a pipeline of 21,000 connections under contract. The Wholesale Business constructs, operates and maintains water and wastewater facilities under 30-year or longer contracts with municipal utility districts.
We believe the Quadvest Acquisition will bring operational scale, a strong development pipeline and increased exposure to the high-growth Houston market as well as a robust greenfield development strategy with national homebuilders that can be leveraged in other fast growing areas within our service territory. The Quadvest Business’s active connections grew by approximately 7,700, or 14%, in the nine months ended September 30, 2026 after growing by approximately 7,400, or 16%, in 2025. The Quadvest Businesses also bring significant local talent and a strong legacy of local relationships and reliable service, having provided water and sewer service in Southeast Texas for nearly 50 years through their operating entities.
We expect the Quadvest Acquisition to increase the scale, geographic diversity, rate base and financial foundation of the Company to create an enhanced platform for long-term growth. After giving effect to the Quadvest Acquisition, Texas customers comprise approximately 18% of H2O America’s total customer connections, based upon customers as of December 31, 2025, with approximately half of our customers in California, approximately one-quarter in Connecticut and the remainder in Maine. On the pro forma basis described under “Unaudited Pro Forma Condensed Combined Financial Information” in this prospectus supplement, after giving effect to the Quadvest Acquisition, the Company would have had assets of approximately $5.7 billion as of December 31, 2025 and operating revenues of approximately $841.2 million for the year ended December 31, 2025. We believe the Company is well-positioned for growth in the “infrastructure replacement era” with a footprint in four states that have constructive regulatory environments supporting infrastructure investments.
We expect the Quadvest Acquisition to be accretive to our earnings per share growth rate over time. Initially, we estimate that the Quadvest Acquisition will have a dilutive effect of 5% to 7% in 2026 and 10% to 20% in 2027 on our earnings per share based on Adjusted Net Income until the Company is able to reflect the ratemaking rate base in rates. See “— Non-GAAP Financial Measures” for a discussion of Adjusted Net Income, which is a non-GAAP financial measure. For unaudited pro forma condensed combined financial information as of December 31, 2025 giving effect to the Quadvest Acquisition and the financing thereof as if they had been completed on December 31, 2025, see “Unaudited Pro Forma Condensed Combined Financial Information” in this prospectus supplement. For historical financial information regarding Quadvest, see the audited financial statements of Quadvest Retail and Quadvest Wholesale as of and for the year ended December 31, 2025, which were filed as Exhibits 99.1 and 99.2, respectively, to our Current Report on Form 8-K filed with the SEC on March 2, 2026 and are incorporated by reference herein.

We expect to submit a rate case application to the PUCT in the first half of 2027 to establish rates based on the ratemaking rate base for that business. In accordance with Texas’ Fair Market Value statute, the purchase price of $483.6 million for Quadvest Retail will serve as the ratemaking rate base. Until revised rates are established for the Regulated Business, which we expect to occur in 2028, our earnings per share will not fully reflect the anticipated benefits of the Quadvest Acquisition.
Although we expect that the Quadvest Acquisition will result in benefits to the Company, we may not realize the anticipated benefits because of integration difficulties and other challenges. See “Risk Factors — Risks Relating to Quadvest Acquisition” in our 2025 Form 10-K and “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus supplement.
Non-GAAP Financial Measures
We present Adjusted Net Income, Funds From Operations (“FFO”) and Adjusted Net Debt, each of which is a non-GAAP financial measure. Our net income is prepared in accordance with GAAP and represents our earnings as reported to the SEC. Adjusted Net Income is a non-GAAP financial measure representing GAAP earnings adjusted to exclude the effects of non-utility real estate transactions and costs associated with mergers, acquisitions and integration activities, if any. Adjusted Net Income is provided as additional information for investors to evaluate the performance of our business activities excluding these items. Our management also believes this non-GAAP financial measure helps investors and analysts better understand our actual results. We use Adjusted Net Income as one of our primary performance measurements when communicating with analysts and investors regarding our outlook and results. Adjusted Net Income is also used internally to measure performance. Information reconciling estimated Adjusted Net Income to GAAP net income for 2026 and 2027 as set forth in “— Quadvest and the Anticipated Benefits of the Quadvest Acquisition” above is unavailable to us without unreasonable effort.
FFO is a non-GAAP financial measure representing GAAP operating income plus (i) depreciation and amortization, losses from non-utility real estate transactions, costs associated with mergers and acquisition activities, impairment of long-lived assets, share-based compensation expenses, and other income from cash-based recurring unregulated operations, less (ii) gain from non-utility real estate transactions, cash taxes paid and cash interest paid. FFO is provided as additional information for investors to evaluate the performance of our business activities excluding these items. Our management believes this non-GAAP financial measure helps investors and analysts further evaluate our operating performance. FFO is also used internally to measure performance.
Adjusted Net Debt is a non-GAAP financial measure representing GAAP total debt adjusted to exclude cash and liquid investments, asset retirement obligations and postretirement benefit obligations. Our management believes this non-GAAP measure helps investors and analysts further evaluate our leverage, calculated as FFO as a percentage of Adjusted Net Debt.
However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes. Further, these non-GAAP financial measures should be considered as a supplement to the financial information prepared on a GAAP basis rather than an alternative to the respective GAAP financial measures.

Set forth below is information reconciling GAAP operating income to FFO for 2025, 2024 and 2023 and reconciling GAAP total debt to Adjusted Net Debt as of December 31, 2025, 2024 and 2023:
	As of and For the Year Ended December 31,
(in millions)	2025	2024	2023
Operating income	$177.5	$170.5	$149.4
Depreciation and amortization	115.3	112.9	105.9
Share-based compensation expense	6.4	5.6	4.6
Other income/expense	—	—	2.3
(Gain)/loss on sale of real estate investments (a)	(0.3)	0.6	—
Expenses for mergers and acquisition related activities (b)	3.5	3.4	—
Taxes on (a) and (b) above	(0.9)	(1.1)	—
Cash taxes (paid)/received	(3.2)	0.6	(23.0)
Cash interest paid	(79.4)	(73.3)	(67.5)
Total funds from operations (FFO)	$218.9	$219.2	$171.7
Total balance sheet debt(1)	$1,977.2	$1,829.7	$1,747.2
Adjustments:
Cash and liquid investments	(20.7)	(11.1)	(9.7)
Asset retirement obligations	3.3	3.4	3.3
Postretirement Benefit Obligation	—	—	12.2
Total Adjusted Net Debt	$1,959.8	$1,822.0	$1,752.9
FFO / Adjusted Net Debt	11.2%	12.0%	9.8%

(1)
Total balance sheet debt includes outstanding long-term debt and borrowings under lines of credit.

THE OFFERING
The summary below contains basic information about this offering. It does not contain all of the information you should consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus and the information included or incorporated by reference herein and therein before making an investment decision. In this prospectus supplement summary, the “Company” refers only to H2O America and any successor obligor, and not to any of its subsidiaries.
What are Equity Units?
Equity Units may be either Corporate Units or Treasury Units, as described below. The Equity Units will initially consist of 6,500,000 Corporate Units (or 7,475,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50. You can create Treasury Units from Corporate Units that you own as described below under “How can I create Treasury Units from Corporate Units?”. You can also recreate Corporate Units from Treasury Units that you own as described below under “How can I recreate Corporate Units from Treasury Units?”.
What are the components of a Corporate Unit?
Each Corporate Unit initially consists of a contract to purchase the Company’s common stock in the future, and a 1/20 undivided beneficial ownership interest in $1,000 principal amount of the Company’s RSNs. The undivided beneficial ownership interest in the RSNs corresponds to $50 principal amount of the RSNs. Initially, the RSNs will be issued in minimum denominations of $1,000 and integral multiples of $1,000. You will own the undivided beneficial ownership interest in the RSNs comprising part of each of your Corporate Units, but the RSNs will be pledged to the Company through the collateral agent to secure your obligation under the related purchase contract.
Upon a successful optional remarketing (as described under “What is an optional remarketing?”), the RSNs comprising part of the Corporate Units will be replaced by the Treasury portfolio described below under “What is the Treasury portfolio?”. Once replaced, the applicable ownership interest in the Treasury portfolio will be pledged to the Company through the collateral agent to secure your obligation under the related purchase contract.
What is a purchase contract?
Each purchase contract, whether part of a Corporate Unit or Treasury Unit, obligates you to purchase, and obligates the Company to sell, on November 1, 2029, or if such day is not a business day, the following business day (which is referred to as the “purchase contract settlement date”), for a price of $50 in cash, a number of shares of the Company’s common stock equal to the “settlement rate.” You may satisfy your obligation to purchase the Company’s common stock under the purchase contracts as described under “How can I satisfy my obligation under the purchase contracts?” below.
The settlement rate will be calculated (subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts — Anti-dilution Adjustments” and “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change”) as follows:
•
if the applicable market value (as defined below) of the Company’s common stock is equal to or greater than the “threshold appreciation price” of $68.8231, the settlement rate will be 0.7265 shares of the Company’s common stock (this settlement rate is referred to as the “minimum settlement rate”);

•
if the applicable market value of the Company’s common stock is less than the threshold appreciation price but greater than the “reference price” of $58.5686, the settlement rate will be a number of shares of the Company’s common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•
if the applicable market value of the Company’s common stock is less than or equal to the reference price, the settlement rate will be 0.8537 shares of the Company’s common stock (this settlement rate is referred to as the “maximum settlement rate”).

The “applicable market value” means the average of the volume-weighted average price, or VWAP, of the Company’s common stock on each trading day during the 20 consecutive scheduled trading day period ending on, and including, the third scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of the Company’s common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which the Company’s common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page “HTO US <EQUITY> AQR” (or its equivalent successor if that page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of the Company’s common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). Following a fundamental change described in clause (2) of the definition of “fundamental change” where the holders of the Company’s common stock receive only cash in such fundamental change, the “VWAP” shall be equal to the cash amount paid per share of the Company’s common stock.
A “trading day” means, for purposes of determining a VWAP or closing price, a day (i) on which the principal exchange or quotation system on which the Company’s common stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, as defined in “Description of the Purchase Contracts — Purchase of Common Stock.” The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $68.8231 and represents appreciation of approximately 17.5% over the reference price. The “reference price” is equal to $50 divided by the maximum settlement rate (such quotient rounded to the nearest $0.0001), which is $58.5686 and is approximately equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date the Equity Units are priced.
If 20 trading days for the Company’s common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of the Company’s common stock for each of the remaining trading days will be the VWAP of the Company’s common stock on that third scheduled trading day or, if such day is not a trading day, the closing price, as defined in “Description of the Purchase Contracts — Purchase of Common Stock,” as of such date.
The Company will not issue any fractional shares of the Company’s common stock upon settlement of a purchase contract. Instead of a fractional share, you will receive an amount of cash equal to the fraction of a whole share represented by such fractional share multiplied by the closing price of the Company’s common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time certificates evidencing more than one purchase contract, then the number of shares of the Company’s common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered (including any global security certificate, to the extent permitted by, and practicable under, depository procedures).
Can I settle the purchase contract early?
Prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, subject to certain blackout periods (as described herein), you can settle a purchase contract by paying $50 in cash per Corporate Unit or Treasury Unit (and, under certain circumstances, accrued and unpaid contract adjustment payments payable on the next contract adjustment payment date). If you settle a purchase contract early, your pledged ownership interest in the RSNs, the applicable ownership interests in the Treasury portfolio or the Treasury securities underlying the relevant Treasury Unit, as applicable, will be released to you and 0.7265 shares of the Company’s common stock, subject to adjustments, will be issued to you pursuant to the purchase contract (subject to adjustment as described below under “Description of the Purchase Contracts — Anti-dilution Adjustments”), subject to the provisions described below under “What happens if there is early settlement upon a fundamental change?” with respect to early settlements upon a fundamental change. You may only elect early settlement in integral multiples of 20 Corporate Units or 20 Treasury Units; provided that if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of 80,000 Corporate Units. See “Description of the Purchase Contracts — Early Settlement.”
Your early settlement right is subject to the condition that, if required under the United States federal securities laws, the Company has a registration statement under the Securities Act in effect and an available prospectus covering any securities deliverable upon settlement of a purchase contract. The Company has agreed that, if such a registration statement is required, the Company will use its commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and to provide a prospectus in connection therewith covering any securities to be delivered in respect of the purchase contracts being settled, subject to certain exceptions. In the event that you seek to exercise your early settlement right and a registration statement is required to be effective in connection with the exercise of such right, but no such registration statement is then effective, your exercise of such right will be void unless and until such a registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed, the Company will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until the Company has publicly disclosed such transaction or development; provided that the Company will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.
What is the Treasury portfolio?
Upon a successful optional remarketing, the RSNs will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of United States Treasury securities consisting of:
•
United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the RSNs underlying the undivided beneficial ownership interests in the RSNs included in the Corporate Units on the optional remarketing date;

•
if the optional remarketing settlement date occurs prior to August 1, 2029, with respect to the originally scheduled quarterly interest payment dates on the RSNs that would have occurred on August 1, 2029 and the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to (i) August 1, 2029 (in connection with the interest payment date that would have occurred on August 1, 2029) and (ii) November 1, 2029 (in connection with the interest payment date that would have occurred on the purchase contract settlement date), each in an aggregate amount at maturity equal to the aggregate interest payments (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on August 1, 2029 and the purchase contract settlement date, respectively, on the principal amount of the RSNs included in the Corporate Units on the optional remarketing date;

•
if the optional remarketing settlement date occurs on or after August 1, 2029, United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the RSNs included in the Corporate Units on the optional remarketing date;

If, on the optional remarketing date, United States Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio have a yield that is less than zero, then an amount in cash equal to the aggregate principal amount at maturity of the United States Treasury securities described in the bullet points above will be substituted for the RSNs that are components of the Corporate Units and will be pledged to the Company through the collateral agent to secure the Corporate Unit holders’ obligation to purchase the Company’s common stock under the purchase contracts. In addition, in such case, references to “Treasury security” and “United States Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.
What is a Treasury Unit?
A Treasury Unit is a unit created from a Corporate Unit by substituting the pledged undivided beneficial ownership interest in the RSNs that secures a holder’s obligation under the purchase contract with a sufficient amount of Treasury securities. A Treasury Unit consists of a purchase contract and a 1/20 undivided beneficial ownership interest in a zero-coupon United States Treasury security with a principal amount at maturity of $1,000 that matures on or prior to November 1, 2029 (for example, CUSIP No. 912821KA2, which matures on October 31, 2029), which is referred to as a “Treasury security.” The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to the Company through the collateral agent to secure your obligation under the related purchase contract.
How can I create Treasury Units from Corporate Units?
Each holder of Corporate Units will have the right, at any time prior to a successful remarketing and other than during a blackout period, to substitute Treasury securities, which must be purchased in the open market at the expense of the Corporate Unit holder (unless otherwise owned by the holder), for the related undivided beneficial ownership interest in RSNs held by the collateral agent. The Treasury securities must have an aggregate principal amount at maturity equal to the aggregate principal amount of the RSNs underlying such holder’s Corporate Units. Because the RSNs are issued in minimum denominations of $1,000, holders of Corporate Units may make these substitutions only in integral multiples of 20 Corporate Units. Each of these substitutions will create Treasury Units, and the RSNs underlying the holder’s Corporate Units will be released upon substitution to the holder and will be tradable separately from the Treasury Units.
How can I recreate Corporate Units from Treasury Units?
Each holder of Treasury Units will have the right, at any time prior to a successful remarketing and other than during a blackout period, to recreate Corporate Units, by substituting for the related Treasury securities held by the collateral agent an equal amount of RSNs having a total aggregate principal amount equal to the aggregate principal amount at maturity of the Treasury securities for which substitution is being made. Because the RSNs are issued in minimum denominations of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units. Each of these substitutions will recreate Corporate Units, and the applicable Treasury securities will be released to the holder and will be tradable separately from the Corporate Units.
What payments am I entitled to as a holder of Corporate Units?
Subject to any deferral with respect to contract adjustment payments, as described under “Are payments subject to deferral?” below, holders of Corporate Units will be entitled to receive:
•
quarterly cash distributions consisting of their pro rata share of interest payments on the RSNs, at the rate of 5.300% per year, and

•
quarterly contract adjustment payments at the rate of 2.450% per year on the stated amount of $50 per Corporate Unit until the earliest of the occurrence of:

•
a “termination event” (as defined under “Description of the Purchase Contracts — Termination” in this prospectus supplement),

•
the purchase contract settlement date;

•
the fundamental change early settlement date (in the case of early settlement upon a fundamental change); or

•
the most recent contract adjustment payment date on or before any early settlement with respect to the related purchase contracts (in the case of early settlement other than upon a fundamental change).

The Company’s obligations with respect to the contract adjustment payments will be subordinated and junior in right of payment to the Company’s obligations under any senior indebtedness and will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of the Company’s subsidiaries.
What payments will I be entitled to if I convert my Corporate Units to Treasury Units?
Subject to any deferral with respect to contract adjustment payments, as described under “Are payments subject to deferral?” below, holders of Treasury Units will be entitled to receive quarterly contract adjustment payments from the Company at the rate of 2.450% per year on the stated amount of $50 per Treasury Unit. There will be no interest payments in respect of the interest in Treasury securities that is a component of the Treasury Units. To the extent that such holders of Treasury Units continue to hold the RSNs that were released to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their RSNs, subject to any modifications made thereto pursuant to a successful remarketing.
Are payments subject to deferral?
The Company has the right to defer all or part of the contract adjustment payments but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).
Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to 7.750% per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. Additional contract adjustment payments that accrue on deferred contract adjustment payments are referred to as “compounded contract adjustment payments.” The Company may pay any deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date.
If the Company exercises its option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, the Company generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of the Company’s capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s debt securities that upon a liquidation rank on parity with, or junior to, the contract adjustment payments, or make any guarantee payments under any guarantee by the Company of securities of any of its subsidiaries if the Company’s guarantee ranks on parity with, or junior to, the contract adjustment payments, in each case, subject to the exceptions set forth under “Description of the Purchase Contracts — Contract Adjustment Payments.”
The Company does not have the right to defer payments of interest on the RSNs.
What are the payment dates for the Corporate Units and Treasury Units?
Subject to any deferral with respect to contract adjustment payments as described under “Are payments subject to deferral?” above, the payments described above in respect of the Corporate Units and the Treasury Units will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (except that if any such date is not a business day, interest and contract adjustment payments will be payable on the following business day, without adjustment for such delay), commencing February 1, 2027. The Company will make these payments to the person in whose name the Corporate

Unit or the Treasury Unit, as applicable, is registered at the close of business on the record date, subject to certain exceptions described herein. If the Corporate Units and Treasury Units are held in book-entry form, the “record date” means the business day immediately preceding the applicable payment date. If the Corporate Units and the Treasury Units are not held in book-entry form, the “record date” means the fifteenth day of the calendar month immediately preceding the calendar month in which the relevant payment date falls (whether or not a business day).
What is a remarketing?
Each of an “optional remarketing” and a “final remarketing” is referred to as a “remarketing.” In a remarketing, the RSNs that are a part of Corporate Units (except, with respect to a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs that were formerly part of Corporate Units but are now held by a holder as a separate security (the “separate RSNs”) whose holders have elected to participate in the remarketing will be remarketed as described below under “What is an optional remarketing?” or, if no optional remarketing has occurred or is successful, in a final remarketing as described below under “What is a final remarketing?”.
In consultation with the remarketing agent and without the consent of any holders of RSNs, the Company will remarket the RSNs as fixed-rate notes.
Following any successful remarketing of the RSNs:
•
the interest rate on the RSNs may be reset as described below and under “When will the interest rate on the RSNs be reset and what is the reset rate?” below; and

•
interest will be payable on the RSNs semi-annually on May 1 and November 1 of each year.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing.
In order to remarket the RSNs, the remarketing agent, in consultation with the Company, may reset the interest rate on the RSNs (either upward or downward) in order to produce the required price in the remarketing as discussed under “What is an optional remarketing?” and “What is a final remarketing?”.
During the applicable blackout period relating to a remarketing:
•
you may not settle a purchase contract early;

•
you may not create Treasury Units; and

•
you may not recreate Corporate Units from Treasury Units.

The Company has agreed to enter into a remarketing agreement with one or more remarketing agents, which is referred to as the “remarketing agent,” no later than 20 days prior to the first day of the final remarketing period or, if the Company elects to conduct an optional remarketing, no later than five business days prior to the first day of the applicable optional remarketing period. The Company will separately pay a fee to the remarketing agent for its services. The holders of the RSNs included in any remarketing will not be responsible for such fee.
What is an optional remarketing?
Unless a termination event has occurred, the Company may elect, at its option, to remarket the RSNs on any optional remarketing date occurring during the “period for optional remarketing” beginning on and including April 27, 2029 (the second business day immediately preceding the May 1, 2029 interest payment date) and ending on and including October 5, 2029 (the sixth business day prior to the beginning of the final remarketing period), unless the RSNs have been previously successfully remarketed. In any optional remarketing, the RSNs that are a part of Corporate Units and any separate RSNs whose holders have elected to participate in the optional remarketing will be remarketed. Any optional remarketing during the period for optional remarketing will occur during one or more periods of up to

15 business days selected by the Company; any such period of up to 15 business days selected by the Company for an optional remarketing is referred to as an “optional remarketing period,” a remarketing that occurs during an optional remarketing period as an “optional remarketing” and the date the RSNs are priced in an optional remarketing as the “optional remarketing date.” If the Company elects to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs that results in aggregate proceeds of at least 100% of the aggregate of (i) the price of the Treasury portfolio described below under “What is the Treasury portfolio?”, which is referred to as the “Treasury portfolio purchase price,” and (ii) the separate RSNs purchase price as defined under “Description of the Remarketable Senior Notes — Remarketing of RSNs That Are Not Included in Corporate Units.” The Company will request that The Depository Trust Company, or DTC, which is referred to as the “depository,” notify its participants holding Corporate Units, Treasury Units and separate RSNs of the Company’s election to conduct an optional remarketing no later than five business days prior to the first day of any optional remarketing period.
An optional remarketing will be considered successful if the remarketing agent is able to remarket the RSNs at a price that results in aggregate proceeds of at least 100% of the Treasury portfolio purchase price and the separate RSNs purchase price.
Following a successful optional remarketing, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described in the following paragraph, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the RSNs underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the proceeds attributable to the separate RSNs sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate RSNs.
Following a successful optional remarketing, each Corporate Unit holder’s applicable ownership interest in the Treasury portfolio or cash will be substituted for the holder’s undivided beneficial ownership interest in the RSNs as a component of the Corporate Units, and the portions of the Treasury portfolio described in the first bullet under “What is the Treasury portfolio?” or such cash will be pledged to the Company through the collateral agent to secure the Corporate Unit holder’s obligation under the related purchase contract. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract. The proceeds from the portions of the Treasury portfolio described in the second bullet (if the optional remarketing settlement date occurs prior to August 1, 2029) or third bullet (if the optional remarketing settlement date occurs on or after August 1, 2029), as applicable, under “What is the Treasury portfolio?”, which will equal the interest payments (assuming no reset of the interest rate) that would have been paid on August 1, 2029 (if the optional remarketing settlement date occurs prior to such date) and the purchase contract settlement date on the RSNs that were components of the Corporate Units at the time of the remarketing, will be paid to the Corporate Unit holders on such date or dates, as applicable.
If the Company elects to conduct an optional remarketing and that remarketing is successful:
•
settlement with respect to the remarketed RSNs will occur on the second business day following the optional remarketing date, unless the remarketed RSNs are priced after 4:30 p.m., New York City time, on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date (such settlement date is referred to as the “optional remarketing settlement date”);

•
the interest rate on the RSNs will be reset by the remarketing agent in consultation with the Company on the optional remarketing date and will become effective on the optional remarketing settlement date;

•
the other modifications to the terms of the RSNs, as described under “What is a remarketing?” above, will become effective;

•
after the optional remarketing settlement date, the Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio or cash, as described above; and

•
holders may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If the Company does not elect to conduct an optional remarketing, or no optional remarketing succeeds for any reason, the RSNs will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the RSNs during the final remarketing period, as described under “What is a final remarketing?” below.
At any time and from time to time during any optional remarketing period prior to the announcement of a successful optional remarketing, the Company has the right to postpone any remarketing in the Company’s sole and absolute discretion.
What is a final remarketing?
Unless a termination event or a successful optional remarketing has previously occurred, the Company will remarket the RSNs during the ten business day period ending on, and including, October 29, 2029 (the third business day immediately preceding the purchase contract settlement date). Such period is referred to as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the RSNs are priced in the final remarketing as the “final remarketing date.” In the final remarketing, the RSNs that are a part of Corporate Units (except where the holder thereof has elected to settle the purchase contract through payment of separate cash) and any separate RSNs whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs to be remarketed that results in proceeds of at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing. The Company will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing no later than seven days prior to the first day of the final remarketing period. The Company has the right to postpone the final remarketing in the Company’s sole and absolute discretion on any day prior to the last three business days of the final remarketing period.
A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the RSNs for a price of at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing.
Upon a successful final remarketing, settlement with respect to the remarketed RSNs will occur on the purchase contract settlement date. On the final remarketing date the interest rate on the RSNs will be reset by the remarketing agent in consultation with the Company and will become effective on the purchase contract settlement date and the other modifications to the terms of the RSNs, as described under “What is a remarketing?” above, will become effective.
Following a successful final remarketing, the collateral agent will remit the portion of the proceeds equal to the total principal amount of the RSNs underlying the Corporate Units to the Company to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts. Any excess proceeds attributable to RSNs underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of the RSNs. Proceeds from the final remarketing attributable to the separate RSNs remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the separate RSNs that were remarketed.
What happens if the RSNs are not successfully remarketed?
If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the RSNs during the final remarketing period at a price at least equal to 100% of the aggregate principal amount of RSNs offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all RSNs will have the right to put their RSNs to the Company for an amount equal to the principal amount of their RSNs. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to RSNs underlying the Corporate Units unless, prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and, on or prior to the business day immediately preceding the purchase contract settlement date, delivers to the securities intermediary (as defined below) $50 in cash per purchase contract. This settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. Unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the proceeds of the put option against the holder’s obligations to the Company under the related purchase contracts, thereby satisfying the holder’s obligations in full, and the RSNs underlying such Corporate Units will be delivered to the Company and cancelled.
Do I have to participate in the remarketing?
No. You may elect not to participate in any remarketing and to retain the RSNs underlying the undivided beneficial ownership interests in RSNs comprising part of your Corporate Units by (1) creating Treasury Units at any time other than during a blackout period, (2) settling the related purchase contracts early at any time other than during a blackout period or (3) in the case of a final remarketing, notifying the purchase contract agent in writing prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of your intention to settle your obligation under the related purchase contracts on the purchase contract settlement date in cash and delivering such cash payment required under the purchase contracts to the securities intermediary on or prior to 4:00 p.m., New York City time, on the business day immediately prior to the first day of the final remarketing period. You can only elect to satisfy your obligation in cash in increments of 20 Corporate Units. See “Description of the Purchase Contracts — Notice to Settle with Cash.”
Which provisions will govern the RSNs following the remarketing?
The RSNs will continue to be governed by the Senior Notes Indenture, to be dated as of the original issuance date, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Senior Notes Indenture Trustee”). However, following any successful remarketing of the RSNs, the interest rate on the RSNs will be reset and interest will be payable semi-annually.
If I am holding separate RSNs, can I still participate in a remarketing of the RSNs?
Yes. If you hold separate RSNs, you may elect to have your RSNs remarketed by the remarketing agent along with the RSNs underlying the Corporate Units as described under “Description of the Remarketable Senior Notes — Remarketing of RSNs That Are Not Included in Corporate Units.” You may also participate in any remarketing by recreating Corporate Units at any time prior to the remarketing, other than during a blackout period.
How can I satisfy my obligation under the purchase contracts?
You may satisfy your obligation under the purchase contracts as follows:
•
on an early settlement date as described under “Can I settle the purchase contract early?” above and under “What happens if there is early settlement upon a fundamental change?” below;

•
on the purchase contract settlement date if you own Corporate Units:

•
through the automatic application of the portion of the proceeds of a successful remarketing during the final remarketing period equal to the total principal amount of the RSNs underlying the Corporate Units, as described under “What is a final remarketing?” above; or

•
in the case of a successful optional remarketing, through the automatic application of the portion of the proceeds from the Treasury portfolio or cash equal to the total principal amount of the RSNs if the Treasury portfolio or cash has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, as described under “What is an optional remarketing?” above; or

•
through cash settlement as described under “Do I have to participate in the remarketing?” above or through exercise of the put right or cash settlement as described under “What happens if the RSNs are not successfully remarketed?” above; or

•
on the purchase contract settlement date if you own Treasury Units through the automatic application of the proceeds of the interest in Treasury securities underlying the Treasury Units.

In addition, the purchase contract and pledge agreement that governs the Equity Units provides that your obligation under the purchase contract will be terminated without any further action or notice upon the occurrence of a termination event, as defined under “Description of the Purchase Contracts — Termination.”
If you settle a purchase contract early (other than pursuant to your fundamental change early settlement right), you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date; provided that, under certain circumstances, you will be required to pay all contract adjustment payments payable on the contract adjustment payment date next succeeding the early settlement date to the Company in order to exercise the early settlement right. See “Description of the Purchase Contracts — Early Settlement.” If you settle a purchase contract early pursuant to your fundamental change early settlement right, you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and the Company is not deferring the related contract adjustment payment, in which case the Company will instead pay accrued and unpaid contract adjustment payments to the holder of the purchase contract as of such record date. See “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change.”
If the purchase contracts are terminated as a result of a termination event, you will not have any right to receive accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon). See “Description of the Purchase Contracts — Termination.”
What interest payments will I receive on the RSNs or on the undivided beneficial ownership interests in the RSNs?
The RSNs will bear interest at the rate of 5.300% per year from the original issuance date to the purchase contract settlement date or, if earlier, the optional remarketing settlement date, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing on February 1, 2027 (except that if any such date is not a business day, interest will be payable on the following business day, without adjustment for such delay). On and after the purchase contract settlement date or, if earlier, the optional remarketing settlement date, interest on the RSNs will be payable at the reset rate (as defined under “When will the interest rate on the RSNs be reset and what is the reset rate?” below), or, if the interest rate has not been reset, at the initial interest rate of 5.300% per year. If a remarketing is successful, interest on the RSNs thereafter will be payable semi-annually. See “What is a remarketing?” above.
When will the interest rate on the RSNs be reset and what is the reset rate?
The interest rate on the RSNs may be reset in connection with a successful remarketing as described above under “What is an optional remarketing?” and “What is a final remarketing?”. In connection with the remarketing, the Company will remarket the RSNs as fixed-rate notes. The “reset rate” will be the interest rate determined by the remarketing agent, in consultation with the Company, as the rate that the RSNs should bear in order for the remarketing agent to remarket the RSNs on the remarketing date for a price that results in aggregate proceeds of at least 100% of the Treasury portfolio purchase price plus the separate RSNs purchase price, if any, in the case of an optional remarketing, or at least 100% of the aggregate principal amount of the RSNs being offered in the remarketing, in the case of a final remarketing. In any case, the reset rate may be higher or lower than the initial interest rate on the RSNs depending on the results of the remarketing and market conditions at that time. The interest rate on the RSNs will not be reset if there is not a successful remarketing, and the RSNs will continue to bear interest at the applicable initial interest rate. Any reset rate will not exceed the maximum rate permitted by applicable law.
What happens if there is early settlement upon a fundamental change?
If the Company is involved in a transaction that constitutes a fundamental change (as defined below) prior to the 30th scheduled trading day preceding the purchase contract settlement date, you will have the right, subject to certain conditions, to accelerate and settle a purchase contract early at the settlement rate determined as described under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change,” plus an additional make-whole amount of shares, or the “make-whole shares,” so long as at such time, if required under the United States federal securities laws, there is in effect a registration statement covering any securities to be issued and delivered in connection with such fundamental change early settlement. This right is referred to as the “fundamental change early settlement right.”
A “fundamental change” will be deemed to have occurred if any of the following occurs: (1) except in connection with transactions described in clause (2), a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its direct or indirect wholly-owned subsidiaries and its and their employee benefit plans, has become, and files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act that discloses that such “person” or “group” has become, the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Company’s common stock representing more than 50% of the voting power of the Company’s common stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made; provided that no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer; (2) the consummation of (A) any recapitalization, reclassification or change of the Company’s common stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) as a result of which the Company’s common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Company’s common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than one or more of its direct or indirect subsidiaries; (3) the Company’s common stock (or other common stock underlying the purchase contracts) ceases to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or The Texas Stock Exchange (or any of their respective successors) unless the Company’s common stock has been accepted or admitted for trading on another of such exchanges; or (4) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; provided that a transaction or transactions described in clause (2) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the Company’s common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or The Texas Stock Exchange (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the purchase contracts relate to such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights. If any transaction in which the Company’s common stock is replaced by the common stock or other common equity of another entity occurs, following the completion of the related fundamental change exercise period, references to the Company in the “fundamental change” definition shall instead be references to such other entity.

The Company will provide each of the holders of Equity Units and the purchase contract agent with a written notice of the completion of a fundamental change within four scheduled trading days after the effective date of such fundamental change. The notice will specify (1) a date (subject to postponement, as described below, the “fundamental change early settlement date”), which will be at least 26 scheduled trading days after the date of such notice and one business day before the purchase contract settlement date, on which date the Company will deliver shares of the Company’s common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, which will be no earlier than the second scheduled trading day before the fundamental change early settlement date, (3) the first scheduled trading day of the deemed market value averaging period, which shall be the 22nd scheduled trading day prior to the fundamental change early settlement date, (4) the reference price, the threshold appreciation price and the fixed settlement rates, (5) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable upon settlement and (6) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right with respect to any purchase contracts, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in St. Paul, Minnesota during the period beginning on, and including, the date the Company delivers notice to holders that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the second scheduled trading day before the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), payment of $50 for each purchase contract being settled in immediately available funds.
If you exercise the fundamental change early settlement right, the Company will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units (as defined herein), if applicable) equal to the settlement rate described above, plus the number of make-whole shares determined by reference to the table set forth under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change.” In addition, on the fundamental change early settlement date, the Company will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and the Company is not deferring the related contract adjustment payment, in which case the Company will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. If the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date and the Company is deferring such contract adjustment payment, the Company will pay you any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date on the fundamental change early settlement date. The RSNs or applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, will be released from the pledge under the purchase contract and pledge agreement and delivered to you on the fundamental change early settlement date. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and be subject to normal settlement on the purchase contract settlement date.
The Company has agreed that, if required under the United States federal securities laws, the Company will use its commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement, subject to certain exceptions. In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the third scheduled trading day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third scheduled trading day following the end of the fundamental change exercise period. The Company will provide each of the holders and the purchase contract agent with a written notice of any such extension and postponement at least 23 scheduled trading days prior to the postponed fundamental change early settlement date.
Unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the RSNs as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 80,000 Corporate Units.
A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.
What is the ranking of the RSNs?
The RSNs will be direct, unsecured and unsubordinated obligations of the Company ranking equally with all other unsecured and unsubordinated obligations of the Company from time to time outstanding. Since the Company is a holding company, the right of the Company and, hence, the right of creditors of the Company (including holders of the RSNs) to participate in any distribution of the assets of any subsidiary of the Company, whether upon liquidation, reorganization or otherwise, is structurally subordinated to claims of creditors and any preferred stockholders of each subsidiary. The RSNs will be effectively subordinated to all secured indebtedness of the Company. See “Description of the Remarketable Senior Notes — Ranking” herein and “Description of Debt Securities — General” in the accompanying prospectus.
How will the RSNs be evidenced?
The RSNs that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The RSNs that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.
In a few special situations described in “Description of the Remarketable Senior Notes — Book-Entry Issuance — The Depository Trust Company,” book-entry securities representing the RSNs will terminate and interests in them will be exchanged for physical certificates representing the RSNs.
What are the United States federal income tax considerations related to the Equity Units and RSNs?
Although the Internal Revenue Service (the “IRS”) has issued a revenue ruling addressing the treatment of units similar to the Equity Units (the “Revenue Ruling”), no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments substantially similar to the Equity Units for United States federal income tax purposes. Accordingly, no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the RSNs as indebtedness for United States federal income tax purposes.
The terms of the Equity Units are similar to the terms of the units considered in the Revenue Ruling noted above, although they vary in some respects. Based on the Revenue Ruling, the facts contained in this prospectus supplement and other relevant documents, the terms of the relevant documents and certain assumptions and representations, although the matter is not free from doubt, a beneficial owner of Equity Units will be treated for United States federal income tax purposes as separately owning the purchase contract and the undivided beneficial ownership interests in the RSNs, the Treasury portfolio or the Treasury securities constituting the Equity Unit, as applicable. By purchasing the Corporate Units, you will be deemed to have agreed to treat the Equity Units in that manner for all United States federal income tax purposes. In addition, you must allocate the purchase price of the Corporate Units between the RSNs and the purchase contract in proportion to their respective fair market values, which will establish your initial tax basis in the RSNs and the purchase contract. With respect to each Corporate Unit purchased in the offering, you will be deemed to have agreed to allocate $50 to the undivided beneficial ownership interest in the RSNs and $0 to the purchase contract. For a more comprehensive discussion of the Revenue Ruling, please see “Material United States Federal Income Tax Considerations.”
The Company intends to treat the RSNs as “variable rate debt instruments” that are subject to applicable United States Treasury regulations that apply to “reset bonds.” Under this treatment, you will be required to take into account interest payments on the RSNs at the time they are received or accrued in accordance with your regular method of accounting for tax purposes. However, there are no United States Treasury regulations, rulings or other authorities that directly address the United States federal income tax treatment of debt instruments that are substantially similar to the RSNs, and therefore the United States federal income tax treatment of the RSNs is unclear. Under possible alternative characterizations of the RSNs, you may be required to accrue interest income in amounts that exceed the stated interest on the RSNs and/or treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, remarketing or other taxable disposition of an RSN. See “Material United States Federal Income Tax Considerations — United States Holders — The RSNs — Treatment of the RSNs.”
If the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, a beneficial owner of Corporate Units generally will be required to include in gross income its allocable share of any payments of “qualified stated interest” made with respect to such owner’s applicable ownership interest in the Treasury portfolio, and, if appropriate, “original issue discount” or “acquisition discount” (as described under “Material United States Federal Income Tax Considerations”) on the applicable ownership interest in the Treasury portfolio.
The Company intends to treat contract adjustment payments as taxable ordinary income to a United States Holder (as defined under “Material United States Federal Income Tax Considerations”) when received or accrued, in accordance with the United States Holder’s regular method of tax accounting. The Company intends to treat any contract adjustment payments paid to a Non-United States Holder (as defined under “Material United States Federal Income Tax Considerations”) as payments generally subject to United States federal withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax or such payments are taxable as “effectively connected income” to a Non-United States Holder, and in each case the Non-United States Holder satisfies the relevant certification requirements.
For a more comprehensive discussion of the United States federal income tax consequences of an investment in the Equity Units, please see “Material United States Federal Income Tax Considerations.” Prospective investors in Equity Units should consult their tax advisors regarding the particular tax consequences to them of the purchase, ownership and disposition of Equity Units (including the application and effects of any state, local, or foreign and other tax laws).
Are there limitations on the purchase, holding or disposition of the Corporate Units with assets of, or on behalf of, an employee benefit plan?
Yes. The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and similar federal, state and local laws that are substantively similar or are of similar effect impose restrictions on the purchase, holding and disposition of Corporate Units (and the securities underlying the Corporate Units) by employee benefit plans or similar arrangements that are subject to those laws. Corporate Units (and the securities underlying the Corporate Units) may be purchased with assets of, or on behalf of, a United States employee benefit plan or similar arrangement subject to the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code and/or similar federal, state and local laws applicable to investments by such employee benefit plan or similar arrangement. An investing fiduciary that proposes to cause a United States employee benefit plan or similar arrangement, or to act on behalf of, or use assets of, a United States employee benefit plan or similar arrangement, to purchase Corporate Units (and the securities underlying the Corporate Units) should consult its own counsel regarding the potential applicability of ERISA, the Code and/or similar federal, state or local laws that are substantively similar or are of similar effect applicable to such investment, the potential consequences in its specific circumstances, and whether any exemption or exemptions would be applicable and should determine on its own whether all conditions of such exemption or exemptions have been satisfied. See “Certain ERISA Considerations.”
What are the rights and privileges of the Company’s common stock?
The shares of the Company’s common stock that holders of Equity Units will be obligated to purchase under the purchase contracts have one vote per share. For more information, please see the discussion of the Company’s common stock in the accompanying prospectus under the heading “Description of Capital Stock.” As of September 30, 2026, there were 48,318,991 shares of the Company’s common stock outstanding.
What are the uses of proceeds from the offering?
The Company estimates that the net proceeds from this offering will be $315.3 million ($362.5 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions but before deducting other offering expenses.
The Company intends to use the net proceeds of this offering for general corporate purposes, which may include acquisitions, capital expenditures or debt repayment, in line with its previously communicated capital plans, and to satisfy a portion of its future equity needs to refinance a portion of its debt maturing in 2029. See “Use of Proceeds.”
What are the risks relating to the Equity Units?
See “Risk Factors” and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, including the risk factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and, to the extent applicable, in the Company’s subsequent Quarterly Reports on Form 10-Q, before you make an investment decision pursuant to this prospectus supplement and the accompanying prospectus.
The Offering — Explanatory Diagrams
The following diagrams illustrate some of the key features of the purchase contracts and the undivided beneficial ownership interests in RSNs, Corporate Units and Treasury Units.

Corporate Units
A Corporate Unit consists of two components as described below:
Purchase Contract	1/20 Ownership Interest in the RSNs(2)
(Owed to Holder) The Company’s common stock at Purchase Contract Settlement Date (November 1, 2029) + Contract Adjustment Payments 2.450% per annum paid quarterly(1)	(Owed to Holder) Interest 5.300% per annum paid quarterly (following a successful remarketing, interest will be payable at a reset rate and will be payable semi-annually)

(Owed to H2O America) $50 at Purchase Contract Settlement Date (November 1, 2029)	(Owed to Holder) $50 at Maturity (November 1, 2031)(3)

(1)
Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts — Contract Adjustment Payments” below.

(2)
Each owner of an undivided beneficial ownership interest in RSNs will be entitled to 1/20 of each interest payment paid on the RSNs in respect of a $1,000 principal amount RSN.

(3)
The RSNs will be issued in minimum denominations of $1,000, except in limited circumstances following a termination event. Each undivided beneficial ownership interest in RSNs represents a 1/20 undivided beneficial ownership interest in an RSN having a principal amount of $1,000.

The holder of a Corporate Unit owns the 1/20 undivided beneficial ownership interest in RSNs having a principal amount of $1,000 that form a part of the Corporate Unit, but will pledge such interests to the Company through the collateral agent to secure the holder’s obligations under the related purchase contract.
If the Treasury portfolio has replaced the RSNs as a result of a successful optional remarketing, the applicable ownership interests in the Treasury portfolio or cash, as applicable, will replace the RSNs as a component of the Corporate Unit.
Treasury Units
A Treasury Unit consists of two components as described below:(1)
Purchase Contract	1/20 Ownership Interest in Treasury Security
(Owed to Holder) The Company’s common stock at Purchase Contract Settlement Date (November 1, 2029) + Contract Adjustment Payments 2.450% per annum paid quarterly(2)

(Owed to H2O America) $50 at Purchase Contract Settlement Date (November 1, 2029)	(Owed to Holder) $50 at Maturity (on or prior to November 1, 2029)

(1)
Treasury Units may only be created in integral multiples of 20 Corporate Units. As a result, the creation of 20 Treasury Units will release $1,000 principal amount of RSNs held by the collateral agent. During a blackout period or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.

(2)
Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts — Contract Adjustment Payments” below.

The holder of a Treasury Unit owns the 1/20 undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury Unit, but will pledge it to the Company through the collateral agent to secure the holder’s obligation under the related purchase contract.
Purchase Contract
Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of the Company’s common stock on the purchase contract settlement date. In addition, the purchase contracts require the Company to make contract adjustment payments as shown in the diagrams on the preceding pages.
Value of Shares Delivered Upon Settlement of a Purchase Contract	Number of Shares Delivered Upon Settlement of a Purchase Contract

Applicable Market Value(6)	Applicable Market Value(6)

(1)
The “reference price” is $50 divided by the maximum settlement rate (such quotient rounded to the nearest $0.0001), which is $58.5686 and is approximately equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date the Equity Units are priced.

(2)
The “threshold appreciation price” is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $68.8231 and represents appreciation of approximately 17.5% over the reference price.

(3)
If the applicable market value of the Company’s common stock is less than or equal to the reference price of $58.5686, the number of shares of the Company’s common stock to be delivered to a holder of an Equity Unit will be 0.8537 shares (subject to adjustment).

(4)
If the applicable market value of the Company’s common stock is greater than the reference price and less than the threshold appreciation price of $68.8231, the number of shares of the Company’s common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the applicable market value, rounded to the nearest ten thousandth of a share (subject to adjustment).

(5)
If the applicable market value of the Company’s common stock is greater than or equal to the threshold appreciation price, the number of shares of the Company’s common stock to be delivered to a holder of an Equity Unit will be 0.7265 shares (subject to adjustment).

(6)
The “applicable market value” means the average of the VWAP of the Company’s common stock on each trading day during the 20 consecutive scheduled trading day period ending on, and including, the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs during such period).

The RSNs
The RSNs have the terms described below:
RSNs
(Owed to Holder) Interest 5.300% per annum paid quarterly(1) (following a successful remarketing interest will be payable at a reset rate and will be payable semi-annually)

(Owed to Holder) $1,000 at Maturity (November 1, 2031)

(1)
Interest payment dates may be adjusted in a successful remarketing as described under “Description of the Remarketable Senior Notes — Remarketing.”

Transforming Corporate Units into Treasury Units and RSNs

(1)
Each holder will own a 1/20 undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, an RSN having a principal amount of $1,000.

(2)
RSNs will be issued in minimum denominations of $1,000 and integral multiples thereof, except in limited circumstances following a termination event.

(3)
Interest payment dates may be adjusted in a successful remarketing as described under “Description of the Remarketable Senior Notes — Remarketing.”

(4)
Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts — Contract Adjustment Payments.”

The diagram above describes each of a Corporate Unit, a Treasury Unit and separate RSNs.
•
Because the RSNs are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 20 Corporate Units.

•
To create 20 Treasury Units, a holder separates 20 Corporate Units into their two components —  20 purchase contracts and an RSN having a principal amount of $1,000 — and then combines the purchase contracts with a Treasury security that matures on or prior to November 1, 2029 and has a principal amount at maturity of $1,000.

•
The RSN, which is no longer a component of Corporate Units, is released from the pledge under the purchase contract and pledge agreement and delivered to the holder and is tradable as a separate security.

•
A holder owns the Treasury security that forms a part of the 20 Treasury Units but will pledge it to the Company through the collateral agent to secure the holder’s obligation under the related purchase contracts.

•
Each Treasury security together with the 20 purchase contracts constitutes 20 Treasury Units.

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During a blackout period or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.

•
Unless a blackout period is occurring or there has been a successful remarketing, the holder can also transform 20 Treasury Units and an RSN having a principal amount of $1,000 into 20 Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Units, will be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and will be tradable as a separate security.

Illustrative Remarketing Timeline
The following timeline is for illustrative purposes only. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement and the form of remarketing agreement that will be an exhibit to the purchase contract and pledge agreement. This timeline assumes that the Company will elect to conduct an optional remarketing during the first permissible time period for an optional remarketing period.
Date	Event
April 20, 2029 (five business days prior to the first day of the optional remarketing period)	The Company will, or the Company will request that the depository, notify holders of Corporate Units, Treasury Units and separate RSNs of the Company’s election to conduct an optional remarketing. Such notice will specify the first day of the optional remarketing period and the procedures to be followed in the optional remarketing.
April 25, 2029 (two business days prior to the beginning of the optional remarketing period)
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Last day prior to the optional remarketing to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units if the optional remarketing is not successful);

•
Last day prior to the optional remarketing for holders of Corporate Units to settle the related purchase contracts early (holders may once again be able to settle early if the optional remarketing is not successful or after the blackout period has concluded for such optional remarketing); and

• Last day for holders of separate RSNs to give notice of their election or to revoke their election to participate in the optional remarketing.

Date	Event
Any 15 business day period from April 27, 2029 to October 5, 2029
Optional remarketing period:
•
if the optional remarketing is successful, the Company will issue a press release on the business day after the optional remarketing date, the remarketing agent will purchase the Treasury portfolio and the settlement date for the optional remarketing will occur on the second business day following the optional remarketing date (unless the remarketed RSNs are priced after 4:30 p.m., New York City time, on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date); and

• if the optional remarketing is not successful, the Company will issue a press release at the end of the optional remarketing period.
One or more additional 15 business day periods from April 27, 2029 to October 5, 2029	If the Company elected to conduct an optional remarketing as described above and such optional remarketing was not successful, the Company may elect to conduct one or more additional optional remarketings (and will follow procedures similar to those described above for any such additional optional remarketing).
No later than October 9, 2029 (seven calendar days prior to the first day of the final remarketing period)	If there has not been a successful optional remarketing, the Company will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing. Such notice will specify the final remarketing period and the procedures to be followed in the final remarketing.
October 9, 2029 (seven calendar days prior to the first day of the final remarketing period)	First day for holders of Corporate Units to give notice of election to settle purchase contracts with separate cash.
October 12, 2029 (two business days prior to the first day of the final remarketing period)	• Last day to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units if no successful optional remarketing has occurred;

•
Last day for holders of Corporate Units to give notice of election to settle the related purchase contracts with separate cash on the purchase contract settlement date (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful);

• Last day for holders of separate RSNs to give notice of their election or to revoke their election to participate in the final remarketing; and
• Last day for holders of Corporate Units to settle the related purchase contracts early.
October 15, 2029 (one business day prior to the first day of the final remarketing period)	Last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract settlement date to pay the purchase price (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful).

Date	Event
October 16, 2029 to October 29, 2029 (final remarketing period)	If there has not been a successful optional remarketing, the Company will attempt a remarketing during the final remarketing period. The Company may elect to postpone the final remarketing on any day other than one of the last three business days of the final remarketing period.
October 30, 2029 (two business days prior to the purchase contract settlement date)
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If the final remarketing has not been successful, last day for holders of Corporate Units to elect to settle the related purchase contracts with separate cash on the purchase contract settlement date; and

• Last day for holders of Treasury Units to settle the related purchase contracts early.
October 31, 2029 (one business day prior to the purchase contract settlement date)	If the final remarketing has not been successful, last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract settlement date to pay the purchase price.
November 1, 2029 (or if such day is not a business day, the following business day)	Purchase contract settlement date and settlement date for any successful final remarketing of the RSNs.

RISK FACTORS
An investment in the Equity Units involves a number of risks. The Corporate Units consist of a purchase contract to acquire the Company’s common stock and an interest in the RSNs issued by the Company. When considering an investment in the Corporate Units, you are making an investment decision with respect to the Company’s common stock and the RSNs as well as the Corporate Units. You can create Treasury Units from Corporate Units by substituting Treasury securities for the RSNs; you would be making an investment decision with respect to the Company’s common stock and the RSNs as well as the Treasury Units in such case. You should carefully review the information in this prospectus supplement and the accompanying prospectus about these securities.
See the risk factors described in our 2025 Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read this entire prospectus supplement and the accompanying prospectus and the information included or incorporated by reference herein and therein before making an investment decision. In particular, we urge you to consider carefully the factors set forth below and such risk factors as may be updated from time to time in our public filings. Any of these risks could materially and adversely affect our business, financial condition, results of operations and prospects and the actual outcome of matters as to which forward-looking statements are made in this prospectus supplement and the accompanying prospectus. As a result, the trading price of the Equity Units could decline, and you could lose some or all of your investment. While we believe we have identified and discussed below in the accompanying prospectus and in the documents incorporated by reference herein and therein the material risks affecting our business, there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect our business, financial condition, results of operations and prospects in the future.
As used in this “Risk Factors” section, “we,” “us,” “our” or similar terms refer to H2O America, together with its consolidated subsidiaries.
See “Where You Can Find More Information” on page S-iv.
Risks Relating to the Equity Units
You assume the risk that the market value of the Company’s common stock may decline.
The number of shares of the Company’s common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average of the VWAP of the Company’s common stock on each trading day of the 20 consecutive scheduled trading day period ending on, and including, the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs during such period), which is referred to as the applicable market value. There can be no assurance that the market value of common stock you receive on the purchase contract settlement date will be equal to or greater than the reference price (which is $58.5686, approximately equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date the Equity Units are priced). If the applicable market value of the common stock is less than the reference price, the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will be less than the effective price per share you paid for the common stock. Accordingly, you assume the risk that the market value of the Company’s common stock may decline and that the decline could be substantial.
In addition, because the number of shares delivered to you on the purchase contract settlement date will be based upon the applicable market value, which is in turn calculated on the basis of the average of the VWAP per share of the Company’s common stock on each trading day of the 20 consecutive scheduled trading day period ending on, and including, the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs during such period), the shares of common stock you receive on the purchase contract settlement date may be worth less than the shares of common stock you would have received had the applicable market value been equal to the VWAP per share of the Company’s common stock on the purchase contract settlement date or the average of the VWAP of the Company’s common stock over a different period of days.
The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in the Company’s common stock.
Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in the Company’s common stock. This opportunity is less, because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will only exceed the reference price (which is $58.5686, approximately equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date the Equity Units are priced) if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of approximately 17.5% over the reference price). If the applicable market value of the Company’s common stock exceeds the reference price but does not exceed the threshold appreciation price, you will realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of the Company’s common stock equals or exceeds the threshold appreciation price, you would receive on the purchase contract settlement date only approximately 85.1% of the number of shares of common stock you could have purchased with $50.00 at the closing price of the Company’s common stock on the date of the pricing of the Equity Units.
The trading prices of the Corporate Units and Treasury Units are expected to be affected by, among other things, the trading prices of the Company’s common stock, the general level of interest rates and the Company’s credit quality.
The trading prices of Corporate Units, which the Company intends to apply to list on the Nasdaq, and Treasury Units in the secondary market are expected to be affected by, among other things, the trading prices of the Company’s common stock, the general level of interest rates and the Company’s credit quality. It is impossible to predict whether the price of the Company’s common stock or interest rates will rise or fall. The price of the Company’s common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, many of which events and factors are beyond the Company’s control. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, the Treasury Units, the RSNs and the Company’s common stock.
If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to the Company’s common stock, but you will be subject to all changes affecting the Company’s common stock.
If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to the Company’s common stock, such as voting rights and rights to receive dividends or other distributions on the Company’s common stock. However, you will be subject to all changes affecting the Company’s common stock. You will only be entitled to rights with respect to the Company’s common stock if and when the Company delivers shares of common stock in exchange for Corporate Units or Treasury Units on the purchase contract settlement date, or on the settlement date for any early settlement, as the case may be, and the applicable record date, if any, for the exercise of those rights or the receipt of those dividends or distributions occurs after that date.
The delivery of make-whole shares upon a fundamental change early settlement may not adequately compensate you.
If a fundamental change (as defined below under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change”) occurs prior to the 30th scheduled trading day preceding the purchase contract settlement date and you exercise your fundamental change early settlement right, you will be entitled to receive additional value in respect of make-whole shares unless the stock price (as defined under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change” below) is in excess of $180.00 per share (subject to adjustment). A description of how the number of make-whole shares will be determined is set forth under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change — Calculation of Make-Whole Shares.” Although the make-whole shares are designed to compensate you for the lost value of your Equity Units as a result of the fundamental change, this feature may not adequately compensate you for such loss.
In addition, in the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), the Company will not be required to file such registration statement or provide a prospectus, and the fundamental change early settlement right will not be available, until the Company has publicly disclosed such transaction or development; provided that the Company will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.
The fundamental change early settlement right triggered under certain circumstances by a fundamental change could discourage a potential acquiror.
The fundamental change early settlement right with respect to the purchase contracts triggered under certain circumstances by a fundamental change could discourage a potential acquiror, including potential acquirors that otherwise seek a transaction with the Company that would be attractive to you.
The Equity Units provide limited fixed settlement rate adjustments, and an event could occur that adversely affects the value of the Equity Units or the Company’s common stock but that does not result in an adjustment to the fixed settlement rates.
The number of shares of common stock that you are entitled to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other events. The Company will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, for other events, including without limitation issuances and purchases of the Company’s common stock in connection with dividend reinvestment plans, direct stock purchase plans, employee stock option grants, ordinary dividends, offerings of common stock by the Company for cash or in connection with an acquisition, share issuances pursuant to the settlement of forward sale agreements entered into in connection with the Company’s underwriting agreement dated as of March 2, 2026 outstanding on the date the Company issues the Equity Units, and share issuances pursuant to options and other convertible or exchangeable securities outstanding on the date the Company issues the Equity Units. See “Description of the Purchase Contracts — Anti-dilution Adjustments.” There can be no assurance that an event that adversely affects the value of the Equity Units or the Company’s common stock, but does not result in an adjustment to the settlement rate, will not occur. Further, other than as described under “Underwriting,” the Company is not restricted from issuing additional common stock during the term of the purchase contracts and has no obligation to consider your interests for any reason. If the Company issues additional shares of common stock, those issuances may materially and adversely affect the price of the Company’s common stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of the Company’s common stock, those issuances may adversely affect the trading prices of the Equity Units.
The secondary market for the Corporate Units, the Treasury Units or the RSNs may be illiquid.
It is not possible to predict how Corporate Units, Treasury Units or the RSNs will trade or whether a market for them will be liquid or illiquid. There is currently no market for the Corporate Units, the

Treasury Units or the RSNs. The Company intends to apply to list the Corporate Units on the Nasdaq under the symbol “HTOEU” and expects trading to commence within 30 days of the date of initial issuance of the Corporate Units, although there is no guarantee that the Corporate Units will be approved for listing. If the Treasury Units or the RSNs are separately traded to a sufficient extent that applicable exchange listing or quotation system requirements are met, the Company may endeavor to list the Treasury Units or the RSNs on the same exchange or quotation system as the Corporate Units. However, there can be no assurance that the Company will list the Treasury Units or the RSNs on any exchange or quotation system. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the RSNs, your ability to sell these securities or whether a trading market, if one develops, will continue. In addition, in the event a sufficient number of holders of Equity Units were to convert their Treasury Units to Corporate Units or their Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. There can be no assurance that the Corporate Units, if approved for listing, will not be de-listed from the Nasdaq or that trading in the Corporate Units will not be suspended as a result of holders’ elections to create Treasury Units, which could cause the number of Corporate Units to fall below the requirement for listing securities on the Nasdaq.
Your rights to the pledged securities will be subject to the Company’s security interest and may be affected by a bankruptcy proceeding.
Although you will be the beneficial owner of the undivided beneficial ownership interests in the RSNs, Treasury securities or applicable ownership interests in the portions of the Treasury portfolio described in the first bullet under “What is the Treasury portfolio?” on page S-7, as applicable, those securities will be pledged to the Company through the collateral agent to secure your obligations under the related purchase contracts. Your rights to the pledged securities will be subject to the Company’s security interest. Additionally, notwithstanding the automatic termination of the purchase contracts in the event that the Company becomes the subject of a case under the United States Bankruptcy Code, the effectiveness of such termination and the delivery of the pledged securities to you may be contested or delayed as a result of the imposition of the automatic stay under Section 362 of the United States Bankruptcy Code or by exercise of the bankruptcy court’s power under Section 105(a) of the United States Bankruptcy Code, and claims arising out of the RSNs, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.
Upon a successful remarketing of the RSNs, the terms of your RSNs will be modified even if you elect not to participate in the remarketing.
When the Company attempts to remarket the RSNs, the remarketing agent will agree to use its commercially reasonable efforts to sell the RSNs included in the remarketing and the Company will remarket the RSNs as fixed-rate notes. Following any successful remarketing of the RSNs, the interest rate on the RSNs will be reset and interest will be payable on a semi-annual basis, all as described under “Description of the Purchase Contracts — Remarketing.” If the remarketing is successful, the modified terms of the RSNs will apply to all the RSNs, even if they were not included in the remarketing. However, holders of the RSNs must elect to participate in the remarketing before knowing what the modified terms of the RSNs will be. Whenever the Company remarkets the RSNs, the Company will notify holders of Corporate Units, Treasury Units and separate RSNs of such remarketing. You may determine that the revised terms of the RSNs you receive are not as favorable to you as you would deem appropriate, and the modified terms may be less favorable to you than the initial terms of the RSNs. For example, the interest rate on the RSNs may be reduced in connection with the remarketing.
The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.
The purchase contract and pledge agreement among the Company, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the purchase contract agent and collateral agent will not be required to qualify as a trustee under the Trust Indenture Act. You will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. The RSNs constituting a part of the Corporate Units will be issued pursuant to the Senior Notes Indenture (as defined under “Description of the Remarketable Senior Notes” below) that has been qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the ownership interests in the RSNs included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:
•
disqualification of the trustee for “conflicting interests,” as defined under the Trust Indenture Act;

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provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•
the requirement that the trustee deliver reports at least annually with respect to certain matters concerning the trustee and the securities.

The trading price of the Corporate Units or any separate RSNs may not fully reflect the value of their accrued but unpaid interest.
The Corporate Units and any separate RSNs may trade at a price that does not fully reflect the value of accrued but unpaid interest on the RSNs.
You may not be able to exercise your rights to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares of common stock and other securities, if any, deliverable upon early settlement of a purchase contract.
The early settlement rights under the purchase contracts are subject to the condition that, if required under the United States federal securities laws, the Company has a registration statement under the Securities Act in effect on the applicable early settlement date. If such registration statement is so required, the Company has agreed to use the Company’s commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and have an available prospectus in connection therewith covering the shares of common stock and other securities, if any, deliverable upon settlement of the purchase contract, subject to certain exceptions. In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.
The Senior Notes Indenture does not limit the Company’s indebtedness, restrict dividends or generally restrict highly leveraged transactions; there are no financial covenants in the Senior Notes Indenture.
Neither the Company nor any of the Company’s subsidiaries will be restricted from incurring additional debt or other liabilities under the Senior Notes Indenture. As of September 30, 2026, the Company, and the Company’s subsidiaries, had total consolidated indebtedness of $2.1 billion principal amount, consisting of approximately $1.89 billion of outstanding long-term debt (including securities due within one year) and approximately $200.3 million of borrowings under lines of credit. If the Company incurs additional debt or liabilities, the Company’s ability to pay the Company’s obligations on the RSNs could be adversely affected. The Company expects that it and its subsidiaries will from time to time incur additional debt and other liabilities. In addition, the Company is not restricted under the Senior Notes Indenture from paying dividends or issuing or repurchasing the Company’s securities.
There are no financial covenants in the Senior Notes Indenture. Except for the covenants described under “Description of Debt Securities — Consolidation, Merger and Sale of Assets” in the accompanying prospectus, there are no covenants or any other provisions in the Senior Notes Indenture that may afford you protection in the event of a highly leveraged transaction including one that may or may not result in a change of control of the Company.

The contract adjustment payments are subordinated to the Company’s senior indebtedness and the contract adjustment payments and the RSNs are effectively subordinated to any existing or future secured indebtedness of the Company and structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of the Company’s subsidiaries.
The Company’s obligations under the contract adjustment payments are subordinated and junior in right of payment to all of the Company’s senior indebtedness. This means that the Company cannot make any contract adjustment payments until all holders of its senior indebtedness have been paid in full, or provision has been made for such payment, if such senior indebtedness is in default (subject to certain exceptions for grace periods and waivers). As of September 30, 2026, the senior indebtedness of the Company, on an unconsolidated basis, aggregated approximately $590 million, consisting of approximately $560 million of long-term debt and $30 million borrowings under lines of credit.
Since the Company is a holding company, the right of the Company and, hence, the right of creditors of the Company (including holders of the RSNs or purchase contracts) to participate in any distribution of the assets of any subsidiary of the Company, whether upon liquidation, reorganization or otherwise, is structurally subordinated to the claims of creditors and any preferred stockholders of each subsidiary. As of September 30, 2026, on a consolidated basis, the Company had approximately $1.89 billion of outstanding long-term debt (including securities due within one year), of which approximately $1.33 billion was long-term debt (including securities due within one year) of the Company’s subsidiaries. The RSNs and the Company’s obligations with respect to contract adjustment payments will be effectively subordinated to all secured indebtedness of the Company. The Company, on an unconsolidated basis, had no secured debt outstanding at September 30, 2026.
Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Equity Units.
The Company expects that many investors in, and potential purchasers of, the Equity Units will employ, or seek to employ, an arbitrage strategy with respect to the Equity Units. Investors would typically implement such a strategy by selling short the common stock underlying the Equity Units and dynamically adjusting their short position while continuing to hold the Equity Units. Investors may also implement this type of strategy by entering into swaps on the Company’s common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that restricts or interferes with the ability of market participants to effect short sales or equity swaps with respect to the Company’s common stock could adversely affect the ability of investors in, or potential purchasers of, the Equity Units to conduct such an arbitrage strategy with respect to the Equity Units. This could, in turn, adversely affect the trading price and liquidity of the Equity Units.
The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules or take other actions, that may impact those engaging in short selling activity involving equity securities (including the Company’s common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Equity Units to effect short sales of the Company’s common stock, borrow the Company’s common stock or enter into swaps on the Company’s common stock could adversely affect the trading price and the liquidity of the Equity Units.
The Company may defer contract adjustment payments under the purchase contracts, and this may have an adverse effect on the trading prices of the Equity Units.
The Company may, at its option, defer the payment of all or part of the contract adjustment payments under the purchase contracts. If the Company exercises its right to defer contract adjustment payments, the market price of the Equity Units is likely to be adversely affected. As a result of the existence of the Company’s deferral rights, the market price of the Equity Units may be more volatile than would otherwise be the case. In addition, there is a risk that the Company may not be able to pay such deferred contract adjustment payments (including compounded contract adjustment payments thereon) in the future. If the Company makes such a deferral, you may be required to continue to recognize income for United States federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash distributions.
Other tax treatments of the RSNs are possible.
The Company intends to treat the RSNs as “variable rate debt instruments” that are subject to applicable United States Treasury regulations that apply to “reset bonds.” Under this treatment, you will be required to take into account interest payments on the RSNs at the time the interest is received or accrued in accordance with your regular method of tax accounting. However, because there are no United States Treasury regulations, rulings or other authorities that directly address the United States federal income tax treatment of debt instruments that are substantially similar to the RSNs, alternative characterizations of the RSNs are possible. For example, the RSNs could be treated as “contingent payment debt instruments” for United States federal income tax purposes. In that event, you would generally be required to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be higher than the stated interest rate on the RSNs, regardless of your regular method of tax accounting, and (2) treat any gain recognized on a sale, exchange, remarketing or other taxable disposition of an RSN as ordinary income. See “Material United States Federal Income Tax Considerations — United States Holders — The RSNs — Treatment of the RSNs.”
The United States federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear.
Although the IRS has issued the Revenue Ruling addressing the treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments substantially similar to the Equity Units for United States federal income tax purposes. Accordingly, no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the RSNs as indebtedness for United States federal income tax purposes. You should consult with your tax advisors regarding the tax consequences of an investment in the Equity Units to your particular circumstances. See “Material United States Federal Income Tax Considerations.”
Under certain circumstances, you may be treated as receiving a taxable distribution on the Company’s common stock even though you do not receive any actual distribution.
For United States federal income tax purposes, you may be treated as receiving a constructive distribution from the Company with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in the Company’s assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. Thus, under certain circumstances, an increase in (or failure to decrease) the fixed settlement rates might give rise to a taxable deemed dividend to you even though you do not actually receive any cash or other distribution in connection with such adjustment. If you are a Non-United States Holder (as defined under “Material United States Federal Income Tax Considerations”), such deemed dividend may be subject to United States federal withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax or such deemed dividend is taxable as “effectively connected income” to you, and in each case you satisfy the relevant certification requirements. See “Material United States Federal Income Tax Considerations — United States Holders — Purchase Contracts” and “Material United States Federal Income Tax Considerations — Non-United States Holders — Dividends and Constructive Dividends.”

Contract adjustment payments will be treated by the Company as ordinary income and, if paid to Non-United States Holders, will generally be subject to 30% withholding tax.
The Company intends to treat contract adjustment payments as taxable ordinary income to a United States Holder (as defined under “Material United States Federal Income Tax Considerations”) when received or accrued, in accordance with the United States Holder’s regular method of tax accounting. The Company intends to treat any contract adjustment payments paid to a Non-United States Holder as payments generally subject to withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax or such payments are “effectively connected income” of such Non-United States Holder, and in each case the Non-United States Holder satisfies the relevant certification requirements. See “Material United States Federal Income Tax Considerations — United States Holders — Purchase Contracts” and “Material United States Federal Income Tax Considerations — Non-United States Holders — Contract Adjustment Payments.” Persons considering the purchase of Equity Units should consult their tax advisors concerning the possible alternative characterization and tax treatment of Equity Units and the contract adjustment payments.
Credit ratings may not reflect all risks, are not recommendations to buy or hold securities and may be subject to revision, suspension or withdrawal at any time. Such changes may adversely affect the cost and terms and conditions of our financings and could adversely affect the value and trading of the RSNs.
At least one independent credit rating agency is expected to assign credit ratings to the RSNs. If a rating service were to rate the RSNs, and if such rating service were to lower its rating on the RSNs below the rating initially assigned to the RSNs or otherwise announce its intention to put the RSNs on credit watch, the trading price of the RSNs could decline. The ratings may not reflect the potential impact of all risks related to the structure, market, additional risk factors discussed herein and other factors that may affect the value of the RSNs. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal by the rating agency at any time. No assurance can be given that a credit rating will remain constant for any given period of time or that a credit rating will not be lowered or withdrawn entirely by the credit rating agency if, in its judgment, circumstances in the future so warrant. If our credit ratings were to be downgraded, our access to, and cost of, debt financing may be negatively impacted.
Future sales of shares of our common stock or preferred stock could adversely affect the market price of our common stock.
Future sales of substantial amounts of our common stock in the public market following this offering, whether by us or our existing shareholders, or the perception that such sales could occur, may adversely affect the market price of any shares of common stock that you will receive upon the settlement of a purchase contract, which could decline significantly. Sales by our existing shareholders might also make it more difficult for us to raise equity capital by selling new common stock at a time and price that we deem appropriate. We may also raise capital by issuing shares of preferred stock that have super voting, special approval, dividend or other rights or preferences that are senior to our common stock. Shares of preferred stock may also be convertible into shares of our common stock, which may dilute the value of our common stock. Our board of directors may authorize the issuance of preferred stock from time to time in one or more series, without shareholder approval. See “Description of Capital Stock” beginning on page 13 of the accompanying prospectus.
The price of our common stock may fluctuate significantly.
The market price of our common stock may fluctuate significantly. You may not be able to resell the shares of common stock that you will receive upon the settlement of a purchase contract at or above the offering price due to fluctuations in the market price of our common stock caused by changes in
H2O America’s operating performance or prospects and other factors, including broad market fluctuations. Some specific factors that may have a significant effect on the market price of our common stock, in addition to those set forth under “Cautionary Statement Concerning Forward-Looking Statements” in this prospectus supplement, include:

•
actual or anticipated variations in H2O America’s operating results or future prospects;

•
the public’s and the financial markets’ reaction to H2O America’s press releases, its other public announcements and our filings with the SEC;

•
strategic actions by H2O America or its competitors, such as acquisitions, dispositions or restructurings;

•
changes in accounting standards, policies, guidance, interpretations or principles;

•
price and volume fluctuations in the overall equity capital markets from time to time;

•
adverse conditions in the financial markets or general economic conditions, including those resulting from war, incidents of terrorism and responses to such events;

•
future sales of common stock by us or our directors or executive officers; and

•
changes in securities analyst estimates, projections or recommendations regarding H2O America or our common stock or other securities, other comparable companies or their securities, or the water and wastewater industries generally.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the Equity Units in this offering will be approximately $315.3 million ($362.5 million if the underwriters exercise their over-allotment option to purchase additional Corporate Units in full), after deducting the underwriting discounts and commissions but before deducting other offering expenses.
The Company intends to use the net proceeds of this offering for general corporate purposes, which may include acquisitions, capital expenditures or debt repayment, in line with its previously communicated capital plans, and to satisfy a portion of its future equity needs to refinance a portion of its debt maturing in 2029.

CERTAIN ACCOUNTING MATTERS
The net proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and the RSNs in proportion to their respective fair market values at the time of issuance. The present value of the contract adjustment payments will be initially charged to stockholders’ equity, with an offsetting credit to liabilities. This liability is accreted over the life of the purchase contract by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.
The purchase contracts are forward transactions in the Company’s common stock. Upon settlement of each purchase contract, the Company will receive $50 on the purchase contract and will issue the requisite number of shares of the Company’s common stock. The $50 that the Company receives will be credited to stockholders’ equity.
Before the issuance of the Company’s common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in the Company’s diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of the Company’s common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that could be purchased by the Company in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, the Company anticipates that there will be no dilutive effect on the Company’s earnings per share except during periods when the average market price of the Company’s common stock is above the threshold appreciation price of $68.8231.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2026 on:
•
an actual basis;

•
a pro forma basis giving effect to the cash consideration transferred for the Quadvest Acquisition; and

•
an as adjusted basis giving effect to the cash consideration transferred for the Quadvest Acquisition and this offering (assuming no exercise of the underwriters’ over-allotment option), but without giving effect to the application of the net proceeds thereof.

You should read this table in conjunction with “Use of Proceeds” appearing elsewhere in this prospectus supplement and the financial statements and accompanying notes incorporated by reference herein. See also “Unaudited Pro Forma Condensed Combined Financial Information.”
	As of September 30, 2026
(in thousands, except share data)	Actual	Pro Forma	As Adjusted
Cash and cash equivalents	$572,957	$30,257	$344,207
Long-term indebtedness(1):
Long-term debt, less current portion	$1,881,391	$1,881,391	$1,881,391
RSNs offered hereby	—	—	325,000
Total long-term debt (excluding current portion)	$1,881,391	$1,881,391	$2,206,391
Stockholders’ equity:
Common stock, $0.001 par value; authorized 70,000,000 shares; 48,318,991 issued and outstanding shares, actual; and issued and outstanding shares	48	48	48
Additional paid-in capital, as adjusted(2)	1,582,745	1,582,745	1,561,612
Retained earnings	616,956	616,956	616,956
Accumulated other comprehensive income	1,467	1,467	1,467
Total stockholders’ equity	2,201,216	2,201,216	2,180,083
Total capitalization	$4,082,607	$4,082,607	$4,386,474

(1)
Excludes current portion of long-term debt of $7.9 million. Our long-term indebtedness includes certain financings by our subsidiaries, including $70.0 million of private placement notes of SJWC due 2055, $60.0 million of private placement notes of CWC due 2055, $40.0 million under a promissory note issued by TWC to a national cooperative bank due 2055 and $25.0 million under a promissory note issued by MWC to a national cooperative bank due 2055. In addition to our long-term indebtedness, as of September 30, 2026, we had short-term indebtedness under lines of credit of $200.3 million. As of September 30, 2026, we and our subsidiaries had unsecured bank lines of credit allowing for aggregate short-term borrowings of up to $370.0 million, of which $50.0 million was available to H2O America, $160.0 million was available to SJWC, $80.0 million was available to CWC, $10.0 million was available to MWC and $50.0 million was available to TWC under a single line of credit, $10.0 million was available to SJWC under a single line of credit and $10.0 million was available to Connecticut Water Service, Inc. under a single line of credit. As of September 30, 2026, H2O America and its subsidiaries had available unused short-term bank lines of credit totaling approximately $168.8 million.

(2)
Reflects an adjustment of approximately $21.1 million representing the estimated present value of the contract adjustment payments payable in connection with the Equity Units.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The unaudited pro forma condensed combined financial information presented herein is prepared in a manner consistent with Article 11 of Regulation S-X of the Exchange Act at the time it was prepared and should be read in conjunction with the accompanying notes. The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of H2O America and the historical consolidated financial position and results of operations of Quadvest, L.P. and Quadvest Wholesale, LLC (collectively “Quadvest”) after giving effect to the Quadvest Acquisition as further described in Note 1. Description of the Transactions and Basis of Presentation and the pro forma effects of certain assumptions and adjustments described in Notes to the Unaudited Pro Forma Condensed Combined Financial Information below. The unaudited pro forma condensed combined financial information has been prepared to give effect to the following (collectively, the “Transactions”):
•
Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”) where the assets and liabilities of Quadvest will be recorded by H2O America at their respective fair values as of the closing date of the Quadvest Acquisition (“Closing Date”);

•
Preliminary adjustments to conform the financial statement presentation of Quadvest to those of H2O America;

•
The Financing Transactions, as described and defined below; and

•
Adjustments to reflect estimated acquisition-related costs of the Quadvest Acquisition.

The unaudited pro forma condensed combined financial information and related notes are derived from the historical financial statements of H2O America and Quadvest, and should be read in conjunction with the following financial statements and accompanying notes:
•
The historical audited consolidated financial statements of H2O America as of and for the year ended December 31, 2025, included in its Annual Report on Form 10-K (the “2025 Form 10-K”) filed with the Securities and Exchange Commission (“SEC”) on February 26, 2026; and

•
The historical audited consolidated financial statements of Quadvest as of and for the year ended December 31, 2025 and the related notes, which are included in H2O America’s Current Report on Form 8-K filed with the SEC on March 2, 2026.

The unaudited pro forma condensed combined financial information should also be read together with other financial data included elsewhere in, or incorporated by reference into, this prospectus supplement.
The unaudited pro forma condensed combined balance sheet as of December 31, 2025, gives pro forma effect to the Transactions as if they had been consummated on December 31, 2025. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 give pro forma effect to the Transactions as if they had been consummated on January 1, 2025.
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting pursuant to the provisions of ASC 805, whereby H2O America is considered the accounting acquirer. The consideration transferred will be allocated to the identifiable assets acquired and liabilities assumed based upon their estimated fair values as of the Closing Date, and any excess value of the consideration transferred over the acquired net assets will be recognized as goodwill. The assets and liabilities of Quadvest have been measured based on preliminary estimates using assumptions that H2O America believes are reasonable, based on information that is currently available. The unaudited pro forma condensed combined financial information is based on preliminary accounting conclusions subject to potential revision and, as a result, has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Transactions occurred on the dates indicated.
The unaudited pro forma condensed combined financial information was originally prepared in connection with, and is presented as of the date of, H2O America’s prospectus supplement dated

March 2, 2026 relating to its offering of common stock, and has not been updated to reflect the completion of the Quadvest Acquisition or the actual terms of the financing thereof. References in the notes to the unaudited pro forma condensed combined financial information to the “Equity Issuance” refer to the offering of common stock described in the prospectus supplement dated March 2, 2026 and references to the expectations regarding the “Debt Financing” and the “Financing Transactions” are as of March 2, 2026. Accordingly, the unaudited pro forma condensed combined financial information gives effect to the issuance and sale by H2O America of 11,484,824 shares of common stock at a public offering price of $53.00 per share, for an aggregate offering price of approximately $608.7 million, excluding any exercise by the underwriters of their option to purchase additional shares of common stock, after deducting underwriting discounts and commissions and before expenses payable by H2O America. The net proceeds of such issuance and sale in excess of the purchase price for the Quadvest Acquisition are reflected as cash and cash equivalents in the unaudited pro forma condensed combined balance sheet.
The Quadvest Acquisition was completed on October 1, 2026. The purchase price for the Quadvest Acquisition was financed with the net proceeds of H2O America’s March 2026 offering of common stock, including approximately $290.2 million received by H2O America at the initial closing of such offering (including upon the underwriters’ exercise in full of their option to purchase 1,722,723 additional shares) and a portion of the approximately $330.0 million of net proceeds received by H2O America upon settlement of the related forward sale agreements entered into in March 2026. The unaudited pro forma condensed combined financial information does not reflect any differences between the Financing Transactions and the actual financing of the Quadvest Acquisition described in this paragraph, or any other events occurring after the date of the March 2, 2026 prospectus supplement. The March 2, 2026 prospectus supplement referred to in this section is not incorporated by reference in, and does not otherwise form a part of, this prospectus supplement or the accompanying prospectus.
The unaudited pro forma condensed combined financial information appearing below is based on available preliminary information and certain assumptions that are believed to be reasonable as of the date of this prospectus supplement and also does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. Future results may vary significantly from the results reflected because of various factors, including those discussed in the sections titled “Cautionary Statement Concerning Forward-Looking Statements,” “Risk Factors” and the consolidated audited and unaudited financial statements of H2O America and Quadvest included, or incorporated by reference, in this prospectus supplement. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the Quadvest Acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2025
(in thousands)
	H2O America Historical	Quadvest LP Historical	Quadvest Wholesale, LLC Historical	Reclassification Adjustments	Notes	Acquisition Transaction Accounting Adjustments	Notes	Financing Transaction Accounting Adjustments	Notes	Pro Forma Combined
Assets
Utility plant:
Land	44,600	—	—	332	2(a)	—		—		44,932
Depreciable plant and equipment	4,688,644	—	—	207,488	2(a)(d)	293,058	4(a)(i)	—		5,189,190
Utility plant in service	—	176,888	35,133	(212,021)	2(a)	—		—		—
Other property and equipment	—	13,903	—	(13,903)	2(b)	—		—		—
Construction work in progress	269,272	15,754	6,855	—		—		—		291,881
Intangible assets	51,683	—	—	—		12,865	4(b)	—		64,548
Plant acquisition adjustments, net	—	(1,815)	—	1,815	2(d)	—		—		—
Total utility plant	5,054,199	204,730	41,988	(16,289)		305,923		—		5,590,551
Less: accumulated depreciation and amortization	1,120,232	—	—	29,157	2(c)(d)	(29,157)	4(a)	—		1,120,232
Less: accumulated depreciation	—	35,792	1,236	(37,028)	2(c)	—		—
Net utility plant	3,933,967	168,938	40,752	(8,418)		335,080		—		4,470,319
Nonutility properties	1,683	—	—	12,369	2(b)	(5,626)	4(a)	—		8,426
Less: accumulated depreciation and amortization	103	—	—	5,485	2(c)	(5,485)	4(a)	—		103
Net nonutility properties	1,580			6,884		(141)		—		8,323
Current assets:								—
Cash and cash equivalents	20,686	4,817	585	—		(545,402)	4(h)(c)	587,528	4(k)	68,214
Accounts receivable:	—	—	—	—		—		—		—
Customers, net of allowances for uncollectible accounts	62,471	1,928	1,731	—		(3,659)	4(h)	—		62,471
Income tax	2,720		—	—		—		—		2,720
Other	7,710	2,616	374	—		(2,990)	4(h)	—		7,710
Accrued unbilled revenue	68,971	—	—	—		—		—		68,971
Prepaid expenses and other current assets	—	1,310	15	(1,325)	2(e)	—		—		—
Prepaid expenses	11,634	—	—	1,032	2(e)	—		—		12,666
Short-term investments	—	12	—	(12)	2(f)	—		—		—
Due from related parties, current-portion	—	207	—	(207)	2(p)	—		—		—
Current regulatory assets	8,315	—	—	—		—		—		8,315
Other current assets	8,086	—	—	305	2(e)(f)	(11)	4(h)	—		8,380
Total current assets	190,593	10,890	2,705	(207)		(552,062)		587,528		239,446
Other assets:
Restricted cash	—	600	—	(600)	2(g)	—		—		—
Accounts receivable, other-long-term	—	—	6,477	(6,477)	2(o)	—		—		—
Regulatory assets, less current portion	246,547	—	—	1,534	2(b)	(1,534)	4(j)	—		246,547
Investments	19,711	941	—	—		—		—		20,652
Postretirement benefit plan	80,967	—	—	—		—		—		80,967
Goodwill	640,311	—	—	—		—		—		640,311
Other	35,890	—	—	7,077	2(g)(o)	(7,077)	4(h)	—		35,890
Due from related parties	—	16,620	—	(16,620)	2(p)	—		—		—
Total other assets	1,023,426	18,160	6,477	(15,086)		(8,611)		—		1,024,367
Total assets	5,149,566	197,989	49,934	(16,827)		(225,734)		587,528		5,742,455

	H2O America Historical	Quadvest LP Historical	Quadvest Wholesale, LLC Historical	Reclassification Adjustments	Notes	Acquisition Transaction Accounting Adjustments	Notes	Financing Transaction Accounting Adjustments	Notes	Pro Forma Combined
Capitalization and Liabilities
Capitalization:
Stockholders’ equity:
Partner’s capital	—	41,932	9,192	—		(51,124)	4(f)	—		—
Common stock	36	—	—	—		—		12		48
Additional paid-in capital	958,188	—	—	—		—		587,517	4(k)	1,545,705
Retained earnings	581,080	—	—	—		(6,000)	4(d)	—		575,080
Accumulated other comprehensive income	1,467	—	—	—		—		—		1,467
Total stockholders’ equity	1,540,771	41,932	9,192	—		(57,125)		587,528		2,122,299
Long-term debt, less current portion	1,866,819	43,455	—	—		(43,455)	4(e)	—	4(l)	1,866,819
Total capitalization	3,407,590	85,387	9,192	—		(100,579)		587,528		3,989,118
Current liabilities:	—	—	—	—		—				—
Customer deposits	—	1,115	—	(1,115)	2(h)	—		—		—
Lines of credit	86,834		—	—		—		—		86,834
Due to related parties	—	989	—	(989)	2(1)	—		—		—
Related party payable	—	—	1,932	(1,932)	2(m)	—		—		—
Due to others	—	192	—	(192)	2(j)	—		—		—
Deferred revenue	—	16	—	(16)	2(k)	—		—		—
Accrued payables	—	—	102	(102)	2(n)	—		—		—
Current portion of long-term debt	23,504	2,397	—	—		(2,397)	4(e)	—	4(l)	23,504
Accrued groundwater extraction charges, purchased water and power	29,321	—	—	—		—		—		29,321
Accounts payable	75,427	5,495	1,808	1,931	2(m)	(9,234)	4(h)	—		75,427
Accrued interest	18,241	—	—	229	2(i)	(229)	4(e)	—		18,241
Notes payable, related party-current	—	—	207	(207)	2(p)	—		—		—
Accrued liabilities	—	2,941	—	(2,941)	2(i)	—		—		—
Accrued payroll	19,109	—	—	1,591	2(i)	(1,591)	4(h)	—		19,109
Current regulatory liabilities	—	—	—	—		—		—		—
Other current liabilities	20,942	—	—	2,354	2(h)(i)(k)(n)	4,777	4(d)(h)	—		28,073
Total current liabilities	273,378	13,145	4,049	(1,389)		(8,674)		—		280,509
Note payable, related party-long-term	—	—	16,620	(16,620)	2(p)	—		—		—
Deferred income taxes	307,893	—	—	—		—		—		307,893
Advances for construction	201,413	3,049	—	1,182	2(j)(1)	—		—		205,644
Contributions in aid of construction	342,697	96,087	20,073	—		(116,160)	4(i)	—		342,697
Postretirement benefit plans	45,878	—	—	—		—		—		45,878
Regulatory liabilities, less current portion	546,797	—	—	—		—		—		546,797
Other noncurrent liabilities	23,920	321	—	—		(321)	4(g)	—		23,920
Commitments and contingencies	—	—	—	—		—		—		—
Total capitalization and liabilities	5,149,566	197,989	49,934	(16,827)		(225,734)		587,528		5,742,455

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
As of December 31, 2025
(in thousands)
	H2O America Historical	Quadvest LP Historical	Quadvest Wholesale, LLC Historical	Reclassification Adjustments	Notes	Acquisition Transaction Accounting Adjustments	Notes	Financing Transaction Accounting Adjustments	Notes	Pro Forma Combined
Operating revenue	800,590	—	8,509	32,092	2(q)(r)	—		—		841,191
Water and sewer revenues	—	27,628	—	(27,628)	2(q)	—		—		—
Miscellaneous fees	—	4,465	—	(4,465)	2(r)	—		—		—
Related party revenues	—	1,111	—	(1,111)	2(x)	—		—		—
Operating expense:
Production expenses:
Cost of revenues	—	12,188	2,150	(14,338)	2(s)(x)	—		—		—
Purchased water	126,343	—	—	—		—		—		126,343
Power	21,769	—	—	2,643	2(s)	—		—		24,412
Groundwater extraction charges	112,076	—	—	105	2(s)	—		—		112,181
Other production expenses	50,973	—	—	7,662	2(s)	—		—		58,635
Total production expenses	311,161	12,188	2,150	(3,928)		—		—		321,571
Operating expenses	—	14,210	432	(14,642)	2(s)(t)(x)	—		—		—
Administrative and general	125,998			14,938	2(s)(t)	6,000	5(c)	—		146,936
Maintenance	32,895			2,484	2(s)(t)	—		—		35,379
Property taxes and other non-income taxes	37,686	—	—	—		—		—		37,686
Depreciation and amortization	115,323	3,536	408	—		12,336	5(a)(b)	—		131,603
Total operating expense	623,063	29,934	2,990	(1,148)		18,336		—		673,175
Operating income	177,527	3,270	5,519	36		(18,336)		—		168,016
Other (expense) income:	—	—	—	—		—		—
Regulatory fee income, net	—	(186)	(18)	204	2(v)	—		—		—
Investment income (Loss)	—	495	(78)	(417)	2(w)	—		—		—
Gain / (Loss) on sale of nonutility properties	—	68	—	(68)	2(y)	—		—		—
Construction income	—	129	—	(129)	2(u)	—		—		—
Interest on long-term debt and other interest expense	(72,575)	(1,909)	(873)	—		2,782	5(f)	—		(72,575)
Pension non-service credit (cost)	6,436	—	—	—		—		—		6,436
Other, net	3,545	—	—	408	2(u)(v) (w)(y)	—		—		3,953
Intercompany income	—	34		(34)	2(x)	—		—		—
Income before income taxes	114,933	1,901	4,550	—	2(z)	(15,554)		—		105,830
Provision for income taxes	12,355	121	49	1,355		(3,360)	5(d)	—		10,520
Net income	102,578	1,780	4,501	(1,355)		(12,194)		—		95,310
Earnings per share
– Basic	2.93							5(e)		2.05
– Diluted	2.92							5(e)		2.05
Weighted average shares outstanding
– Basic	35,002,252							5(e)		46,487,076
– Diluted	35,102,487							5(e)		46,587,311
See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1.   Description of the Transactions and Basis of Pro Forma Presentation
Description of the Quadvest Acquisition
On July 7, 2025, H2O America entered into Asset Purchase Agreements (collectively the “Agreements”) with Quadvest, L.P. and Quadvest Wholesale, LLC (collectively, “Quadvest”), pursuant to which and subject to the terms and conditions therein, H2O America acquired substantially all of Quadvest’s water and wastewater utility assets and systems. Pursuant to the terms of the Agreements, the aggregate purchase price for the acquisition was $540.0 million, subject to customary closing adjustments, including an adjustment for capital expenditures that exceed the target closing capital expenditures, and closing developer reimbursements.
Financing Transactions
In connection with the Quadvest Acquisition, H2O America expects to issue equity securities with an estimated aggregate offering price of approximately $550 million (the “Equity Issuance”). H2O America intends to use the net proceeds from the Equity Issuance, together with the net proceeds of the Debt Financing described below, to finance the Quadvest Acquisition and to pay related fees and expenses and for general corporate purposes, which may include acquisitions, capital expenditures, share repurchases or debt repayment. Although the entire use of proceeds from the Equity Issuance is not directly related to the Quadvest Acquisition, such use represents a separate event deemed to be material entered into by H2O America, and is therefore included within the unaudited pro forma condensed combined financial information.
As described in this prospectus supplement, a portion of the shares of common stock being issued in the Equity Issuance will be issued pursuant to forward sale agreements. We will not initially receive any proceeds from the sale of the shares of common stock offered by the forward sellers in this offering, unless an event occurs that requires us to sell our common stock to the underwriters in lieu of the forward sellers selling our common stock to the underwriters as further described elsewhere in this prospectus supplement.
Additionally, H2O America expects to finance the remaining portion of the purchase price of the Quadvest Acquisition with net proceeds of up to $140 million of additional indebtedness, which may include the issuance of up to $100.0 million of private placement notes issued by H2O America and $40 million of term debt issued by Texas Water Company, a wholly owned subsidiary of H2O America (together, the “Debt Financing” and collectively with the Equity Issuance, the “Financing Transactions”). If this offering is not completed or results in net proceeds less than anticipated, any shortfall is expected to be funded through the issuance of common stock under the at-the-market offering program or through additional Debt Financing. The terms, timing and amount of any such Debt Financing have not been finalized and, accordingly, the unaudited pro forma condensed financial information does not reflect the incurrence of such indebtedness or the related impact on the balance sheet or statement of operations. The Equity Issuance is not conditioned on the closing of any Debt Financing, and neither the Equity Issuance nor any Debt Financing is conditioned on the consummation of the Quadvest Acquisition.
Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared in a manner consistent with Article 11 of Regulation S-X at the time it was prepared. The unaudited pro forma condensed combined balance sheet as of December 31, 2025 combines the historical condensed consolidated balance sheets of H2O America and Quadvest, giving effect to the Transactions as if they had been consummated on December 31, 2025. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 combines the historical condensed consolidated statements of operations of H2O America and Quadvest, giving effect to the Transactions as if they had been consummated on January 1, 2025.

The unaudited pro forma condensed combined financial information and explanatory notes have been prepared to illustrate the effects of the Quadvest Acquisition under the acquisition method of accounting whereby H2O America is considered the accounting acquirer. The unaudited pro forma condensed combined financial information is presented for informational purposes only and does not necessarily indicate the financial results of the combined company had the companies been combined at the beginning of the periods presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company. The results of operations of the combined company will be reported prospectively after the Closing Date following completion of the Quadvest Acquisition. Under the acquisition method of accounting, the assets and liabilities of Quadvest, as of the Closing Date, will be recorded by H2O America at their estimated fair values. The pro forma allocation of the consideration transferred reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary materially from the actual allocation that will be recorded at the time the Quadvest Acquisition is completed since, among other reasons, certain information will not be available until after the Quadvest Acquisition is completed.
The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Quadvest Acquisition.
Note 2.   H2O America and Quadvest Reclassification Adjustments
During the preparation of the unaudited pro forma condensed combined financial information, H2O America performed a preliminary analysis of Quadvest’s historical financial information to identify differences in accounting policies and financial statement presentation as compared to those of H2O America. With the information currently available, H2O America has determined that there are certain accounting policy differences and reclassification adjustments which have been made to conform Quadvest’s historical financial statements to the accounting policies and presentation used by H2O America in the preparation of the unaudited pro forma condensed combined financial information.
H2O America is conducting a more detailed review of Quadvest’s accounting policies to determine if differences in accounting policies require further reclassification or adjustment to Quadvest’s historical financial statements. As a result, H2O America may identify additional differences between the accounting policies of H2O America and Quadvest that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information presented herein.
The following accounting policy and reclassification adjustments were made to conform the presentation of Quadvest’s audited historical consolidated balance sheet as of December 31, 2025 to H2O America’s presentation:
a)
Represents a reclassification from utility plant in service to land and depreciable plant and equipment.

b)
Represents a reclassification from other property and equipment to nonutility properties and regulatory assets, less current portion.

c)
Represents a reclassification from accumulated depreciation to accumulated depreciation and amortization (utility) and accumulated depreciation and amortization (nonutility).

d)
Represents a reclassification from plant acquisition adjustments, net to depreciable plant and equipment and accumulated depreciation and amortization (utility).

e)
Represents a reclassification from prepaid expenses and other current assets to other current assets and prepaid expenses.

f)
Represents a reclassification from short-term investments to other current assets.

g)
Represents a reclassification from restricted cash to other.

h)
Represents a reclassification from customer deposits to other current liabilities.

i)
Represents a reclassification from accrued liabilities to other current liabilities, accrued payroll, and accrued interest.

j)
Represents a reclassification from due to others to advances for construction.

k)
Represents a reclassification from deferred revenue to other current liabilities.

l)
Represents a reclassification from due to related parties to advances for construction.

m)
Represents a reclassification from related party payable to accounts payable.

n)
Represents a reclassification from accrued payables to other current liabilities.

o)
Represents a reclassification of accounts receivable, other-long-term to other (other assets).

p)
Represents intercompany elimination of related party receivables and related party notes payable (current and long-term) between Quadvest LP and Quadvest Wholesale, LLC.

The following accounting policy and reclassification adjustments were made to conform the presentation of Quadvest’s audited historical consolidated statements of comprehensive income for the year ended December 31, 2025 to H2O America’s presentation:
q)
Represents a reclassification from water and sewer revenues to operating revenue.

r)
Represents a reclassification from miscellaneous fees to operating revenue.

s)
Represents a reclassification from cost of revenues to power, groundwater extraction charges, other production expenses, maintenance, and administrative and general.

t)
Represents a reclassification from operating expenses to maintenance and administrative and general.

u)
Represents a reclassification from construction income to other, net.

v)
Represents a reclassification from regulatory fee income, net to other, net.

w)
Represents a reclassification from investment income to other, net.

x)
Represents intercompany elimination of related party revenues and intercompany income, and the corresponding cost of revenues and operating expenses, between Quadvest LP and Quadvest Wholesale, LLC.

y)
Represents a reclassification from gain / (loss) on sale of nonutility properties to other, net.

z)
Represents the estimated income tax impact on the historical net income of Quadvest for purposes of the unaudited pro forma condensed combined statements of operations. Quadvest historically operated as a pass-through entity and, accordingly, was not subject to U.S. federal income taxes at the entity level. A federal statutory rate of 21.0% has been assumed for purposes of this adjustment, as Quadvest’s historical financial statements included state income taxes. The statutory rate is not necessarily indicative of the effective tax rate of the combined company.

Note 3.   Preliminary Purchase Price Allocation
The preliminary estimated acquisition consideration of $540.0 million in cash is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed of Quadvest based on their preliminary estimated fair values. The fair value assessments are preliminary and are based on available information and certain assumptions, which H2O America believes are reasonable. Accordingly, the preliminary purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed.
The following table sets forth a preliminary allocation of the total preliminary estimated acquisition consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Quadvest using Quadvest’s balance sheet as of December 31, 2025, adjusted for reclassifications and presentational alignment to that of H2O America’s historical financial information:
Pro Forma As Adjusted
Assets
Land	$332
Depreciable plant and equipment	500,546
Construction work in progress	22,609
Nonutility properties	6,743
Intangible assets	12,865
Prepaid expenses	1,032
Other current assets	294
Investments	941
Total assets	$545,361
Liabilities
Other current liabilities	1,131
Advances for construction	4,231
Total liabilities	$5,361
Net assets acquired (a)	$540,000
Preliminary estimated Acquisition consideration (b)	540,000
Estimated goodwill (a) – (b)	$—
Note 4.   Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet
Transaction Accounting Adjustments include the following adjustments related to the unaudited pro forma condensed combined balance sheet as of December 31, 2025, as follows:
Acquisition Transaction Accounting Adjustments
(a)
Represents an adjustment of $438.2 million to increase the carrying amounts of Quadvest’s utility plant assets from their recorded net book values to their preliminary estimated fair values. The acquired utility plant assets consist of the following with preliminary fair value estimates (in thousands):

	Estimated Useful Life	Historical Cost, as Reclassified	Preliminary Fair Value	Pro Forma Adjustments to Property and Equipment, Net
Land	Indefinite	$332	$332	$—
Depreciable plant and equipment	5 to 50 years	207,488	500,546	293,058(1)
Utility, plant and property, accumulated depreciation and amortization		(29,157)	—	29,157
Other property and equipment	3 to 15 years	12,369	6,743	(5,626)
Other property and equipment, accumulated depreciation and amortization		(5,485)	—	5,485
Construction Work in Progress		22,609	22,609	—
Total Quadvest property and equipment		$208,156	$503,230	$322,074

(1)
The fair value of utility, plant and property increased as a result of the utilization of the Texas Fair Market Value statute for water utilities, which allows for a fair value appraisal-based approach to the acquisition of water and sewer utility systems in the State of Texas. As a result of the adjustment in the fair value of the assets being acquired, H2O America intends to request recovery of incremental depreciation expense in future years through rate case proceedings with the PUCT. However, the terms, timing and amount of any such recovery have not been finalized and, accordingly, the unaudited pro forma condensed financial information does not reflect any impact on the balance sheet or statement of operations.
(b)
Represents an adjustment of $12.9 million to record intangible assets acquired from Quadvest at their estimated fair value of $12.9 million in connection with the Quadvest Acquisition, related to customer contracts. Intangible assets acquired from Quadvest have an estimated useful life of 50 years.

(c)
Reflects the payment of $540.0 million in cash consideration to the partnership members of Quadvest as a result of the Acquisition.

(d)
Represents an adjustment of $6.0 million to record estimated acquisition-related costs expected to be incurred by H2O America as an increase to accrued liabilities and a corresponding increase to accumulated deficit. These costs are non-recurring and are not expected to have a continuing impact on the combined company’s operating results in future periods.

(e)
Represents an adjustment of $43.5 million to long-term debt, less current portion, and $2.4 million to the current portion of long-term debt, and $0.2 million to accrued interest, to reflect the removal of seller indebtedness and related accrued interest, as such borrowings were not assumed in this Transaction.

(f)
The following table summarizes the transaction accounting adjustments impacting the equity balances of Quadvest (in thousands):

	Adjustments to Quadvest Equity	Acquisition- related Costs	Total Transaction Accounting Adjustments
Partner’s capital	$(51,124)	$—	$(51,124)
Common stock	—	—	—
Additional paid-in capital	—	—	—
Retained Earnings	—	(6,000)	(6,000)
Accumulated deficit	—	—	—
Pro forma net adjustment to equity	$(51,124)	$(6,000)	$(57,124)
Adjustments to Quadvest Equity:   Represents the elimination of Quadvest’s historical equity balances as of December 31, 2025.
Acquisition-Related Costs:   Represents $6.0 million of estimated acquisition-related costs expected to be incurred by H2O America in connection with the Quadvest Acquisition.
(g)
Represents an adjustment of $0.3 million to reduce accrued liabilities, to reflect the removal of historical accrued incentive plan costs.

(h)
Represents an adjustment to eliminate assets and liabilities that were excluded from the acquisition in accordance with the terms of the Quadvest Acquisition.

(i)
Represents adjustments made to remove the contributions in aid of construction from the historical balance sheet, as they do not have a fair value for the purpose of purchase accounting.

(j)
Represents adjustments made to remove regulatory assets from the historical balance sheet in accordance with the terms of the Quadvest Acquisition.

Financing Transactions Accounting Adjustment
(k)
Reflects the receipt of the net proceeds from the offering of common stock with an aggregate offering size of approximately $608.7 million based on the sale of 11,484,824 shares of common stock at a public offering price of $53.00 per share of common stock excluding any exercise by the underwriters of their option to purchase additional shares of common stock, after deducting underwriting discounts and commissions, before expenses payable by us.
(l)
We expect to incur Debt Financing to fund a portion of the Quadvest Acquisition. See “Financing Transactions” in Note 1 above.

Note 5.   Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Net Income
Transaction Accounting Adjustments include the following adjustments related to the unaudited pro forma condensed combined statements of comprehensive income for the year ended December 31, 2025, as follows:
Acquisition Transaction Accounting Adjustments
(a)
Represents an adjustment of $12.1 million to reflect incremental depreciation expense for the year ended December 31, 2025, for the estimated increase in fair value of acquired tangible assets on a straight-line basis over their estimated useful lives. H2O America intends to request recovery of incremental depreciation expense in future years through future rate case proceedings with the PUCT. However, the terms, timing and amount of any such recovery have not been finalized and, accordingly, the unaudited pro forma condensed financial information does not reflect any such recovery of such revenues or the related impact on the balance sheet or statement of operations.

(b)
Represents an adjustment of $0.3 million to reflect amortization expense for the year ended December 31, 2025, for the estimated fair value of acquired intangible assets on a straight-line basis over their estimated useful lives.

(c)
Represents an adjustment of $6.0 million to record estimated acquisition-related costs expected to be incurred by H2O America in connection with the Quadvest Acquisition for the year ended December 31, 2025. These costs are non-recurring and are not expected to have a continuing impact on the combined company’s operating results in future periods.

(d)
Represents the estimated income tax impact of adjustments to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025. A federal and state statutory rate of 21.6% for the year ended December 31, 2025 has been assumed for the pro forma adjustments. The statutory rate is not necessarily indicative of the effective tax rate of the combined company. Further, as preliminary assessments are ongoing, no adjustments have been recorded related to tax deduction limitations for acquisition-related costs.

(e)
The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the weighted average basic and diluted shares of H2O America. The following table summarizes the computation of the unaudited pro forma basic and diluted earnings per share (in thousands, except per share data):

For the Year Ended December 31, 2025
Numerator for earnings per share calculation:
Pro forma net income	$95,310
Net income attributable to common stockholders, basic and diluted	$95,310
Denominator for earnings per share calculation:
Pro forma weighted average shares:
H2O America shares outstanding as of December 31, 2025	35,002,252
Assumed issuance of H2O America shares	11,484,824
Pro forma weighted average shares, basic	46,487,076
Shares from employee compensation	100,235
Pro forma weighted average shares, diluted	46,587,311
Pro Forma Earnings per Share
Basic	$2.05
Diluted	$2.05

(1)
As the Transactions are being reflected as if they had been consummated at the beginning of the periods presented, the calculation of weighted average basic and diluted shares outstanding assumes the shares issuable in connection with the Transactions have been outstanding for the entire period presented.

(2)
Represents an adjustment of $2.8 million to interest expense to reflect the elimination of interest expense associated with seller indebtedness, as such borrowings were not assumed in this Transaction.

DESCRIPTION OF THE EQUITY UNITS
In this “Description of the Equity Units,” the “Company” refers only to H2O America and any successor obligor, and not to any of its subsidiaries.
The following is a summary of some of the terms of the Equity Units. This summary, together with the summaries of the terms of the purchase contracts, the purchase contract and pledge agreement and the RSNs set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Senior Notes” in this prospectus supplement, contain a description of the material terms of the Equity Units, but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the Senior Notes Indenture, the RSNs and the form of remarketing agreement, which has been attached as an exhibit to the purchase contract and pledge agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
General
The Company will issue the Equity Units under the purchase contract and pledge agreement among the Company and U.S. Bank Trust Company, National Association, as purchase contract agent (the “purchase contract agent”), collateral agent (the “collateral agent”), custodial agent (the “custodial agent”) and securities intermediary (the “securities intermediary”). The Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 6,500,000 Corporate Units (or 7,475,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50.
Each Corporate Unit offered will consist of:
•
a purchase contract under which

•
the holder will agree to purchase from the Company, and the Company will agree to sell to the holder, on November 1, 2029 (or if such day is not a business day, the following business day), which is referred to as the “purchase contract settlement date,” or earlier upon early settlement, for $50, a number of shares of the Company’s common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts —  Purchase of Common Stock,” “Description of the Purchase Contracts — Early Settlement” or “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•
the Company will pay the holder quarterly contract adjustment payments at the rate of 2.450% per year on the stated amount of $50, or $1.225 per year, subject to the Company’s right to defer such contract adjustment payments as described under “Description of the Purchase Contracts — Contract Adjustment Payments,” and

either:
•
a 1/20 undivided beneficial ownership interest in $1,000 principal amount of the RSNs (under which the Company will pay to the holder 1/20 of the interest payment on such note at the initial rate of 5.300%, or $53.00 per year per $1,000 principal amount); or

•
following a successful optional remarketing, the applicable ownership interest in a portfolio of United States Treasury securities, which is referred to as the “Treasury portfolio.”

The “applicable ownership interest” means, with respect to the Treasury portfolio, (1) a 1/20 undivided beneficial ownership interest in $1,000 principal amount at maturity of United States Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the purchase contract settlement date; (2) if the optional remarketing settlement date occurs prior to August 1, 2029, with respect to the originally scheduled interest payment dates on the RSNs that would have occurred on August 1, 2029 and the purchase contract settlement date, an undivided beneficial ownership interest in U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to (i) August 1, 2029 (in connection with the interest payment date that would have occurred on August 1, 2029) and (ii) November 1, 2029 (in connection with the interest payment date that would have occurred on the purchase contract settlement date), each in an aggregate amount at maturity equal to the aggregate interest payments (assuming no reset of the interest rate) that would have been paid on August 1, 2029 and the purchase contract settlement date, respectively, with respect to a 1/20 undivided beneficial ownership interest in $1,000 principal amount of the RSNs; and (3) if the optional remarketing settlement date occurs on or after August 1, 2029, with respect to the originally scheduled interest payment date on the RSNs that would have occurred on the purchase contract settlement date, an undivided beneficial ownership interest in U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date, in an aggregate amount at maturity equal to the aggregate interest payments (assuming no reset of the interest rate) that would have been paid on the purchase contract settlement date with respect to a 1/20 undivided beneficial ownership interest in $1,000 principal amount of the RSNs.
If United States Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, (i) the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the United States Treasury securities described in clauses (1) and (2) or (3) above and (ii) references to the “applicable ownership interest in the Treasury portfolio” or clauses (1) and (2) or (3) above will be deemed to be references to an interest in such amount of cash or the applicable portion thereof. If the provisions set forth in this paragraph apply, references to “Treasury security” and “United States Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.
So long as the Equity Units are in the form of Corporate Units, the related undivided beneficial ownership interest in the RSNs or the applicable ownership interest in the Treasury portfolio described in clause (1) of the definition of “applicable ownership interest” above (or $50 in cash, if the immediately preceding paragraph applies), as the case may be, will be pledged to the Company through the collateral agent to secure the holders’ obligations to purchase the Company’s common stock under the related purchase contracts.
Creating Treasury Units by Substituting a Treasury Security for the RSNs
Each holder of 20 Corporate Units may create, at any time other than after a successful remarketing or during a blackout period (as defined below), 20 Treasury Units by substituting for an RSN a zero-coupon United States Treasury security (for example, CUSIP No. 912821KA2, which matures on October 31, 2029) with a principal amount at maturity equal to $1,000 and maturing on or prior to November 1, 2029, which is referred to as a “Treasury security.” This substitution would create 20 Treasury Units and the RSN would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Treasury Units. Because the RSNs are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 20 Corporate Units. After a successful remarketing, holders may not create Treasury Units from Corporate Units or recreate Corporate Units from Treasury Units.
Each Treasury Unit will consist of:
•
a purchase contract under which

•
the holder will agree to purchase from the Company, and the Company will agree to sell to the holder, on the purchase contract settlement date, or earlier upon early settlement, for $50, a number of shares of the Company’s common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•
the Company will pay the holder quarterly contract adjustment payments at the rate of 2.450% per year on the stated amount of $50, or $1.225 per year, subject to the Company’s right to defer the contract adjustment payments; and

•
a 1/20 undivided beneficial ownership interest in a Treasury security.

The term “blackout period” means the period (1) if the Company elects to conduct an optional remarketing, from 4:00 p.m., New York City time, on the second business day (as defined below) immediately preceding the first day of the applicable optional remarketing period until the settlement date of such optional remarketing or the date the Company announces that such remarketing was unsuccessful and (2) after 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period.
The term “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in New York City or St. Paul, Minnesota are authorized or required by law or executive order to close or a day on which the corporate trust office of the purchase contract agent is closed for business.
The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to the Company through the collateral agent to secure the holder’s obligation to purchase the Company’s common stock under the related purchase contracts.
To create 20 Treasury Units, a holder is required to:
•
deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•
transfer to the purchase contract agent 20 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited a Treasury security with the collateral agent and directing that the purchase contract agent instruct the collateral agent to release the related RSN.

Upon receiving instructions from the purchase contract agent and receipt of the Treasury securities, the collateral agent will release the related RSN from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of the Company’s security interest. The purchase contract agent then will:
•
cancel the 20 Corporate Units;

•
transfer the related RSN to the holder; and

•
deliver 20 Treasury Units to the holder.

The Treasury securities will be substituted for the RSNs and will be pledged to the Company through the collateral agent to secure the holder’s obligation to purchase shares of the Company’s common stock under the related purchase contracts. The RSNs thereafter will trade and be transferable separately from the Treasury Units.
Holders who create Treasury Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to such collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement — Miscellaneous.”
Recreating Corporate Units
Each holder of 20 Treasury Units will have the right, at any time, other than during a blackout period or after a successful remarketing, to substitute for the related Treasury security held by the collateral agent an RSN having a principal amount equal to $1,000. This substitution would recreate 20 Corporate Units and the applicable Treasury securities would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Corporate Units. Because the RSNs are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 20 Treasury Units. After a successful remarketing, holders may not recreate Corporate Units from Treasury Units.

To recreate 20 Corporate Units, a holder is required to:
•
deposit with the collateral agent an RSN having a principal amount of $1,000, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•
transfer to the purchase contract agent 20 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited an RSN having a principal amount of $1,000 with the collateral agent and directing that the purchase contract agent instruct the collateral agent to release the related Treasury securities.

Upon receiving instructions from the purchase contract agent and receipt of an RSN having a principal amount of $1,000, the collateral agent will promptly release the related Treasury securities from the pledge and promptly instruct the securities intermediary to transfer such Treasury securities to the purchase contract agent for distribution to the holder, free and clear of the Company’s security interest. The purchase contract agent then will:
•
cancel the 20 Treasury Units;

•
transfer the related Treasury securities to the holder; and

•
deliver 20 Corporate Units to the holder.

The $1,000 principal amount RSN will be substituted for the Treasury securities and will be pledged to the Company through the collateral agent to secure the holder’s obligation to purchase shares of the Company’s common stock under the related purchase contracts. The Treasury securities thereafter will trade and be transferable separately from the Corporate Units.
Holders who recreate Corporate Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to the collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement — Miscellaneous.”
Payments on the Equity Units
Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by the Company at the rate of 2.450% per year on the stated amount of $50 per Equity Unit. The Company will make all contract adjustment payments on the Corporate Units and the Treasury Units quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (except that if any such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing February 1, 2027. Unless the purchase contracts have been terminated (as described under “Description of the Purchase Contracts — Termination” below), the Company will make such contract adjustment payments until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change early settlement, as described under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change” below) and the most recent contract adjustment payment date on or before any other early settlement with respect to the related purchase contracts (in the case of an early settlement as described under “Description of the Purchase Contracts — Early Settlement” below). If the purchase contracts have been terminated, the Company’s obligation to pay the contract adjustment payments, including any accrued and unpaid contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon), will cease. In addition, holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on the RSNs (or distributions on the applicable ownership interest in the Treasury portfolio, as applicable), equivalent to the rate of 5.300% per year. There will be no interest payments in respect of the Treasury securities that are a component of the Treasury Units, but to the extent that such holders of Treasury Units continue to hold the RSNs that were delivered to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate RSNs for as long as they hold the RSNs, subject to any modifications made thereto pursuant to a successful remarketing.

The Company has the right to defer payment of quarterly contract adjustment payments as described under “Description of the Purchase Contracts — Contract Adjustment Payments.”
Listing
The Company intends to apply to list the Corporate Units on the Nasdaq and expects trading to commence within 30 days of the initial issuance of the Corporate Units under the symbol “HTOEU”. Except in connection with early settlement, fundamental change early settlement, a termination event or settlement on the purchase contract settlement date with separate cash, unless and until substitution has been made as described in “— Creating Treasury Units by Substituting a Treasury Security for the RSNs” or “— Recreating Corporate Units,” neither the RSN nor the applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The RSNs or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. In addition, if Treasury Units or RSNs are separately traded to a sufficient extent that the applicable exchange listing requirements are met, the Company may endeavor to cause the Treasury Units or RSNs to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the Nasdaq. However, there can be no assurance that the Company will list the Treasury Units or the RSNs on any exchange or quotation system.
Ranking
The RSNs, which are included in the Equity Units, will be direct, unsecured and unsubordinated obligations of the Company ranking equally with all other unsecured and unsubordinated obligations of the Company from time to time outstanding. The RSNs will be issued under the Company’s Senior Notes Indenture.
The Company’s obligations with respect to contract adjustment payments will be subordinated in right of payment to the Company’s existing and future senior indebtedness.
The RSNs and the Company’s obligations with respect to contract adjustment payments will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of the Company’s subsidiaries and effectively subordinated to all secured indebtedness of the Company.
The Company’s subsidiaries are separate and distinct legal entities from the Company. The Company’s subsidiaries have no obligation to pay any amounts due on the RSNs or the purchase contracts or to provide the Company with funds to meet the Company’s payment obligations on the RSNs or purchase contracts. Any payment of dividends, loans or advances by the Company’s subsidiaries to the Company could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. The Company’s right to receive any assets of any of the Company’s subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the RSNs or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if the Company is a creditor of any of the Company’s subsidiaries, the Company’s rights as a creditor would be subordinated to any security interest in the assets of the Company’s subsidiaries and any indebtedness of the Company’s subsidiaries senior to that held by the Company.
Voting and Certain Other Rights
Prior to the delivery of shares of common stock under each purchase contract, such purchase contract shall not entitle the holder of the Corporate Units or Treasury Units to any rights of a holder of shares of the Company’s common stock, including, without limitation, the right to vote or receive any dividends or other payments or distributions or to consent to or to receive notice as a stockholder or other rights in respect of the Company’s common stock.

Agreed United States Federal Income Tax Treatment
Each beneficial owner of an Equity Unit, by accepting a beneficial interest therein, will be deemed to have agreed for United States federal, state and local income tax purposes (unless otherwise required by any taxing authority) (1) to be treated as the owner, separately, of each of the purchase contract and the related RSNs or the applicable ownership interests in the Treasury portfolio or Treasury security, as the case may be, (2) to treat the RSNs as indebtedness and (3) to allocate, as of the issue date, 100% of the purchase price paid for each Corporate Unit to its ownership interest in the RSNs and 0% to each purchase contract, which will establish its initial tax basis in each purchase contract as $0 and the beneficial owner’s initial tax basis in the RSNs as $50. This position will be binding on each beneficial owner of each Equity Unit, but not on the IRS. See “Material United States Federal Income Tax Considerations.”
Repurchase of the Equity Units
The Company may purchase from time to time any of the Equity Units that are then outstanding by tender, in the open market, by private agreement or otherwise, subject to compliance with applicable law.

DESCRIPTION OF THE PURCHASE CONTRACTS
In this “Description of the Purchase Contracts,” the “Company” refers only to H2O America and any successor obligor, and not to any of its subsidiaries.
The following is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement among the Company, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary. The summaries of the purchase contracts and the purchase contract and pledge agreement contain a description of the material terms of the contracts but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the Senior Notes Indenture, the RSNs and the form of remarketing agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
Purchase of Common Stock
Each purchase contract that is a component of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and the Company to issue and deliver, on November 1, 2029 (or if such day is not a business day, the following business day) (the “purchase contract settlement date”), for $50 in cash a number of shares of the Company’s common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below), unless the purchase contract terminates prior to that date or is settled early at the holder’s option. The number of shares of the Company’s common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which is referred to as the “settlement rate”) will be determined as follows, subject to adjustment as described under “— Early Settlement Upon a Fundamental Change” and “— Anti-dilution Adjustments” below:
(1)   If the applicable market value of the Company’s common stock is equal to or greater than the “threshold appreciation price” of $68.8231, the settlement rate will be 0.7265 shares of the Company’s common stock (this settlement rate is referred to as the “minimum settlement rate”).
Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount of $50.00 (the “stated amount”), assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.
(2)   If the applicable market value of the Company’s common stock is less than the threshold appreciation price but greater than the “reference price” of $58.5686, the settlement rate will be a number of shares of the Company’s common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share.
Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the market price does not exceed the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.
(3)   If the applicable market value of the Company’s common stock is less than or equal to the reference price, the settlement rate will be 0.8537 shares of the Company’s common stock (this settlement rate is referred to as the “maximum settlement rate”).

Accordingly, if the market price for the common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value of the common stock is the same as the reference price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.
The reference price is equal to $50 divided by the maximum settlement rate (such quotient rounded to the nearest $0.0001), which is $58.5686 and is approximately equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date the Equity Units are priced.
The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $68.8231 and represents appreciation of approximately 17.5% over the reference price.
If you elect to settle your purchase contract early in the manner described under “— Early Settlement,” the number of shares of the Company’s common stock issuable upon settlement of such purchase contract will be 0.7265, the minimum settlement rate, subject to adjustment as described under “— Anti-dilution Adjustments.” If you elect to settle your purchase contract early upon a fundamental change, the number of shares of the Company’s common stock issuable upon settlement will be determined as described under “— Early Settlement Upon a Fundamental Change.” The minimum settlement rate and the maximum settlement rate are referred to as the “fixed settlement rates.”
The “applicable market value” means the average of the volume-weighted average price, or VWAP, of the Company’s common stock on each trading day during the 20 consecutive scheduled trading day period ending on, and including, the third scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of the Company’s common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which the Company’s common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page “HTO US <EQUITY> AQR” (or its equivalent successor if that page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of the Company’s common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). Following a fundamental change described in clause (2) of the definition of “fundamental change” where the holders of the Company’s common stock receive only cash in such fundamental change, the “VWAP” shall be equal to the cash amount paid per share of the Company’s common stock.
A “trading day” means, for purposes of determining a VWAP or closing price, a day (i) on which the principal exchange or quotation system on which the Company’s common stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event.
A “market disruption event” means any of the following events:
•
any suspension of, or limitation imposed on, trading by the principal exchange or quotation system on which the Company’s common stock is listed or admitted for trading during the one-hour period prior to the close of trading for the regular trading session on such exchange or quotation system (or, for purposes of determining VWAP, any period or periods prior to 1:00 p.m., New York City time, aggregating one-half hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to the Company’s common stock or in futures or options contracts relating to the Company’s common stock on the relevant exchange or quotation system; or

•
any event (other than a failure to open or, except for purposes of determining VWAP, a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the principal exchange or quotation system on which the Company’s common stock is listed or admitted for trading (or, for purposes of determining VWAP, any period or periods prior to 1:00 p.m., New York City time, aggregating one half hour or longer) in general to effect transactions in, or obtain market values for, the Company’s common stock on the relevant exchange or quotation system or futures or options contracts relating to the Company’s common stock on any relevant exchange or quotation system; or

•
the failure to open of the principal exchange or quotation system on which futures or options contracts relating to the Company’s common stock are traded or, except for purposes of determining VWAP, the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

If a market disruption event occurs on any scheduled trading day during the market value averaging period, the Company will notify investors on the calendar day on which such event occurs.
If 20 trading days for the Company’s common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of the Company’s common stock for each of the remaining trading days will be the VWAP of the Company’s common stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.
The “closing price” per share of the Company’s common stock means, on any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of the Company’s common stock on the principal United States securities exchange on which the Company’s common stock is listed, or if the Company’s common stock is not so listed on a United States securities exchange, the average of the last quoted bid and ask prices for the Company’s common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if those bid and ask prices are not available, the market value of the Company’s common stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.
The Company will not issue any fractional shares of the Company’s common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the fraction of a whole share represented by such fractional share multiplied by the closing price of the Company’s common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time certificates evidencing more than one purchase contract, then the number of shares of the Company’s common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered (including any global security certificate, to the extent permitted by, and practicable under, depository procedures).
Unless:
•
a holder has settled early the related purchase contracts by delivery of cash to the purchase contract agent in the manner described under “— Early Settlement” or “— Early Settlement Upon a Fundamental Change;”

•
a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under “— Notice to Settle with Cash;” or

•
an event described under “— Termination” has occurred;

then, on the purchase contract settlement date,
•
in the case of Corporate Units where there has not been a successful optional or final remarketing, the holder will be deemed to have exercised its put right as described under “— Remarketing” (unless it shall have elected not to exercise such put right by delivering cash as described thereunder) and to have elected to apply the proceeds of the put option to satisfy in full the holder’s obligation to purchase the Company’s common stock under the related purchase contracts;

•
in the case of Corporate Units where the Treasury portfolio or cash has replaced the RSNs as a component of the Corporate Units following a successful optional remarketing, the portion of the proceeds of the applicable ownership interests in the Treasury portfolio when paid at maturity or an amount of cash equal to the stated amount of $50 per Corporate Unit will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

•
in the case of Corporate Units where the RSNs have been successfully remarketed during the final remarketing period, the portion of the remarketing proceeds sufficient to satisfy the holder’s obligation to purchase the Company’s common stock under the related purchase contracts will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

•
in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will be applied to satisfy in full the holder’s obligation to purchase the Company’s common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Treasury Units.

The common stock will then be issued and delivered to the holder or the holder’s designee on the purchase contract settlement date. The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of the Company’s common stock pursuant to the purchase contracts, unless any such tax is due because the holder requests such shares to be issued in a name other than such holder’s name.
Prior to the settlement of a purchase contract, the shares of the Company’s common stock underlying each purchase contract will not be outstanding, and the holder of the purchase contract will not have any voting rights, rights to dividends or any other distributions or other rights of a holder of the Company’s common stock by virtue of holding such purchase contract.
By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:
•
irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the related purchase contract and the purchase contract and pledge agreement in the name of and on behalf of such holder;

•
agreed to be bound by the terms and provisions of the Corporate Units or Treasury Units, as applicable, including, but not limited to, the terms of the related purchase contract and the purchase contract and pledge agreement, for so long as the holder remains a holder of Corporate Units or Treasury Units;

•
consented to and agreed to be bound by the pledge of such holder’s right, title and interest in and to its undivided beneficial ownership interest in the RSNs, the portion of the Treasury portfolio (or cash) described in the first clause of the definition of “applicable ownership interest” or the Treasury securities, as applicable, and the delivery of such collateral by the purchase contract agent to the collateral agent; and

•
agreed to the satisfaction of the holder’s obligations under the purchase contracts with the proceeds of the pledged undivided beneficial ownership interests in the RSNs, Treasury portfolio

(or cash), Treasury securities or put option, as applicable, in the manner described above if the option to settle the purchase contracts through payment of separate cash is not elected.
Remarketing
The Company has agreed to enter into a remarketing agreement with one or more remarketing agents no later than 20 days prior to the first day of the final remarketing period or, if the Company elects to conduct an optional remarketing, no later than five business days prior to the first day of the applicable optional remarketing period.
During a blackout period that relates to each remarketing period:
•
a holder may not settle a purchase contract early;

•
a holder may not create Treasury Units; and

•
a holder may not recreate Corporate Units from Treasury Units.

Each of an “optional remarketing” and a “final remarketing” is referred to as a “remarketing.” In a remarketing, the RSNs that are a part of Corporate Units (except, in the case of a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs whose holders have elected to participate in the remarketing, as described under “Description of the Remarketable Senior Notes — Remarketing of RSNs That Are Not Included in Corporate Units,” will be remarketed.
Following any successful remarketing of the RSNs:
•
the interest rate on the RSNs may be reset as described below and under “Description of the Remarketable Senior Notes — Interest Rate Reset” below; and

•
interest will be payable on the RSNs semi-annually on May 1 and November 1 of each year.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, upon the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.
In order to remarket the RSNs, the remarketing agent, in consultation with the Company, will:
•
remarket the RSNs as fixed-rate notes; and

•
reset the interest rate on the RSNs (either upward or downward) in order to produce the required price in the remarketing as discussed under “— Optional Remarketing” and “— Final Remarketing” below.

The Company will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the RSNs to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless the Company conducts any remarketing in accordance with an exemption under the securities laws).
The Company will separately pay a fee to the remarketing agent for its services as remarketing agent. Holders whose RSNs are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.
Optional Remarketing
Unless a termination event has occurred, the Company may elect, at the Company’s option, to engage the remarketing agent pursuant to the terms of the remarketing agreement, to remarket the RSNs on any optional remarketing date occurring during the “period for optional remarketing” beginning on, and including, April 27, 2029 (the second business day immediately preceding the May 1, 2029 interest payment date) and ending on, and including, October 5, 2029 (the sixth business day immediately preceding the first day of the final remarketing period), unless the RSNs have been previously successfully remarketed. Any optional remarketing during the period for optional remarketing will occur during one or more periods of up to 15 business days selected by the Company; any such period of up to 15 business days selected by the Company for an optional remarketing is referred to as an “optional remarketing period,” a remarketing that occurs during an optional remarketing period as an “optional remarketing” and the date the RSNs are priced in an optional remarketing as the “optional remarketing date.” In any optional remarketing, the aggregate principal amount of the RSNs that are a part of Corporate Units and any separate RSNs whose holders have elected to participate in the optional remarketing, as described under “Description of the Remarketable Senior Notes — Remarketing of RSNs That Are Not Included in Corporate Units,” will be remarketed. If the Company elects to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs that results in aggregate proceeds of at least 100% of the aggregate of the Treasury portfolio purchase price (as defined below) and the separate RSNs purchase price (as defined below). To obtain that price, the remarketing agent may, in consultation with the Company, reset the interest rate on the RSNs as described under “Description of the Remarketable Senior Notes — Interest Rate Reset.” The Company will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the Company’s election to conduct an optional remarketing no later than five business days prior to the date the Company begins any optional remarketing.
An optional remarketing on any optional remarketing date will be considered successful if the remarketing agent is able to remarket the RSNs at a price that results in aggregate proceeds of at least 100% of the Treasury portfolio purchase price and the separate RSNs purchase price.
Following a successful optional remarketing of the RSNs, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described below, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the RSNs underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the remarketing proceeds attributable to the separate RSNs sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date to the holders of such separate RSNs.
If the Company elects to conduct an optional remarketing and the remarketing is successful:
•
settlement with respect to the remarketed RSNs will occur on the second business day following the optional remarketing date, unless the remarketed RSNs are priced after 4:30 p.m., New York City time, on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date (such settlement date is referred to as the “optional remarketing settlement date”);

•
interest on the RSNs will be payable semi-annually;

•
the interest rate on the RSNs will be reset by the remarketing agent in consultation with the Company on the optional remarketing date and will become effective on the optional remarketing settlement date;

•
the other modifications to the terms of the RSNs, as described under “— Remarketing,” will become effective;

•
after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio (or cash), as described herein; and

•
you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If the Company does not elect to conduct an optional remarketing during an optional remarketing period or no optional remarketing succeeds for any reason, the RSNs will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the RSNs during the final remarketing period.

For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary United States government securities dealer in New York City to the quotation agent selected by the Company between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date; provided that if the Treasury portfolio consists of cash, “Treasury portfolio purchase price” means the amount of such cash.
Following a successful optional remarketing and receipt of the proceeds, the collateral agent will purchase, at the Treasury portfolio purchase price, a Treasury portfolio consisting of:
•
United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the RSNs underlying the undivided beneficial ownership interests in the RSNs included in the Corporate Units on the optional remarketing date;

•
if the optional remarketing settlement date occurs prior to August 1, 2029, with respect to the originally scheduled quarterly interest payment dates on the RSNs that would have occurred on August 1, 2029 and the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to (i) August 1, 2029 (in connection with the interest payment date that would have occurred on August 1, 2029) and (ii) November 1, 2029 (in connection with the interest payment date that would have occurred on the purchase contract settlement date), each in an aggregate amount at maturity equal to the aggregate interest payments (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on August 1, 2029 and the purchase contract settlement date, respectively, on the principal amount of the RSNs underlying the undivided beneficial ownership interests in the RSNs included in the Corporate Units on the optional remarketing date; and

•
if the optional remarketing settlement date occurs on or after August 1, 2029, United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the RSNs underlying the undivided beneficial ownership interests in the RSNs included in the Corporate Units on the optional remarketing date.

If United States Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the United States Treasury securities described in the bullet points above. If the provisions set forth in this paragraph apply, references in this prospectus supplement to a “Treasury security” and “United States Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash.
The applicable ownership interests in the Treasury portfolio will be substituted for the undivided beneficial ownership interests in the RSNs that are components of the Corporate Units and the portions of the Treasury portfolio described in the first bullet above will be pledged to the Company through the collateral agent to secure the Corporate Unit holders’ obligation under the purchase contracts. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract. In addition, proceeds from the portions of the Treasury portfolio described in the second bullet (if the optional remarketing settlement date occurs prior to August 1, 2029) or the third bullet (if the optional remarketing settlement date occurs on or after August 1, 2029), as applicable, which will equal the interest payments (assuming no reset of the interest rate) that would have been paid on August 1, 2029 (if the optional remarketing settlement date occurs prior to such date) and the purchase contract settlement date on the RSNs that were components of the Corporate Units at the time of remarketing, will be paid to the holders of the Corporate Units on such date or dates, as applicable.

If the Company elects to remarket the RSNs during any optional remarketing period and a successful remarketing has not occurred on or prior to the last day of the applicable optional remarketing period, the Company will cause a notice of the failed remarketing to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last day of the applicable optional remarketing period. This notice will be validly published by furnishing such information on a Current Report on Form 8-K or by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service. The Company will similarly cause a notice of a successful remarketing of the RSNs to be published no later than 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.
On each business day during any optional remarketing period, the Company has the right in its sole and absolute discretion to determine whether or not an optional remarketing will be attempted. At any time and from time to time during an optional remarketing period prior to the announcement of a successful optional remarketing, the Company has the right to postpone any optional remarketing in its sole and absolute discretion.
Final Remarketing
Unless a termination event or a successful optional remarketing has previously occurred, the Company will remarket the RSNs during the ten business day period ending on, and including, October 29, 2029 (the third business day immediately preceding the purchase contract settlement date). This period is referred to as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the RSNs are priced in the final remarketing as the “final remarketing date.” In the final remarketing, the aggregate principal amount of the RSNs that are a part of Corporate Units (except where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs to be remarketed that results in proceeds of at least 100% of the principal amount of all the RSNs offered in the remarketing. To obtain that price, the remarketing agent may, in consultation with the Company, reset the interest rate on the RSNs as described under “Description of the Remarketable Senior Notes — Interest Rate Reset.” The Company will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing no later than seven days prior to the first day of the final remarketing period. In such notice, the Company will set forth the dates of the final remarketing period, applicable procedures for holders of separate RSNs to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units and for holders of Treasury Units to recreate Corporate Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a holder of separate RSNs in the case of a failed remarketing if a holder of separate RSNs wishes to exercise its right to put its RSNs to the Company as described below and under “Description of the Remarketable Senior Notes — Put Option upon Failed Remarketing.” The Company has the right to postpone the final remarketing in its sole and absolute discretion on any day prior to the last three business days of the final remarketing period.
A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the RSNs for a price of at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing.
If the final remarketing is successful:
•
settlement with respect to the remarketed RSNs will occur on the purchase contract settlement date;

•
interest on the RSNs will be payable semi-annually;

•
the interest rate on the RSNs will be reset by the remarketing agent in consultation with the Company and will become effective on the reset effective date, which will be the purchase contract settlement date, as described under “Description of the Remarketable Senior Notes — Interest Rate Reset” below;

•
the other modifications to the terms of the RSNs, as described under “— Remarketing,” will become effective; and

•
the collateral agent will remit the portion of the proceeds equal to the total principal amount of the RSNs underlying the Corporate Units to the Company to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts, and any excess proceeds attributable to RSNs underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of the RSNs and proceeds from the final remarketing attributable to the separate RSNs remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the remarketed separate RSNs.

Unless a termination event has occurred, a holder has effected an early settlement or a fundamental change early settlement or there has been a successful remarketing, each Corporate Unit holder has the option at any time on or after the date the Company gives notice of a final remarketing to notify the purchase contract agent in writing at any time prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of its intention to settle the related purchase contracts on the purchase contract settlement date with separate cash and to provide that cash on or prior to the business day immediately prior to the first day of the final remarketing period, as described under “— Notice to Settle with Cash.” The RSNs of any holder of Corporate Units who has not given this notice or failed to deliver the cash will be remarketed during the final remarketing period. In addition, holders of RSNs that do not underlie Corporate Units may elect to participate in the remarketing as described under “Description of the Remarketable Senior Notes —  Remarketing of RSNs That Are Not Included in Corporate Units.”
If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the RSNs during the final remarketing period at a price equal to or greater than 100% of the aggregate principal amount of all the RSNs offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all RSNs will have the right to put their RSNs to the Company for an amount equal to the principal amount of their RSNs. The conditions precedent in the remarketing agreement will include, but not be limited to, the timely filing with the SEC of all material related to the remarketing required to be filed by the Company, the truth and correctness of certain representations and warranties made by the Company in the remarketing agreement, the furnishing of certain officer’s certificates to the remarketing agent and the receipt by the remarketing agent of customary “comfort letters” from the Company’s auditors and opinions of counsel. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the RSNs underlying such Corporate Units unless the holder has provided a written notice to the purchase contract agent of its intention to settle the purchase contract with separate cash as described below under “— Notice to Settle with Cash” prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, and on or prior to the business day immediately preceding the purchase contract settlement date has delivered the $50 in cash per purchase contract. Settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. If a holder of Corporate Units elects to settle with separate cash, upon receipt of the required cash payment, the related RSNs underlying the Corporate Units will be released from the pledge under the purchase contract and pledge agreement and delivered promptly to the purchase contract agent for delivery to the holder. The holder of the Corporate Units will then receive the applicable number of shares of the Company’s common stock on the purchase contract settlement date. The cash received by the collateral agent upon this settlement with separate cash may, upon the Company’s written direction, be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to the Company on the purchase contract settlement date. Permitted investments may include investments for which the collateral agent or its affiliates serve as manager, investment advisor, administrator, shareholder, servicing agent and/or custodian or sub-custodian and for which the collateral agent may receive fees. Any excess funds received by the collateral agent in respect of any such permitted investments over the aggregate purchase price remitted to the Company in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for ratable payment to the applicable holders who settled with separate cash. If a failed remarketing has occurred, unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the proceeds of the put option against the holder’s obligations to pay the aggregate purchase price for the shares of the Company’s common stock to be issued under the related purchase contracts, thereby satisfying the obligations in full, and the Company will deliver to the holder the Company’s common stock pursuant to the related purchase contracts.
If a successful final remarketing has not occurred on or prior to October 29, 2029 (the last day of the final remarketing period), the Company will cause a notice of the failed remarketing of the RSNs to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last day of the final remarketing period. This notice will be validly published by furnishing such information on a Current Report on Form 8-K or making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.
Early Settlement
Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, other than during a blackout period in the case of Corporate Units. An early settlement may be made only in integral multiples of 20 Corporate Units or 20 Treasury Units; however, if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units following a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of 80,000 Corporate Units. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in St. Paul, Minnesota (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if in certificated form and (2) a cash payment in immediately available funds in an amount equal to:
•
$50 times the number of purchase contracts being settled; plus

•
if the early settlement date occurs during the period from the close of business on any record date next preceding any contract adjustment payment date to the opening of business on such contract adjustment payment date, an amount equal to the contract adjustment payments payable on such contract adjustment payment date, unless the Company has elected to defer the contract adjustment payments payable on such contract adjustment payment date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depository, procedures for early settlement will also be governed by standing arrangements between the depository and the purchase contract agent.
The early settlement right is also subject to the condition that, if required under United States federal securities laws, the Company has a registration statement under the Securities Act in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. The Company has agreed that, if such a registration statement is required, the Company will use its commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, the Company will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until the Company has publicly disclosed such transaction or development; provided that the Company will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.

Upon early settlement, except as described below in “— Early Settlement Upon a Fundamental Change,” the Company will sell, and the holder will be entitled to buy, the minimum settlement rate of 0.7265 shares of the Company’s common stock (or in the case of an early settlement following a reorganization event, such number of exchange property units, as described under “— Reorganization Events” below) for each purchase contract being settled (regardless of the market price of the Company’s common stock on the date of early settlement), subject to adjustment under the circumstances described under “— Anti-dilution Adjustments” below. The Company will cause, no later than the second business day after the applicable early settlement date, (1) the shares of the Company’s common stock to be issued and (2) the related RSNs or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts to be released from the pledge under the purchase contract and pledge agreement and delivered to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will also terminate.
If the purchase contract agent receives a completed “Election to Settle Early” form (along with the Corporate Unit or Treasury Unit certificate, if in certificated form) and payment of $50 for each purchase contract being settled (and, if required, an amount equal to the contract adjustment payments payable on the next contract adjustment payment date) prior to 4:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing at or after 4:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the early settlement date.
Early Settlement Upon a Fundamental Change
If a “fundamental change” (as defined below) occurs prior to the 30th scheduled trading day preceding the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described in this prospectus supplement, will have the right to accelerate and settle the purchase contract early on the fundamental change early settlement date (defined below) at the settlement rate determined as if the applicable market value were determined, for such purpose, based on the market value averaging period starting on the 22nd scheduled trading day prior to the fundamental change early settlement date and ending on, and including, the third scheduled trading day immediately preceding the fundamental change early settlement date, plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”).
This right is referred to as the “fundamental change early settlement right.” If 20 trading days for the Company’s common stock have not occurred during the deemed market value averaging period referred to in the preceding paragraph, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the fundamental change early settlement date and the VWAP of the Company’s common stock for each of the remaining trading days will be the VWAP of the Company’s common stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.
The Company will provide each of the holders and the purchase contract agent with a written notice of the completion of a fundamental change within four scheduled trading days after the effective date of a fundamental change. The notice will specify (1) a date (subject to postponement as described below, the “fundamental change early settlement date”), which will be at least 26 scheduled trading days after the date of such notice and one business day prior to the purchase contract settlement date, on which date the Company will deliver shares of the Company’s common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, which will be no earlier than the second scheduled trading day before the fundamental change early settlement date, (3) the first scheduled trading day of the deemed market value averaging period, which will be the 22nd scheduled trading day prior to the fundamental change early settlement date, (4) the reference price, the threshold appreciation price and the fixed settlement rates, (5) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable by the holder upon settlement and (6) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in St. Paul, Minnesota during the period beginning on, and including, the date the Company delivers notice that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the second scheduled trading day immediately preceding the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of $50 for each purchase contract being settled in immediately available funds.
A “fundamental change” will be deemed to have occurred if any of the following occurs:
(1)   except in connection with transactions described in clause (2), a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its direct or indirect wholly-owned subsidiaries and its and their employee benefit plans, has become, and files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act that discloses that such “person” or “group” has become, the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Company’s common stock representing more than 50% of the voting power of the Company’s common stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made; provided that no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;
(2)   the consummation of (A) any recapitalization, reclassification or change of the Company’s common stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) as a result of which the Company’s common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Company’s common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than one or more of its direct or indirect subsidiaries;
(3)   the Company’s common stock (or other common stock underlying the purchase contracts) ceases to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or The Texas Stock Exchange (or any of their respective successors) unless the Company’s common stock has been accepted or admitted for trading on another of such exchanges; or
(4)   the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company;
provided that a transaction or transactions described in clause (2) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the Company’s common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or The Texas Stock Exchange (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the purchase contracts relate to such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights. If any transaction in which the Company’s common stock is replaced by the common stock or other common equity of another entity occurs, following the completion of the related fundamental change exercise period, references to the Company in the “fundamental change” definition shall instead be references to such other entity.
If you exercise the fundamental change early settlement right, the Company will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares. In addition, on the fundamental change early settlement date, the Company will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and the Company is not deferring the related contract adjustment payment, in which case the Company will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. If the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date and the Company is deferring such contract adjustment payment, the Company will pay you any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date on the fundamental change early settlement date. You will also receive on the fundamental change early settlement date the RSNs or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, which, in each case, shall have been released from the pledge under the purchase contract and pledge agreement. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and will be subject to normal settlement on the purchase contract settlement date.
The Company has agreed that, if required under the United States federal securities laws, the Company will use its commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement (it being understood that for so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), the Company will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until the Company has publicly disclosed such transaction or development; provided that the Company will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until such a registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the third scheduled trading day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third scheduled trading day following the end of the fundamental change exercise period. The Company will provide each of the holders and the purchase contract agent with a written notice of any such extension and postponement at least 23 scheduled trading days prior to the postponed fundamental change early settlement date.
Unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the RSNs as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 80,000 Corporate Units.
A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.
Calculation of Make-Whole Shares.   The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by the Company or its agent by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:
•
in the case of a fundamental change described in clause (2) above where the holders of the Company’s common stock receive only cash in the fundamental change, the cash amount paid per share of the Company’s common stock; or

•
otherwise, the average of the closing prices of the Company’s common stock over the 20 trading-day period ending on, and including, the trading day immediately preceding the effective date of the fundamental change.

	Stock Price
Effective Date	$10.00	$20.00	$30.00	$40.00	$50.00	$58.57	$63.00	$68.82	$80.00	$100.00	$120.00	$140.00	$160.00	$180.00
November 3, 2026	0.6321	0.3096	0.1990	0.1298	0.0713	0.0000	0.0720	0.1195	0.0918	0.0638	0.0492	0.0400	0.0335	0.0285
November 1, 2027	0.4351	0.2133	0.1382	0.0907	0.0428	0.0000	0.0458	0.0935	0.0673	0.0442	0.0338	0.0276	0.0232	0.0198
November 1, 2028	0.2239	0.1098	0.0717	0.0496	0.0182	0.0000	0.0192	0.0643	0.0379	0.0222	0.0173	0.0142	0.0120	0.0103
November 1, 2029	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The stock prices set forth in the second row of the table (that is, the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates in a manner inversely proportional to the adjustments to the fixed settlement rates.
Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “— Anti-dilution Adjustments.”
The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:
•
if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the amount of make-whole shares will be determined by straight-line interpolation between the make-whole share amounts set forth for the higher and lower stock prices and the two effective dates based on a 365-day year, as applicable;

•
if the stock price is in excess of $180.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above), then the make-whole share amount will be zero; and

•
if the stock price is less than $10.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight-line interpolation, as described above, if the effective date is between two effective dates on the table.

Notice to Settle with Cash
Unless a termination event has occurred, a holder effects an early settlement or a fundamental change early settlement with respect to the underlying purchase contract, or a successful remarketing has occurred, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in St. Paul, Minnesota with the completed “Notice to Settle with Cash” form at any time on or after the date the Company gives notice of a final remarketing and prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period or, if there has been a failed final remarketing, on the second business day immediately preceding the purchase contract settlement date. Holders of Corporate Units may only cash-settle Corporate Units in integral multiples of 20 Corporate Units.
The holder must also deliver to the securities intermediary the required cash payment in immediately available funds. Such payment must be delivered prior to 4:00 p.m., New York City time, on the business day immediately preceding the first day of the final remarketing period or, if there has been a failed remarketing, on the business day immediately preceding the purchase contract settlement date.
Upon receipt of the cash payment, the related RSN will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of the Company’s common stock on the purchase contract settlement date.
If a holder of Corporate Units that has given notice of its election to settle with cash fails to deliver the cash by the applicable time and date specified above, such holder shall be deemed to have consented to the disposition of its RSNs in the final remarketing or to have exercised its put right (as described under “— Remarketing” above), in each case, as applicable.
Any cash received by the collateral agent upon cash settlement may, upon the Company’s written direction, be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to the Company on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of permitted investments over the aggregate purchase price remitted to the Company in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for payment to the holders who settled with cash.
Contract Adjustment Payments
Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of 2.450% of the stated amount of $50 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing on February 1, 2027.
Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the fifteenth day of the calendar month immediately preceding the calendar month in which the relevant payment date falls (whether or not a business day) or if the Corporate Units or Treasury Units, as applicable, are held in book-entry form, the “record date” will be the business day immediately preceding the applicable payment date. These distributions will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units. Subject to any applicable laws and regulations, each such payment will be made as described under “Certain Provisions of the Purchase Contract and Pledge Agreement — Book-Entry Issuance — The Depository Trust Company.”
If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.
For the avoidance of doubt, subject to the Company’s right to defer contract adjustment payments, all record holders of purchase contracts on any record date will be entitled to receive the full contract adjustment payment due on the related contract adjustment payment date regardless of whether the holder of such purchase contract elects to settle such purchase contract early (whether at its option or in connection with a fundamental change) following such record date.
The Company’s obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to the Company’s obligations under any of the Company’s senior indebtedness and will rank junior to the RSNs.
The Company may, at its option and upon prior written notice of at least one business day before the record date to the purchase contract agent, defer all or part of the contract adjustment payments, but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).
Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to 7.750% per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. The additional contract adjustment payments that accrue on deferred contract adjustment payments are referred to as “compounded contract adjustment payments.” The Company may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date; provided that in order to pay deferred contract adjustment payments on any scheduled contract adjustment payment date other than the purchase contract settlement date, the Company must deliver written notice thereof to holders of the Equity Units and the purchase contract agent on or before the relevant record date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or similar reorganization with respect to the Company), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.
If the Company exercises its option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, it will not (1) declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of the Company’s capital stock, (2) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s debt securities that rank on parity with, or junior to, the contract adjustment payments, or (3) make any guarantee payments under any guarantee by the Company of securities of any of its subsidiaries if the Company’s guarantee ranks on parity with, or junior to, the contract adjustment payments.
The restrictions listed in the prior paragraph do not apply to:
(a)   purchases, redemptions or other acquisitions of the Company’s capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents, independent contractors or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of the Company’s obligations pursuant to any contract or security outstanding on the date that the contract adjustment payment is deferred requiring the Company to purchase, redeem or acquire the Company’s capital stock;
(b)   any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (1) above as a result of a reclassification of the Company’s capital stock, or the exchange or conversion of all or a portion of one class or series of the Company’s capital stock, for another class or series of the Company’s capital stock;
(c)   the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of the Company’s capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

(d)   dividends or distributions paid or made in the Company’s capital stock (or rights to acquire the Company’s capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of the Company’s capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;
(e)   redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a stockholder rights plan outstanding on the date that the contract adjustment payment is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;
(f)   payments on any trust preferred securities, subordinated notes or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equally in right of payment to the contract adjustment payments, so long as the amount of payments made on account of such securities or guarantees and the purchase contracts is paid on all such securities and guarantees and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities, guarantees or purchase contracts is then entitled if paid in full; provided that, for the avoidance of doubt, the Company will not be permitted under the purchase contract and pledge agreement to make contract adjustment payments in part; or
(g)   any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause the Company to breach the terms of the instrument governing such parity or junior securities.
Anti-dilution Adjustments
Each fixed settlement rate will be subject to the following adjustments:
(1)   Stock Dividends.   If the Company pays or makes a dividend or other distribution on the Company’s common stock in common stock, each fixed settlement rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution will be increased by dividing:
•
each fixed settlement rate by

•
a fraction, the numerator of which will be the number of shares of the Company’s common stock outstanding at the close of business on the date fixed for such determination and the denominator of which will be the sum of such number of shares and the total number of shares constituting the dividend or other distribution.

If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, on the date that the Company’s board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.
(2)   Stock Purchase Rights.   If the Company issues to all or substantially all holders of the Company’s common stock rights, options, warrants or other securities (other than pursuant to a stockholder rights plan or a dividend reinvestment, share purchase or similar plan) entitling them to subscribe for or purchase shares of the Company’s common stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of the Company’s common stock less than the current market price (as defined below) calculated as of the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, each fixed settlement rate in effect at the opening of business on the day following the date fixed for such determination will be increased by dividing:
•
each fixed settlement rate by

•
a fraction, the numerator of which will be the number of shares of the Company’s common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of the Company’s common stock which the aggregate consideration expected to be received by the Company upon the exercise of such rights, options, warrants or other securities would purchase at such current market price and the denominator of which will be the number of shares of the Company’s common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of the Company’s common stock so offered for subscription or purchase.
If any right, option, warrant or other security described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such right, option, warrant or other security), the new fixed settlement rates shall be readjusted, as of the date of such expiration, to the fixed settlement rates that would then be in effect had the increase with respect to the issuance of such rights, options, warrants or other securities been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.
For purposes of this paragraph (2), in determining whether any rights, options, warrants or other securities entitle the holders to subscribe for or purchase shares of the common stock at a price per share of the Company’s common stock less than the current market price on the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, and in determining the aggregate price payable to exercise such rights, options, warrants or other securities, there shall be taken into account any consideration received by the Company for such rights, options, warrants or other securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by the Company’s board of directors.
(3)   Stock Splits; Reverse Splits; and Combinations.   If outstanding shares of the Company’s common stock shall be subdivided, split or reclassified into a greater number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of the Company’s common stock shall each be combined or reclassified into a smaller number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.
(4)   Debt, Asset or Security Distributions.   If the Company, by dividend or otherwise, distributes to all or substantially all holders of the Company’s common stock evidences of the Company’s indebtedness, assets or securities or any rights, options or warrants (or similar securities) to subscribe for, purchase or otherwise acquire evidences of the Company’s indebtedness, other assets or property of the Company or other securities (but excluding any rights, options, warrants or other securities referred to in paragraph (2) above, any dividend or distribution paid exclusively in cash referred to in paragraph (5) below (in each case, whether or not an adjustment to the fixed settlement rates is required by such paragraph), any dividend paid in shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company in the case of a spin-off referred to below, any dividends or distributions referred to in paragraph (1) above and any distributions of exchange property units in exchange for, or upon conversion of, the Company’s common stock in connection with a reorganization event), each fixed settlement rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or distribution shall be increased by dividing:
•
each fixed settlement rate by

•
a fraction, the numerator of which shall be the current market price of the Company’s common stock calculated as of the date fixed for such determination less the then fair market value (as determined in good faith by the Company’s board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of the Company’s common stock and the denominator of which shall be such current market price.

Notwithstanding the foregoing, if the fair market value (as determined in good faith by the Company’s board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of the Company’s common stock exceeds the current market price of the Company’s common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of the Company’s common stock, the amount of such distributed assets, securities or evidences of indebtedness that such holder would have received if such holder owned a number of shares of the Company’s common stock equal to the maximum settlement rate on the record date for such dividend or distribution.
In the case of the payment of a dividend or other distribution on the Company’s common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company, which are or will, upon issuance, be listed on a United States securities exchange or quotation system, which is referred to as a “spin-off,” each fixed settlement rate in effect immediately before the close of business on the date fixed for determination of stockholders entitled to receive that distribution will be increased by dividing:
•
each fixed settlement rate by

•
a fraction, the numerator of which is the current market price of the Company’s common stock and the denominator of which is such current market price plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

The adjustment to the fixed settlement rate under the immediately preceding paragraph will occur on:
•
the 10th trading day from, and including, the effective date of the spin-off; or

•
if the spin-off is effected simultaneously with an initial public offering of the securities being distributed in the spin-off and the ex date (as defined below) for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the issue date of the securities being offered in such initial public offering.

For purposes of this paragraph (4), “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.
Subject to the immediately following paragraph, the fair market value of the securities to be distributed to holders of the Company’s common stock means the average of the closing sale prices of those securities on the principal United States securities exchange or quotation system on which such securities are listed or quoted at that time over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of the Company’s common stock means the average of the closing sale prices of the Company’s common stock on the principal United States securities exchange or quotation system on which the Company’s common stock is listed or quoted at that time over the first 10 trading days following the effective date of the spin-off.
If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off and the ex date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of the Company’s common stock means the closing sale price of the Company’s common stock on the principal United States securities exchange or quotation system on which the Company’s common stock is listed or quoted at that time on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, as of the date the Company’s board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.
(5)   Cash Distributions.   If the Company, by dividend or otherwise, makes distributions to all or substantially all holders of the Company’s common stock exclusively in cash during any quarterly period in an amount that exceeds $0.44 per share per quarter in the case of a regular quarterly dividend (such per share amount being referred to as the “reference dividend”), then immediately after the close of business on the date fixed for determination of the stockholders entitled to receive such distribution, each fixed settlement rate in effect immediately prior to the close of business on such date will be increased by dividing:
•
each fixed settlement rate by

•
a fraction, the numerator of which will be equal to the current market price on the date fixed for such determination less the amount, if any, by which the per share amount of the distribution exceeds the reference dividend and the denominator of which will be equal to such current market price.

Notwithstanding the foregoing, if (x) the amount by which the per share amount of the cash distribution exceeds the reference dividend exceeds (y) the current market price of the Company’s common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of the Company’s common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of the Company’s common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.
The reference dividend will be subject to an inversely proportional adjustment whenever each fixed settlement rate is adjusted, other than pursuant to this paragraph (5). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.
If any dividend or distribution described in this paragraph (5) is declared but not so paid or made, the new fixed settlement rate shall be readjusted, as of the date the Company’s board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.
(6)   Tender and Exchange Offers.   In the case that a tender offer or exchange offer (other than an odd lot tender offer) made by the Company or any of its subsidiaries for all or any portion of the Company’s common stock shall expire and such tender or exchange offer (as amended through the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of shares of the Company’s common stock in such tender offer or exchange offer) of an aggregate consideration having a fair market value per share of the Company’s common stock that exceeds the closing price of the Company’s common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (which is referred to as the “expiration time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each fixed settlement rate in effect immediately prior to the close of business on the date of the expiration time will be increased by dividing:
•
each fixed settlement rate by

•
a fraction (1) the numerator of which will be equal to the product of (a) the current market price on the date of the expiration time and (b) the number of shares of common stock outstanding (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer), and (2) the denominator of which will be equal to the sum of (x) the aggregate value of all cash and any other consideration (as determined in good faith by the Company’s board of directors) paid or payable for shares purchased in such tender or exchange offer and (y) the product of (i) the current market price on the date of the expiration time and (ii) the number of shares of the Company’s common stock outstanding (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer).
For purposes of paragraphs (2) and (4) above (except as otherwise expressly provided therein with respect to spin-offs), the “current market price” per share of the Company’s common stock or any other security on any day means the average VWAP of the Company’s common stock or such other security on the principal United States securities exchange or quotation system on which the Company’s common stock or such other security, as applicable, is listed or quoted at that time for the 10 consecutive trading days preceding the earlier of the trading day preceding the day in question and the trading day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of paragraph (5) above, the “current market price” per share of the Company’s common stock means the closing price of the Company’s common stock on the trading day immediately preceding the ex date for the relevant cash dividend or distribution. For purposes of paragraph (6) above, the “current market price” per share of the Company’s common stock means the closing price of the Company’s common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the relevant tender offer or exchange offer. The term “ex date,” when used with respect to any issuance or distribution on the Company’s common stock or any other security, means the first date on which the Company’s common stock or such other security, as applicable, trades, regular way, on the principal United States securities exchange or quotation system on which the Company’s common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.
The Company currently does not have a stockholder rights plan with respect to the Company’s common stock. To the extent that the Company has a stockholder rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of the Company’s common stock in effect upon settlement of a purchase contract, you will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the stockholder rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if the Company made a distribution to all holders of the Company’s common stock as described in paragraph (4) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the stockholder rights plan.
You may be treated as receiving a constructive distribution from the Company with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in the Company’s assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. Thus, under certain circumstances, an increase in (or failure to decrease) the fixed settlement rates might give rise to a taxable dividend to you even though you will not receive any cash or other distribution in connection with such adjustment. In addition, any such deemed dividends paid to Non-United States Holders (as defined in “Material United States Federal Income Tax Considerations”) may be subject to United States federal withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax or such payments are taxable as “effectively connected income” to a Non-United States Holder, and in each case the Non-United States Holder satisfies the relevant certification requirements. See “Material United States Federal Income Tax Considerations — United States Holders — Purchase Contracts” and “Material United States Federal Income Tax Considerations — Non-United States Holders — Dividends and Constructive Dividends.”
In addition, the Company may increase the fixed settlement rates if the Company’s board of directors deems it advisable to avoid or diminish any income tax to holders of the Company’s common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons. The Company may only make such a discretionary adjustment if the Company makes the same proportionate adjustment to each fixed settlement rate.

Adjustments to the fixed settlement rates will be calculated to the nearest ten thousandth of a share. No adjustment to the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent in one or both fixed settlement rates. If any adjustment is not required to be made because it would not change one or both fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All anti-dilution adjustments will be made not later than each day of any market value averaging period and the time at which the Company is otherwise required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.
No adjustment to the fixed settlement rates will be made if holders of Equity Units participate, as a result of holding the Equity Units and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held a number of shares of the Company’s common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.
The fixed settlement rates will not be adjusted (subject to the Company’s right to increase them if the Company’s board of directors deems it advisable as described in the third preceding paragraph):
•
upon the issuance of any shares of the Company’s common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Company’s common stock under any plan;

•
upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•
upon the issuance of any shares of the Company’s common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•
upon the repurchase of any shares of the Company’s common stock, including without limitation pursuant to an open-market share repurchase program, a structured derivative transaction or other buy-back transaction, that is not a tender offer or exchange offer of the kind described in paragraph (6) above;

•
for a change to the par value, or from par value to no par value of the common stock; or

•
for accumulated and unpaid contract adjustment payments.

The Company will, as soon as practicable after the fixed settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units and the purchase contract agent.
If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the reference price and the threshold appreciation price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date or any fundamental change early settlement date.
If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on the first trading day of the 20 consecutive scheduled trading day period during which the applicable market value is calculated or (ii) in the case of the optional early settlement or fundamental change early settlement, the relevant early settlement date or the date on which the fundamental change early settlement right is exercised and, in each case, ending on, and including, the date on which the Company delivers shares of the Company’s common stock under the related purchase contract, the Company will make appropriate adjustments to the fixed settlement rates and/or the number of shares of the Company’s common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period used to determine the “stock price” or any other valuation period hereunder, the Company will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.
Reorganization Events
The following events are defined as “reorganization events:”
•
any recapitalization, reclassification or change of the Company’s common stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination),

•
any consolidation, merger, combination or similar transaction involving the Company,

•
any sale, lease or other transfer to a third party of the consolidated assets of the Company and its subsidiaries substantially as an entirety, or

•
any statutory share exchange,

in each case, as a result of which the Company’s common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof).
Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and the Company shall deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of the Company’s common stock that the Company would otherwise be required to deliver. An “exchange property unit” is the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) receivable in such reorganization event (without any interest thereon, and without any right to dividends or distributions thereon which have a record date that is prior to the applicable settlement date) per share of the Company’s common stock by a holder of common stock that is not a person with which the Company is consolidated or into which the Company is merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such person is referred to as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of the Company’s common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such reorganization event, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive upon settlement will be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of the Company’s common stock that affirmatively make an election or (y) if no holders of the Company’s common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of the Company’s common stock in such reorganization event.
In the event of such a reorganization event, the issuer of the exchange property units following such reorganization event shall execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide, to the extent the exchange property units consist (in whole or in part) of common equity securities, for adjustments to the amount of any such securities constituting all or a portion of an exchange property unit and/or adjustments to the fixed settlement rates, which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for under “— Anti-dilution Adjustments” above. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.

In connection with any reorganization event, the Company will adjust the reference dividend based on the number of shares of common stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be equal to zero.
Termination
The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of the Company and of the holders of Corporate Units and Treasury Units thereunder (including the holders’ obligation and right to purchase and receive shares of the Company’s common stock and to receive accrued and unpaid contract adjustment payments, including deferred contract adjustment payments and compounded contract adjustment payments thereon) will immediately and automatically terminate upon the occurrence of a termination event (as defined below).
Upon any termination event, the Equity Units will represent the right to receive the RSNs underlying the undivided beneficial ownership interest in the RSNs, the applicable ownership interests in the Treasury portfolio or the Treasury securities, as the case may be, forming part of such Equity Units. Upon the occurrence of a termination event, the Company will promptly give the purchase contract agent, the collateral agent and the holders written notice of such termination event and the collateral agent will release the related interests in the RSNs, applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the RSNs, applicable ownership interests in the Treasury portfolio or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder is entitled to receive RSNs in an aggregate principal amount that is not an integral multiple of $1,000, we will issue upon the request of the purchase contract agent RSNs in denominations of $50 and integral multiples thereof in exchange for RSNs in denominations of $1,000 or integral multiples thereof. In addition, if any holder is entitled to receive, with respect to its applicable ownership interests in the Treasury portfolio or its pledged Treasury securities, any securities having a principal amount at maturity of less than $1,000, the purchase contract agent will dispose of such securities for cash and pay the cash received to the holder in lieu of such applicable ownership interests in the Treasury portfolio or such Treasury securities. Upon any termination event, however, such release and distribution may be subject to a delay. In the event that the Company becomes the subject of a case under the United States Bankruptcy Code, such delay may occur as a result of the automatic stay under the United States Bankruptcy Code and continue until such automatic stay has been lifted. Moreover, claims arising out of the RSNs will be subject to the equitable jurisdiction and powers of the bankruptcy court.
A “termination event” means any of the following events with respect to the Company:
(1)   at any time on or prior to the purchase contract settlement date, a decree or order by a court having jurisdiction in the premises shall have been entered adjudicating the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the United States Bankruptcy Code or any other similar applicable federal or state law and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days;
(2)   at any time on or prior to the purchase contract settlement date, a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Company or of all or any substantial part of the Company’s property, or for the winding up or liquidation of the Company’s affairs, and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days; or
(3)   at any time on or prior to the purchase contract settlement date, the Company shall institute proceedings to be adjudicated bankrupt or insolvent, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition or answer or consent seeking reorganization under the United States Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official of the Company or of all or any substantial part of the Company’s property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.
Pledged Securities and Pledge
The undivided beneficial ownership interests in the RSNs, or, following a successful optional remarketing, the applicable ownership interests in the portions of the Treasury portfolio described in the first bullet under “What is the Treasury portfolio?” on page S-7, that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the “pledged securities,” will be pledged to the collateral agent for the Company’s benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of the Company’s common stock under the related purchase contracts. The rights of the holders of the Corporate Units and the Treasury Units with respect to the pledged securities will be subject to the Company’s security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:
•
in the case of Corporate Units, to substitute a Treasury security for the related RSN, as provided under “Description of the Equity Units — Creating Treasury Units by Substituting a Treasury Security for the RSNs;”

•
in the case of Treasury Units, to substitute an RSN for the related Treasury security, as provided under “Description of the Equity Units — Recreating Corporate Units;” and

•
upon early settlement, settlement through the payment of separate cash or termination of the related purchase contracts.

Subject to the Company’s security interest and the terms of the purchase contract and pledge agreement, each holder of a Corporate Unit (unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Unit) will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related RSNs (including distribution, voting, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units (if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units) will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. The Company will have no interest in the pledged securities other than the Company’s security interest.
Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement — General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments to the holders in whose names the Corporate Units or the Treasury Units are registered at the close of business on the record date for the distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT
In this description of  “Certain Provisions of the Purchase Contract and Pledge Agreement,” the “Company” refers only to H2O America and any successor obligor, and not to any of its subsidiaries.
The following is a summary of some of the other terms of the purchase contract and pledge agreement. The summary contains a description of additional material terms of such agreement but is only a summary and is not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, including the definitions of certain terms used therein, the form of which has been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
General
Except as described under “— Book-Entry Issuance — The Depository Trust Company” below, payments on the Corporate Units and the Treasury Units will be payable, the purchase contracts will be settled and transfers of the Corporate Units and the Treasury Units will be registrable at the corporate trust office of the purchase contract agent or its agent, in each case, in St. Paul Minnesota. In addition, if the Corporate Units or the Treasury Units do not remain in book-entry form, the Company will make payments on the Corporate Units and the Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice at least five business days prior to the relevant payment date.
Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (subject to delays, including potentially as a result of the imposition of the automatic stay under the United States Bankruptcy Code, as described under “Description of the Purchase Contracts —  Termination”) at the corporate trust office of the purchase contract agent or its agent upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.
If Corporate Units or Treasury Units are in certificated form and the holder fails to present and surrender the certificate evidencing the Corporate Units or the Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement with respect to the related purchase contract will be registered in the name of the purchase contract agent or its nominee. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity and/or security that may be required by the purchase contract agent and the Company.
If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity and/or security described above.
No service charge will be made for any registration of transfer or exchange of the Corporate Units or the Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.
The purchase contract agent will have no obligation to invest or to pay interest on any amounts it holds pending payment to any holder.
Modification
The purchase contract and pledge agreement will contain provisions permitting the Company, the purchase contract agent and the collateral agent to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•
to evidence the succession of another person to the Company’s obligations;

•
to add to the covenants of the Company for the benefit of holders or to surrender any of the Company’s rights or powers under the purchase contract and pledge agreement;

•
to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent, securities intermediary or custodial agent;

•
to make provision with respect to the rights of holders pursuant to the requirements applicable to reorganization events; and

•
to cure any ambiguity or to correct or supplement any provisions that may be inconsistent with any other provision in the purchase contract and pledge agreement or to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units, it being understood that any amendments to conform the provisions of the purchase contract and pledge agreement to the description of such agreement, the Equity Units and the purchase contracts contained in the preliminary prospectus supplement for the Equity Units as supplemented and/or amended by the related pricing term sheet will be deemed not to adversely affect the interests of the holders.

The purchase contract and pledge agreement will contain provisions allowing the Company, the purchase contract agent and the collateral agent, subject to certain limited exceptions, to modify the terms of the purchase contracts or the purchase contract and pledge agreement with the consent of the holders of not less than a majority of the outstanding Equity Units, with holders of Corporate Units and Treasury Units voting as a single class. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby:
•
subject to the Company’s right to defer contract adjustment payments, change any payment date;

•
impair the holders’ right to institute suit for the enforcement of a purchase contract or payment of any contract adjustment payments (including compounded contract adjustment payments);

•
except as required pursuant to any anti-dilution adjustment, reduce the number of shares of the Company’s common stock purchasable under a purchase contract, increase the purchase price of the shares of the Company’s common stock on settlement of any purchase contract, change the purchase contract settlement date or change the right to early settlement or fundamental change early settlement in a manner adverse to the holders or otherwise adversely affect the holder’s rights under any purchase contract, the purchase contract and pledge agreement or the remarketing agreement in any respect;

•
increase the amount or change the type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement;

•
impair the right of the holder of any purchase contract to receive distributions on the collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•
reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments) or change any place where, or the coin or currency in which, any contract adjustment payment is payable; or

•
reduce the percentage of the outstanding purchase contracts whose holders’ consent is required for the modification, amendment or waiver of the provisions of the purchase contracts and the purchase contract and pledge agreement.

However, if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such class or, if referred to in the seven bullets above, each holder affected thereby.

No Consent to Assumption
Each holder of a Corporate Unit or a Treasury Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption under Section 365 of the United States Bankruptcy Code or otherwise of the related purchase contracts by the Company, the Company’s receiver, liquidator or trustee or person or entity performing similar functions in the event that the Company becomes a debtor under the United States Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.
Consolidation, Merger and Conveyance of Assets as an Entirety
The Company will agree not to merge or consolidate with any other person or sell or convey all or substantially all of the Company’s assets to any person unless (i) either the Company is the continuing entity, or the successor entity (if other than the Company) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes all of the Company’s responsibilities and liabilities under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement, the remarketing agreement (if any) and the Senior Notes Indenture by one or more supplemental agreements in a form satisfactory to the purchase contract agent, the collateral agent and the Senior Notes Indenture Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any of its obligations or covenants under such agreements.
In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named in the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any), and the Company shall be relieved of any further obligation under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any).
Title
The Company, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment (subject to the record date provisions described above) and settling the related purchase contracts and for all other purposes.
Replacement of Equity Unit Certificates
In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by the Company at the expense of the holder upon surrender of the certificate to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in St. Paul, Minnesota. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Company and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to the Company and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity and/or security satisfactory to the purchase contract agent and the Company may be required at the expense of the holder before a replacement certificate will be issued.
Notwithstanding the foregoing, the Company will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate, the purchase contract agent, upon delivery of the evidence and indemnity and/or security described above, will, in the case of the purchase contract settlement date, deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.
Governing Law
The purchase contracts and the purchase contract and pledge agreement and the remarketing agreement will be governed by, and construed in accordance with, the laws of the State of New York.
Information Concerning the Purchase Contract Agent
U.S. Bank Trust Company, National Association (or its successor) will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units or the purchase contract and pledge agreement. All calculations and determinations of any make-whole shares, make-whole amounts, rates, market values and any adjustments to the reference price or the threshold appreciation price shall be made by the Company or its agent based on their good faith calculations, and the purchase contract agent shall have no responsibility with respect thereto.
The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.
In addition to serving as the purchase contract agent and collateral agent, as described below, U.S. Bank Trust Company, National Association will serve as the custodial agent and securities intermediary under the purchase contract and pledge agreement for the RSNs. The Company and certain of the Company’s affiliates maintain banking relationships with U.S. Bank Trust Company, National Association or its affiliates. U.S. Bank Trust Company, National Association also serves as trustee under other indentures under which certain of the Company’s affiliates have issued securities. U.S. Bank Trust Company, National Association and its affiliates have purchased, and may purchase in the future, the Company’s securities and securities of the Company’s affiliates.
Information Concerning the Collateral Agent
U.S. Bank Trust Company, National Association (or its successor) will be the collateral agent. The collateral agent will act solely as the Company’s agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.
The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.
Miscellaneous
The purchase contract and pledge agreement will provide that the Company will pay all fees and expenses related to (1) the retention of the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary and (2) any enforcement by the purchase contract agent of the rights of the holders of the Corporate Units and the Treasury Units. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. The Company, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary will not be responsible for any such fees or expenses. The purchase contract agent shall be under no obligation to exercise any of the rights or powers vested in it by the purchase contract and pledge agreement at the request or direction of any of the holders pursuant to the purchase contract and pledge agreement, unless such holders shall have offered to the purchase contract agent security and/or indemnity satisfactory to the purchase contract agent against the costs, expenses, fees and liabilities which might be incurred by it in compliance with such request or direction.
The purchase contract and pledge agreement will also provide that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under the purchase contract and pledge agreement, or in any suit against the purchase contract agent for any action taken, suffered or omitted by it as purchase contract agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The foregoing shall not apply to any suit instituted by the purchase contract agent, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% of the outstanding Equity Units, or to any suit instituted by any holder for the enforcement of any interest on any RSNs owed pursuant to such holder’s applicable ownership interests in RSNs or contract adjustment payments on or after the respective payment date therefor in respect of any Equity Unit held by such holder, or for enforcement of the right to purchase shares of the Company’s common stock under the purchase contracts constituting part of any Equity Unit held by such holder.
Book-Entry Issuance — The Depository Trust Company
The Depository Trust Company, or DTC, which is referred to along with its successors in this capacity as the “depository,” will act as securities depository for the Corporate Units and the Treasury Units. The Corporate Units and the Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depository’s nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depository or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. Investors may hold interests in the Corporate Units and/or the Treasury Units through DTC if they are participants in DTC or indirectly through organizations that are participants in DTC, including Euroclear, as operator of the Euroclear system, or Clearstream. For more information on DTC, see “Description of the Remarketable Senior Notes — Book-Entry Issuance — The Depository Trust Company.”
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units and the Treasury Units so long as the Corporate Units and Treasury Units are represented by global security certificates.
DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depository holds securities that its participants (“direct participants”) deposit with the depository. The depository also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depository is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depository’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depository and its participants are on file with the SEC.
If (1) the depository notifies the Company that it is unwilling or unable to continue its services as depository and no successor depository has been appointed within 90 days after the Company’s receipt of such notice; (2) the depository ceases to be a clearing agency registered under the Exchange Act when the depository is required to be so registered and the Company receives notice of such cessation, and no successor depository has been appointed within 90 days after the Company’s receipt of such notice or the Company’s becoming aware of such cessation; or (3) any event of default (as defined in “Description of the Remarketable Senior Notes — Events of Default”) has occurred and is continuing or any other event has occurred and is continuing, which after notice or lapse of time, would become an event of default with respect to the RSNs, or the Company has failed to perform any of the Company’s obligations under the purchase contract and pledge agreement, the Corporate Units, the Treasury Units or the purchase contracts, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate, then (x) the Company will prepare definitive certificates with respect to such Corporate Units or Treasury Units, as applicable, and will deliver such certificates to the purchase contract agent and (y) upon surrender of the global security certificates representing Corporate Units or Treasury Units by the depository, accompanied by registration instructions, the Company will cause definitive certificates to be delivered to the beneficial owners in accordance with instructions provided by the depository. The Company and the purchase contract agent will not be liable for any delay in delivery of such instructions and may conclusively rely on, and will be authorized and protected in relying on, such instructions. Each definitive certificate so delivered will evidence Corporate Units or Treasury Units, as applicable, of the same kind and tenor as the global security certificate so surrendered in respect thereof.
As long as the depository or its nominee is the registered owner of the global security certificates, the depository or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units and Treasury Units represented by these certificates for all purposes under the Corporate Units, the Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:
•
will not be entitled to have the Corporate Units or the Treasury Units represented by these global security certificates registered in their names; and

•
will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units, the Treasury Units or the purchase contract and pledge agreement.

All payments on the Corporate Units and the Treasury Units represented by the global security certificates and all transfers and deliveries of related RSNs, Treasury securities and common stock will be made to the depository or its nominee, as the case may be, as the holder of the securities.
Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depository or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depository or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date or upon early settlement will be governed by arrangements among the depository, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depository from time to time. None of the Company, the purchase contract agent or any agent of the Company or the purchase contract agent will have any responsibility or liability for any aspect of the depository’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depository’s records or any participant’s records relating to these beneficial ownership interests.

Although the depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depository is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the Company nor any underwriter has any responsibility for the performance by the depository or its direct participants or indirect participants of their respective obligations as described herein or under the rules and procedures governing the depository.
The information in this section concerning the depository and its book-entry system has been obtained from sources that the Company believes to be reliable, but neither the Company nor any underwriter takes any responsibility for the accuracy thereof.
Global Clearance and Settlement Procedures
Secondary market trading between Clearstream participants and/or Euroclear system participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear system, as applicable. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear system participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its United States depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its United States depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear system participants may not deliver instructions directly to their respective United States depositaries. Because of time-zone differences, credits of Corporate Units or Treasury Units received in Clearstream or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Corporate Units or Treasury Units settled during such processing will be reported to the relevant Euroclear system participant or Clearstream participant on such business day. Cash received in Clearstream or the Euroclear system as a result of sales of the Corporate Units or the Treasury Units by or through a Clearstream participant or a Euroclear system participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear system cash account only as of the business day following settlement in DTC.

DESCRIPTION OF THE REMARKETABLE SENIOR NOTES
In this “Description of the Remarketable Senior Notes,” the “Company” refers only to H2O America and any successor obligor, and not to any of its subsidiaries.
The following summary description sets forth certain terms and provisions of the RSNs and to the extent inconsistent therewith replaces the descriptions set forth under the caption “Description of Debt Securities” in the accompanying prospectus, to which the Company refers you. Because this description is a summary, it does not describe every aspect of the RSNs and should be read together with the forms of RSNs and the Senior Notes Indenture.
The Senior Notes Indenture contains the full legal text of the matters described in this section. The Senior Notes Indenture has been qualified under the Trust Indenture Act and you should refer to the Trust Indenture Act for provisions that apply to the RSNs.
General
The Company will issue the RSNs as a series of debt securities under the Senior Notes Indenture. The Company may issue an unlimited amount of other securities under the Senior Notes Indenture which are on parity with the RSNs.
The RSNs will be direct, unsecured and unsubordinated obligations of the Company ranking equally with all other unsecured and unsubordinated obligations of the Company from time to time outstanding. Additional information about the Company’s current outstanding indebtedness and the relative priorities of the Company’s indebtedness is described below under “— Ranking.”
The RSNs will be issued in fully registered form only, without coupons. Any RSNs that are issued as separate securities as a result of the creation of Treasury Units or in connection with an early settlement, early settlement upon a fundamental change, a remarketing, a termination or a settlement with separate cash will be initially represented by one or more fully registered global securities (the “global securities”) deposited with the Senior Notes Indenture Trustee, as custodian for DTC, as depository, and registered in the name of DTC or DTC’s nominee. A beneficial interest in a global security will be shown on, and transfers or exchanges thereof will be effected only through, records maintained by DTC and its participants, as described below under “— Book-Entry Issuance — The Depository Trust Company.” The authorized denominations of the RSNs will be $1,000 and any larger amount that is an integral multiple of $1,000. However, if a holder is entitled to receive RSNs in an aggregate principal amount that is not an integral multiple of $1,000 upon termination of the purchase contracts as described under “Description of the Purchase Contracts — Termination” above, we will issue upon the request of the purchase contract agent RSNs in denominations of $50 and integral multiples thereof. Except in certain circumstances described below, the RSNs that are issued as global securities will not be exchangeable for RSNs in definitive certificated form.
Each Corporate Unit includes a 1/20 undivided beneficial ownership interest in an RSN having a principal amount of $1,000 that corresponds to the stated amount of $50 per Corporate Unit.
The RSNs will not be subject to a sinking fund provision or repayable at the option of the holders and will not be subject to defeasance except as described under “— Put Option upon Failed Remarketing.”
The entire principal amount of the RSNs will mature and become due and payable, together with any accrued and unpaid interest thereon, on November 1, 2031. As described below under “— Put Option upon Failed Remarketing,” holders will have the right to require the Company to purchase their RSNs under certain circumstances. The Senior Notes Indenture will not contain any financial covenants or restrict the Company from paying dividends, making investments, incurring indebtedness or repurchasing the Company’s securities. Except for the covenants described under “Description of Debt Securities —  Consolidation, Merger and Sale of Assets” in the accompanying prospectus, the Senior Notes Indenture does not contain provisions that afford holders of the RSNs protection in the event the Company is involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The Senior Notes Indenture does not limit the Company’s ability to issue or incur other debt or issue preferred stock.

The RSNs are initially being offered in one series in the principal amount of $325,000,000. If the Company issues additional Equity Units as a result of the underwriters’ exercise of their over-allotment option to buy additional Corporate Units, the Company may, without the consent of the holders of the RSNs, increase the principal amount of the RSNs and issue up to an additional $48,750,000 principal amount of RSNs, such RSNs having the same ranking, interest rate, maturity and other terms as the existing RSNs. Any such new RSNs, together with the existing RSNs, will constitute a single series of securities under the Senior Notes Indenture. The existing RSNs and any new RSNs having the same terms as the RSNs offered hereby subsequently issued under the Senior Notes Indenture will be treated as a single class for purposes under the Senior Notes Indenture, including, without limitation, voting waivers and amendments.
The Company will not pay any additional amounts to holders of the RSNs in respect of any tax, assessment or governmental charge.
Ranking
The RSNs will be direct, unsecured and unsubordinated obligations of the Company ranking equally with all other unsecured and unsubordinated obligations of the Company from time to time outstanding.
Since the Company is a holding company, the right of the Company and, hence, the right of creditors of the Company (including holders of the RSNs) to participate in any distribution of the assets of any subsidiary of the Company, whether upon liquidation, reorganization or otherwise, is structurally subordinated to the claims of creditors and any preferred stockholders of each subsidiary. As of September 30, 2026, on a consolidated basis, the Company had approximately $1.89 billion of outstanding long-term debt (including securities due within one year), of which approximately $1.33 billion was long-term debt (including securities due within one year) of the Company’s subsidiaries. The RSNs will be effectively subordinated to all secured indebtedness of the Company. The Company had no secured debt outstanding at September 30, 2026.
There are no terms of the RSNs that limit the Company’s ability to incur additional indebtedness or that limit its subsidiaries’ ability to incur additional debt or other liabilities or issue preferred and preference stock.
Principal and Interest
The RSNs will mature on November 1, 2031 and will initially bear interest from the date of original issuance at the rate of 5.300% per annum. Subject to any changes to the interest payment dates made upon a successful remarketing, interest on the RSNs will be payable quarterly on February 1, May 1, August 1 and November 1 of each year (each, an “interest payment date”), commencing on February 1, 2027, and at maturity. Subject to certain exceptions, the Senior Notes Indenture provides for the payment of interest on an interest payment date only to persons in whose names the RSNs are registered at the close of business on the regular record date. The “regular record date” means the fifteenth day of the calendar month immediately preceding the calendar month in which the applicable interest payment date falls (whether or not a business day); provided that if any of the RSNs or the Corporate Units are held by a securities depository in book-entry form, the regular record date for the RSNs will be the close of business on the business day immediately preceding the applicable interest payment date. Notwithstanding the foregoing, any interest payable at maturity will be paid to the person to whom principal is payable. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed per 30-day month.
If any interest payment date, maturity date or the date (if any) on which the Company is required to purchase RSNs is not a business day, then the applicable payment will be made on the next succeeding day that is a business day and no interest will accrue or be paid in respect of such delay. A “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in New York City or St. Paul, Minnesota are authorized or required by law or executive order to close or a day on which the Senior Notes Indenture Trustee’s corporate trust office is closed for business.

The interest rate on the RSNs may be reset in connection with a successful remarketing, as described below under “— Interest Rate Reset.” However, if there is not a successful remarketing, the interest rate will not be reset and the RSNs will continue to bear interest at the applicable initial interest rate, all as described below under “— Interest Rate Reset.” Except in the case of a failed final remarketing, interest on the applicable RSNs following the optional remarketing settlement date or the purchase contract settlement date, as applicable, will be payable on a semi-annual basis.
Remarketing
The RSNs will be remarketed as described under “Description of the Purchase Contracts —  Remarketing.”
Following any successful remarketing of the RSNs:
•
the interest rate on the RSNs may be reset as described below and under “— Interest Rate Reset” below; and

•
interest on the RSNs will be payable semi-annually on May 1 and November 1 of each year.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.
The Company will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the RSNs to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless the Company conducts any remarketing in accordance with an exemption under the securities laws).
In order to remarket the RSNs, the remarketing agent, in consultation with the Company, will:
•
remarket the RSNs as fixed-rate notes; and

•
reset the interest rate on the RSNs (either upward or downward) in order to produce the required price in the remarketing, as discussed under “Description of the Purchase Contracts — Remarketing.”

Remarketing of RSNs That Are Not Included in Corporate Units
At any time after the Company gives notice of a remarketing (other than during a blackout period), holders of RSNs that do not underlie Corporate Units may elect to have their RSNs remarketed in such remarketing in the same manner as RSNs that underlie Corporate Units by delivering their RSNs along with a written notice of this election to the custodial agent. The custodial agent will hold the RSNs separate from the collateral account in which the pledged securities will be held.
Holders of RSNs electing to have their RSNs remarketed will also have the right to make or withdraw such election at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of an optional remarketing period or final remarketing period, as the case may be, in each case, other than during a blackout period. In the event of a successful remarketing during an optional remarketing period, each holder of separate RSNs that elects to have such RSNs remarketed will receive, for each $1,000 principal amount of such RSNs sold, the remarketing price per RSN. The “remarketing price per RSN” means, for each $1,000 principal amount of RSNs, an amount in cash equal to the quotient of the portion of the Treasury portfolio purchase price attributable to the components of the Treasury portfolio described in the first and second or third bullets under “What is the Treasury portfolio?” on page S-7 above divided by the number of RSNs having a principal amount of $1,000 included in such remarketing that are held as components of Corporate Units. For purposes of determining the proceeds that the remarketing agent will seek to obtain for the RSNs in an optional remarketing, the “separate RSNs purchase price” means the amount of cash equal to the product of

(A) the remarketing price per RSN and (B) the number of RSNs having a principal amount of $1,000 included in such remarketing that are not part of Corporate Units. In the event of a successful remarketing during the final remarketing period, each holder of separate RSNs that elects to have its RSNs remarketed will receive its pro rata portion of the proceeds of such final remarketing attributable to the remarketed separate RSNs, which, for each $1,000 principal amount of RSNs, will be an amount at least equal to $1,000 in cash. Any accrued and unpaid interest on such RSNs will be paid in cash by the Company on the purchase contract settlement date.
Interest Rate Reset
The Company will remarket the RSNs as fixed-rate notes. In connection with a successful remarketing, the interest rate on the RSNs may be reset on the date of a successful remarketing and the relevant reset rate will become effective on the settlement date of the remarketing, which will be, in the case of an optional remarketing, the second business day following the optional remarketing date (or, if the remarketed RSNs are priced after 4:30 p.m., New York City time, on the optional remarketing date, the third business day following the optional remarketing date) and, in the case of the final remarketing period, the purchase contract settlement date. If a reset occurs pursuant to a successful optional remarketing, the reset rate will be the interest rate determined by the remarketing agent, in consultation with the Company, as the rate that the RSNs should bear in order for the remarketing proceeds to equal at least 100% of the Treasury portfolio purchase price plus the separate RSNs purchase price, if any. If a reset occurs pursuant to a successful final remarketing, the reset rate will be the interest rate determined by the remarketing agent, in consultation with the Company, as the rate that the RSNs should bear in order for the remarketing proceeds to equal at least 100% of the principal amount of the RSNs being remarketed. In any case, the reset rate may be higher or lower than the initial interest rate on the RSNs depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate exceed the maximum rate permitted by applicable law. In addition, following a successful remarketing, interest on RSNs will be payable on a semi-annual basis on May 1 and November 1 of each year.
If the RSNs are not successfully remarketed, the interest rate will not be reset and the RSNs will continue to bear interest at the initial annual interest rate of 5.300%.
The remarketing agent is not obligated to purchase any RSNs that would otherwise remain unsold in the remarketing. None of the Company, the remarketing agent or any agent of the Company or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of RSNs for remarketing.
Put Option upon Failed Remarketing
If the RSNs have not been successfully remarketed on or prior to the last day of the final remarketing period, holders of RSNs will have the right to require the Company to purchase their RSNs on the purchase contract settlement date, upon at least two business days’ prior notice in the case of RSNs that are not included in Corporate Units, at a price equal to the principal amount of such RSNs. In such circumstances, holders of RSNs that underlie Corporate Units will be deemed to have exercised such put right with respect to the RSNs as described under “Description of the Purchase Contracts —  Remarketing,” unless they settle the related purchase contracts with separate cash.
No Redemption at the Company’s Option
The RSNs shall not be subject to optional redemption at any time.
Events of Default
The events of default and related provisions set forth under “Description of Debt Securities — Events of Default” in the accompanying prospectus shall apply to the RSNs. In addition, an “event of default” with respect to the RSNs will occur if the Company fails to pay the purchase price of any RSN on the purchase contract settlement date, if required under “— Put Option upon Failed Remarketing” above.

Modification of Indenture
In addition to the purposes set forth under “Description of Debt Securities — Modification and Waiver” in the accompanying prospectus, the Company and the Senior Notes Indenture Trustee may from time to time, without the consent of any holders of RSNs, amend and/or supplement the Senior Notes Indenture for the following purposes:
•
following the purchase contract settlement date, to supplement any of the provisions of the RSNs to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the RSNs pursuant to the Senior Notes Indenture, provided that any such action will not adversely affect the interests of any holder of any RSN in any material respect;

•
to set forth the terms of any RSNs following a successful remarketing to incorporate the reset interest rate and incorporate semi-annual interest payment dates (if applicable); and

•
to conform the terms of the Senior Notes Indenture and the RSNs to the descriptions thereof contained in the “Description of the Remarketable Senior Notes,” “Description of the Equity Units,” “Description of the Purchase Contracts” and “Certain Provisions of the Purchase Contract and Pledge Agreement” sections in the preliminary prospectus supplement for the Equity Units, as supplemented and/or amended by the related pricing term sheet.

Book-Entry Issuance — The Depository Trust Company
The RSNs that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The RSNs that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global notes will be deposited with the Senior Notes Indenture Trustee as custodian for DTC. See “Certain Provisions of the Purchase Contract and Pledge Agreement — Book-Entry Issuance — The Depository Trust Company” for a description of DTC.
Purchases of the RSNs under the DTC system must be made by or through direct participants, which will receive a credit for the RSNs on DTC’s records. The ownership interest of each actual purchaser of each RSN (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the RSNs. Transfers of ownership interests in the RSNs are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in RSNs, except in the event that use of the book-entry system for the RSNs is discontinued. To facilitate subsequent transfers, all RSNs deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the RSNs with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the RSNs; DTC’s records reflect only the identity of the direct participants to whose accounts the RSNs are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the RSNs unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the RSNs are credited on the record date. The Company believes that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the RSNs.
Payments of principal and interest on the RSNs will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company or the Senior Notes Indenture Trustee on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC, the Senior Notes Indenture Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee of DTC) is the Company’s responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.
In a few special situations described below, a book-entry security representing the Company’s securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank, broker or other financial institution to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.
The special situations for termination of a global security representing the RSNs are:
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DTC notifies the Company that it is unwilling or unable to continue as depository for that global security or DTC ceases to be a “clearing agency” registered under the Exchange Act and the Company is unable to find a qualified replacement for DTC within 90 days; or

•
any event of default with respect to the RSNs has occurred and is continuing, or any other event has occurred and is continuing, which after notice or lapse of time, would become an event of default with respect to the RSNs, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate.

DTC may discontinue providing its services as securities depository with respect to the RSNs at any time by giving the Company or the Senior Notes Indenture Trustee reasonable notice. In the event no successor securities depository is obtained, certificates for the RSNs will be printed and delivered.
The information in this section concerning DTC’s book-entry system has been obtained from sources that the Company believes to be reliable, but neither the Company nor any underwriter takes any responsibility for the accuracy thereof.
The Senior Notes Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Senior Notes Indenture or under applicable law with respect to any transfer of any interest in any RSN (including any transfers between or among direct participants of DTC or beneficial owners of interests in any RSN) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Senior Notes Indenture, and to examine the same to determine substantial compliance as to form with the express requirements of the Senior Notes Indenture.
Neither the Senior Notes Indenture Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by DTC.
Global Clearance and Settlement Procedures
Secondary market trading between Clearstream participants and/or Euroclear system participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear system, as applicable. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear system participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its United States depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its United States depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear system participants may not deliver instructions directly to their respective United States depositaries. Because of time-zone differences, credits of RSNs received in Clearstream or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such RSNs settled during such processing will be reported to the relevant Euroclear system participant or Clearstream participant on such business day. Cash received in Clearstream or the Euroclear system as a result of sales of the RSNs by or through a Clearstream participant or a Euroclear system participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear system cash account only as of the business day following settlement in DTC.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion describes the material United States federal income tax consequences to United States Holders (as defined below) and Non-United States Holders (as defined below) of the purchase, ownership and disposition of Equity Units (including the components thereof), RSNs and shares of the Company’s common stock acquired under a purchase contract and, insofar as it relates to matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitutes the opinion of the Company’s tax counsel, Sullivan & Cromwell LLP. This summary applies only to initial holders of the Equity Units who acquire the Equity Units for cash at their initial offering price, which will be the price indicated on the cover of this prospectus supplement, and hold the Equity Units (including the components thereof), RSNs or shares of the Company’s common stock, as applicable, as capital assets. This discussion does not address the tax considerations applicable to subsequent purchasers of the Equity Units. This discussion does not describe all of the United States federal income tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, regulated investment companies, real estate investment trusts, banks, insurance companies, tax-exempt entities, certain former citizens or residents of the United States, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, partnerships and other pass-through entities (and persons holding the Equity Units (including the components thereof), RSNs or shares of the Company’s common stock through a partnership or other pass-through entity), holders whose functional currency is not the United States dollar, passive foreign investment companies, controlled foreign corporations and corporations that accumulate earnings to avoid United States federal income tax, or persons holding the Equity Units, RSNs or shares of the Company’s common stock as part of a hedge, straddle or other integrated transaction.
In addition, this discussion does not address the effect of any state, local, foreign or other tax laws, the Medicare contribution tax on net investment income or any United States federal estate, gift or alternative minimum tax considerations. This discussion is based upon the Code, administrative pronouncements, judicial decisions and final, temporary and proposed United States Treasury regulations, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below.
As used in this prospectus supplement, the term “United States Holder” means a beneficial owner of Equity Units, RSNs or shares of the Company’s common stock that is for United States federal income tax purposes:
•
a citizen or resident of the United States;

•
a domestic corporation;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

The term “Non-United States Holder” means a beneficial owner of Equity Units, RSNs or shares of the Company’s common stock that is neither a United States Holder nor a partnership (or other pass-through entity).
If a partnership holds Equity Units, RSNs or shares of the Company’s common stock, the tax treatment of the partnership and its partners generally will depend on the status of the partner and the activities of the partnership and its partners. If a holder of Equity Units, RSNs or shares of the Company’s common stock is a partnership or a partner in such a partnership, such holder should consult with its own tax advisors regarding the United States federal income tax considerations of the purchase, ownership and disposition of Equity Units, RSNs or shares of the Company’s common stock.

Persons considering purchasing Equity Units should consult their own tax advisors regarding the United States federal income tax considerations relating to the purchase, ownership and disposition of the Equity Units, RSNs and shares of the Company’s common stock in light of their particular circumstances, as well as the effect of any state, local, foreign or other tax laws.
THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EQUITY UNITS, RSNS AND SHARES OF THE COMPANY’S COMMON STOCK. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND NON-UNITED STATES INCOME AND OTHER TAX LAWS) OF PURCHASING, OWNING AND DISPOSING OF THE EQUITY UNITS, RSNS AND SHARES OF THE COMPANY’S COMMON STOCK.
Treatment of the Equity Units
Revenue Ruling 2003-97 (the “Revenue Ruling”) issued by the IRS addresses certain aspects of instruments similar to the Equity Units. In the Revenue Ruling, the IRS concluded that, for United States federal income tax purposes, an interest in an investment unit that included both a note and a purchase contract would be treated as a separate interest in such note and a separate interest in such purchase contract, under the terms of the investment unit. However, the terms of the Equity Units, which are complex financial instruments, vary in some respects from the terms of the units addressed by the IRS in the Revenue Ruling, and there is no statutory, judicial, or administrative authority directly addressing the tax treatment of instruments with substantially identical terms to those of the Equity Units. Thus, no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. The Company has not sought any rulings concerning the United States federal income tax treatment of the Equity Units, and the United States federal income tax consequences described herein are not binding on the IRS or the courts. Nevertheless, while the matter is not free from doubt, under current law and based on the facts contained in this prospectus supplement and other relevant documents, the terms of the relevant documents and certain assumptions and representations, a beneficial owner of Equity Units will be treated for United States federal income tax purposes as separately owning the purchase contract and the undivided beneficial ownership interests in the RSNs, the Treasury portfolio or the Treasury securities constituting the Equity Units, as applicable. We and, by purchasing Equity Units, each beneficial owner agree to treat the purchase contracts and the RSNs (or the Treasury securities or the Treasury portfolio, as applicable) as owned separately by such beneficial owner. Unless the context otherwise requires, each reference herein to “RSN” or “RSNs” (or “Treasury security” or “Treasury securities” or “Treasury portfolio”) is a reference to a beneficial owner’s undivided beneficial interest in the RSNs (or the Treasury securities or the Treasury portfolio).
United States Holders
Equity Units
Allocation of Purchase Price
As described above, although the matter is not free from doubt, a United States Holder’s acquisition of an Equity Unit pursuant to this offering will be treated for United States federal income tax purposes as an acquisition of a unit consisting of two components — a separate undivided beneficial ownership interest in the RSN and the purchase contract constituting such Corporate Unit. The purchase price of each Corporate Unit will be allocated between the RSN and the purchase contract in proportion to their respective fair market values at the time of purchase. Such allocation will establish a United States Holder’s initial tax basis in the RSN and the purchase contract. The Company will report the initial fair market value of the RSN as $50 and the initial fair market value of the purchase contract as $0. By purchasing a Corporate Unit, you will be deemed to agree to such allocation. This allocation is not, however, binding on the IRS. The remainder of this discussion assumes that this allocation of the purchase price will be respected for United States federal income tax purposes.

Ownership of Applicable Interests in Purchase Contracts and RSNs, Treasury Securities or Treasury Portfolio
The Company and, by purchasing Equity Units, each United States Holder agree to treat the purchase contracts and the RSNs, the Treasury securities or the Treasury portfolio constituting a part of the Equity Units as owned separately by such United States Holder for United States federal income tax purposes, and the remainder of this discussion assumes such treatment.
Sale, Exchange or Other Taxable Disposition of the Equity Units
Upon a sale, exchange or other taxable disposition of Equity Units (collectively, an “Equity Unit Disposition”), a United States Holder will be treated as having sold, exchanged or disposed of each of the purchase contract and the RSNs, the Treasury securities or the Treasury portfolio, as the case may be, that constitute such Equity Units. The proceeds realized on such Equity Unit Disposition will be allocated between the purchase contract and the RSNs, the Treasury securities or the Treasury portfolio, as the case may be, in proportion to their respective fair market values at the time of such Equity Unit Disposition. As a result, as to each of the purchase contract and the RSNs, the Treasury securities or the Treasury portfolio, as the case may be, a United States Holder generally will recognize gain or loss upon such Equity Unit Disposition equal to the difference between (i) the portion of the proceeds received by such United States Holder that is allocable to the purchase contract and the RSNs, the Treasury securities or the Treasury portfolio, as the case may be, and (ii) such United States Holder’s adjusted tax basis in the purchase contract and such RSNs, Treasury securities or Treasury portfolio, respectively. For purposes of determining gain or loss, the proceeds received by such United States Holder upon such Equity Unit Disposition (i) will not include any amount properly attributable to accrued but unpaid qualified stated interest, if any, on the RSNs, the Treasury securities or the Treasury portfolio, which amount will be taxable as ordinary interest income to the extent not previously included in income by such United States Holder, and (ii) may not include any amount properly attributable to accrued contract adjustment payments, which amount may be treated as ordinary income to the extent not previously included in income by such United States Holder. In the case of the RSNs, the Treasury securities, the Treasury portfolio or the purchase contract, any such gain or loss generally will be capital gain or loss, except that any gain on a Treasury security will be ordinary income to the extent of the accrued acquisition discount or market discount on such Treasury security that was not previously included in income. Any such capital gain or loss will be long-term capital gain or loss if, at the time of such Equity Unit Disposition, the United States Holder held such RSNs, Treasury securities, Treasury portfolio or purchase contract for a period of more than one year. Certain non-corporate United States Holders, including individuals, are eligible for preferential tax rates with respect to long-term capital gains. The deductibility of capital losses is subject to limitations. “Qualified stated interest” generally means stated interest that is unconditionally payable at least annually at a single fixed rate.
If the Equity Unit Disposition by a United States Holder occurs when the purchase contract has a negative value (i.e., the purchase contract represents a net liability), the United States federal income tax consequences are unclear. A United States Holder could be considered to have realized a loss on the purchase contract in an amount equal to the absolute value of such net liability, and to have received additional consideration for the RSNs, Treasury portfolio or Treasury securities in an amount equal to such negative value, and to have paid such amount to be released from such holder’s obligation under the purchase contract. United States Holders should consult their tax advisors regarding the tax consequences of an Equity Unit Disposition at a time when the purchase contract has a negative value.
The RSNs
The discussion in this section applies to a United States Holder that holds RSNs or Corporate Units that include RSNs.
By acquiring an investment in the Equity Units, each United States Holder agrees to treat the RSNs as debt for United States federal income tax purposes.

Treatment of the RSNs
The Company intends to treat the RSNs as “variable rate debt instruments” that are subject to applicable United States Treasury regulations that apply to “reset bonds” and that mature, solely for purposes of the original issue discount rules, on the date immediately preceding the purchase contract settlement date or, if earlier, the optional remarketing settlement date, for an amount equal to 100% of their principal amount. The remainder of this discussion assumes that the RSNs will be treated in such manner.
There are, however, no United States Treasury regulations, rulings or other authorities that address the United States federal income tax treatment of debt instruments that are substantially similar to the RSNs, and therefore the United States federal income tax treatment of the RSNs is unclear and other alternative characterizations are possible. For example, it is possible that the RSNs could be treated as “contingent payment debt instruments” for United States federal income tax purposes. In that event, a United States Holder would generally be required, among other things, to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be a higher rate than the stated interest rate on the RSNs, regardless of such United States Holder’s regular method of tax accounting, and (2) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, remarketing or other taxable disposition of an RSN.
Interest Income
The stated interest payments on the RSNs will be treated as qualified stated interest and generally will be taxable to a United States Holder as ordinary income at the time received or accrued in accordance with such holder’s method of accounting for United States federal income tax purposes.
Tax Basis in the RSNs
A United States Holder’s initial tax basis in an RSN will equal the portion of the purchase price for the Equity Unit allocated to such RSN as described under “— Equity Units — Allocation of Purchase Price” above.
Sale, Exchange, Remarketing or Other Taxable Disposition of the RSNs
Upon a sale, exchange, remarketing or other taxable disposition of an RSN (collectively, an “RSN Disposition”), a United States Holder will recognize gain or loss in an amount equal to the difference between the amount realized by such United States Holder on such RSN Disposition and such United States Holder’s tax basis in the applicable RSN, except to the extent such United States Holder is treated as receiving accrued but unpaid interest, which is taxable as ordinary interest income if not previously included in such United States Holder’s income. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such RSN Disposition, the United States Holder held such RSN for a period of more than one year. Certain non-corporate United States Holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.
Treasury Securities
The discussion in this section applies to a United States Holder that holds Treasury securities (including as components of a Treasury Unit or Treasury securities previously held by such holder as components of a Treasury Unit). A United States Holder’s initial tax basis in a Treasury security generally will equal the pro rata portion of the amount paid for such Treasury security (excluding any amount paid for accrued but unpaid qualified stated interest). A United States Holder’s adjusted tax basis in the applicable Treasury security will be increased by the amount of “original issue discount”, “acquisition discount” or “market discount” (each as defined below under “— Treasury Securities — Interest Income, Original Issue Discount, Market Discount, Bond Premium and Acquisition Discount”) included in such United States Holder’s gross income with respect thereto and decreased (but not below zero) by the amount of “bond premium” (as defined below under “— Treasury Securities — Interest Income, Original Issue Discount, Market Discount, Bond Premium and Acquisition Discount”) that the holder previously amortized with respect to the Treasury security and the amount of cash received with respect to the Treasury security, other than payments of qualified stated interest.
Interest Income, Original Issue Discount, Market Discount, Bond Premium and Acquisition Discount
A United States Holder that purchases principal or interest strips of United States Treasury securities (“Treasury strips”), including as part of a Treasury Unit, will be required to treat its pro rata portion of each Treasury strip as an interest in a bond that is originally issued on the date the United States Holder purchased that interest (including through a purchase by the collateral agent on its behalf). Treasury securities (other than Treasury strips) with an initial maturity of more than a year generally will have “original issue discount” equal to the holder’s pro rata portion of the excess, if any, of their stated redemption price at maturity over their original issue price, unless such excess is less than the statutory de minimis amount equal to 0.25% of their stated redemption price at maturity multiplied by the number of complete years from their original issue date to their maturity date. For this purpose, stated redemption price at maturity generally means the sum of all payments provided by the Treasury security other than payments of qualified stated interest. Treasury strips (other than Treasury strips that are payable within one year after their acquisition date, as discussed below) generally will have “original issue discount” equal to the holder’s pro rata portion of the excess, if any, of the amounts payable on such Treasury strip over its purchase price, subject to the applicable de minimis rule. Under that rule, original issue discount is treated as zero if it is less than 0.25% of the amount payable on the Treasury strip multiplied by the number of complete years from its acquisition date until its payment date (which, for an interest strip, is the due date of the stripped interest payment).
Subject to the bond premium rules below, payments of qualified stated interest on a Treasury security generally will be taxable to a United States Holder as ordinary income when received or accrued, in accordance with the holder’s regular method of tax accounting, except to the extent treated as a recovery of amounts paid for interest accrued before the holder’s acquisition of the security.
Treasury securities with an initial maturity of one year or less, and Treasury strips payable within one year after their acquisition date, are subject to the short-term obligation rules described below. Such securities will have “acquisition discount” equal to the excess, if any, of the stated redemption price at maturity (or, in the case of an interest strip, the amount payable on the due date of such interest strip) allocable to the United States Holder’s interest over the holder’s initial tax basis in that interest. For these short-term securities, stated redemption price at maturity includes all stated interest payments.
Except as described below for short-term Treasury securities and subject to the acquisition premium and bond premium rules, a United States Holder generally will be required to include in income the daily portions of original issue discount attributable to each day it holds an interest in a Treasury security, determined on a constant-yield basis, regardless of its method of tax accounting and in advance of receipt of the related cash. A United States Holder that acquires an interest in a Treasury security (other than a Treasury strip or a short-term Treasury security) with original issue discount generally will reduce its original issue discount inclusions proportionately if its initial tax basis exceeds the security’s adjusted issue price but does not exceed the sum of its remaining payments other than qualified stated interest. This excess is “acquisition premium.” Adjusted issue price generally equals the original issue price, increased by previously accrued original issue discount determined without regard to acquisition premium, and reduced by prior payments other than qualified stated interest. A United States Holder that acquires a Treasury security with bond premium (as defined below) will not be required to include original issue discount in income. A United States Holder that is a cash method taxpayer will generally not include acquisition discount in income until the Treasury securities mature or the United States Holder sells, exchanges or otherwise disposes of the Treasury securities in a taxable transaction, at which time any gain will be treated as ordinary income to the extent of accrued acquisition discount not yet included in income, unless the United States Holder elects or is otherwise required to include accrued acquisition discount in income on a current basis. If a United States Holder neither elects nor is otherwise required to include accrued acquisition discount on a current basis, the holder’s net direct interest expense with respect to the Treasury securities (generally, interest expense on indebtedness used to purchase or carry the Treasury securities, reduced by interest income, including original issue discount, includible with respect to those securities), to the extent it does not exceed the daily portions of acquisition discount accruing during the taxable year while the holder holds the Treasury securities, generally will be deferred until the disposition of the Treasury securities, subject to applicable exceptions and earlier recovery rules. A United States Holder that is an accrual method taxpayer (or a cash method taxpayer that elects or is required to include accrued acquisition discount in income on a current basis) generally will be required to include accrued acquisition discount in income on a current basis. Acquisition discount accrues on a straight-line basis unless the United States Holder irrevocably elects to accrue the acquisition discount on a constant yield to maturity basis. The amounts of original issue discount or acquisition discount included in a United States Holder’s gross income will increase the United States Holder’s adjusted tax basis in the Treasury securities. United States Holders should consult with their own tax advisors regarding the consequences to them of original issue discount and acquisition discount with respect to the Treasury securities.
If a United States Holder’s initial tax basis in a Treasury security (other than a Treasury strip) with an initial maturity of more than a year is less than such Treasury security’s stated redemption price at maturity (or, in the case of a Treasury security that was originally issued with original issue discount, its revised issue price, generally equal to its original issue price, increased by previously accrued original issue discount determined without regard to acquisition premium, and reduced by prior payments other than qualified stated interest) by an amount equal to or greater than a statutory de minimis amount equal to 0.25% of the Treasury security’s stated redemption price at maturity multiplied by the number of complete years remaining until maturity at the time of the acquisition, the Treasury security would be considered to have been acquired with “market discount” equal to such difference. A United States Holder will not include market discount in income until the Treasury securities mature or the United States Holder sells, exchanges or otherwise disposes of the Treasury securities in a taxable transaction, at which time any gain will be treated as ordinary income to the extent of accrued market discount not yet included in income, unless the United States Holder elects to include accrued market discount in income on a current basis. If a United States Holder does not elect to include accrued market discount on a current basis, the holder’s net direct interest expense (as described above) with respect to the Treasury securities, to the extent it does not exceed the portion of the market discount allocable to the days during the taxable year on which the Treasury securities were held by the United States Holder, generally will be deferred until the disposition of the Treasury securities, subject to applicable exceptions and earlier recovery rules. Market discount accrues on a straight-line basis unless the United States Holder irrevocably elects to accrue the market discount on a constant yield to maturity basis. The amounts of market discount included in a United States Holder’s gross income on a current basis will increase the United States Holder’s adjusted tax basis in the Treasury securities. United States Holders should consult with their own tax advisors regarding the consequences to them of market discount.
If a United States Holder’s initial tax basis in its interest in a Treasury security exceeds the sum of all amounts payable with respect to that interest after its acquisition, other than payments of qualified stated interest, such United States Holder generally will be considered to have acquired its interest in the Treasury security with “bond premium.” A United States Holder generally may elect to amortize the bond premium over the remaining term of the Treasury security on a constant yield method as an offset to interest when includible in income under its regular accounting method; excess bond premium may be deductible, subject to applicable limitations. If a United States Holder does not elect to amortize the bond premium, that premium will decrease the gain or increase the loss that would otherwise be recognized on disposition of the Treasury security. An election to amortize bond premium on a constant yield method will also apply to all other taxable debt instruments held or subsequently acquired by the United States Holder on or after the first day of the first taxable year for which the election is made. Such an election may not be revoked without the consent of the IRS. United States Holders should consult their tax advisor about this election.
Sale, Exchange or Other Taxable Disposition of Treasury Securities
A United States Holder will recognize gain or loss on a sale, exchange or other taxable disposition of the Treasury securities in an amount equal to the difference between the amount realized by such United States Holder on such disposition and the United States Holder’s adjusted tax basis in the Treasury securities. The amount realized will not include any amount properly attributable to accrued but unpaid qualified stated interest on the Treasury securities, which amount, other than amounts representing a recovery of purchased accrued interest, generally will be taxable as ordinary interest income to the extent not previously included in income by such United States Holder. Such recognized gain or loss generally will be capital gain or loss, except that gain will be ordinary income to the extent of the accrued acquisition discount or market discount on such Treasury securities that was not previously included in income. Any such capital gain or loss will be long-term capital gain or loss if the United States Holder held such Treasury securities for more than one year at the time of such disposition. Certain non-corporate United States Holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.
Purchase Contracts
Contract Adjustment Payments
There is no direct authority addressing the treatment of the contract adjustment payments, and such treatment is, therefore, unclear. Accordingly, Sullivan & Cromwell LLP has not rendered an opinion regarding the United States federal income tax treatment of the contract adjustment payments. Contract adjustment payments may constitute taxable ordinary income to United States Holders when received or accrued, in accordance with their regular method of tax accounting. To the extent the Company is required to file information returns with respect to contract adjustment payments, the Company intends to report such payments as taxable ordinary income to United States Holders. The following discussion assumes that the contract adjustment payments are treated as taxable ordinary income for United States federal income tax purposes. However, other treatments are possible. In addition, if the Company exercises its right to defer contract adjustment payments, a United States Holder may be required to continue to recognize income for United States federal income tax purposes in respect of the purchase contracts in advance of the receipt of any corresponding cash distributions. United States Holders should consult their tax advisors regarding the treatment of contract adjustment payments, including the possibility that any contract adjustment payment may be treated as a purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, as well as the treatment of deferred contract adjustment payments, if any. The treatment of contract adjustment payments and deferred contract adjustment payments, if any, could affect a United States Holder’s adjusted tax basis in a purchase contract or the common stock received under a purchase contract or the amount realized by a United States Holder upon the sale or other disposition of an Equity Unit or the termination of a purchase contract.
Acquisition of Common Stock Under a Purchase Contract
A United States Holder generally will not recognize gain or loss on the purchase of the Company’s common stock under a purchase contract, including upon early settlement upon a fundamental change or any other early settlement, except with respect to any cash paid to such United States Holder in lieu of a fractional share of the Company’s common stock, which should be treated as paid in respect of such fractional share. A United States Holder’s aggregate initial tax basis in the Company’s common stock received under a purchase contract generally should equal the purchase price paid for such common stock plus the properly allocable portion of such United States Holder’s adjusted tax basis (if any) in the purchase contract, less the portion of such purchase price and adjusted tax basis allocable to the fractional share for which cash is received. The holding period for common stock received under a purchase contract will commence on the day following the acquisition of such common stock.
Early Settlement of Purchase Contract
A United States Holder will not recognize gain or loss with respect to its proportionate share of the RSNs, the Treasury securities or the Treasury portfolio upon early settlement of a purchase contract and will have the same adjusted tax basis in such RSNs, Treasury securities or the Treasury portfolio as before such early settlement.

Termination of Purchase Contract
If a purchase contract terminates, a United States Holder generally will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such United States Holder’s adjusted tax basis (if any) in the purchase contract at the time of such termination. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the United States Holder held such purchase contract for more than one year immediately prior to the termination. Certain non-corporate United States Holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to limitations. A United States Holder will not recognize gain or loss with respect to such United States Holder’s RSNs, Treasury securities or Treasury portfolio upon termination of the purchase contract and will have the same adjusted tax basis in such RSNs, Treasury securities or the Treasury portfolio as before such termination. United States Holders should consult their tax advisors regarding the termination of a purchase contract when the purchase contract has a negative value.
Adjustment to Settlement Rate
A United States Holder may be treated as having received a constructive distribution from the Company if (1) the settlement rate is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), the proportionate interest of such United States Holder in the Company’s assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a United States Holder for taxable distributions with respect to the Company’s common stock (for example, if we increase the cash dividend on our common stock). Certain of the other possible settlement rate adjustments (including, without limitation, adjustments discussed in “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change”) may also not qualify as being made pursuant to a bona fide, reasonable anti-dilution formula. Thus, under certain circumstances, an increase in (or failure to decrease) the settlement rate may give rise to a deemed distribution to United States Holders even though such United States Holders would not receive any cash related thereto. Any deemed distributions generally will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described below under “— Ownership and Disposition of Common Stock Acquired Under the Purchase Contract.”
Ownership and Disposition of Common Stock Acquired Under the Purchase Contract
Any distribution on the Company’s common stock generally will be treated as a dividend to a United States Holder and will be includible in income by a United States Holder when received to the extent such distribution is paid by the Company out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes). To the extent the distribution exceeds the Company’s current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the United States Holder’s adjusted tax basis in the common stock and thereafter as gain from the sale or exchange of that stock that is subject to the tax treatment described below in the next paragraph. Any dividend will be eligible for the dividends-received deduction if the United States Holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends-received deduction. Certain non-corporate United States Holders, including individuals, who receive dividends are eligible for a reduced rate of taxation if certain holding period and other requirements are satisfied.
Upon a disposition of the Company’s common stock, a United States Holder generally will recognize capital gain or loss equal to the difference between the amount realized and its adjusted tax basis in such common stock. Such gain or loss generally will be long-term capital gain or loss if the United States Holder’s holding period in respect of such common stock is more than one year. Certain non-corporate United States Holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

Substitution of Treasury Securities to Create Treasury Units
A United States Holder of Corporate Units that delivers Treasury securities to the collateral agent in substitution for the RSNs will not recognize gain or loss upon its delivery of such Treasury securities or its receipt of the RSNs. Such United States Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such United States Holder with respect to such Treasury securities and RSNs, and its adjusted tax basis in the Treasury securities, the RSNs and the purchase contract will not be affected by such delivery and release.
Substitution of RSNs to Recreate Corporate Units
A United States Holder of Treasury Units that delivers RSNs to the collateral agent in substitution for Treasury securities to recreate Corporate Units will not recognize gain or loss upon its delivery of such RSNs or its receipt of the Treasury securities. A United States Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such United States Holder with respect to such Treasury securities and RSNs, and its adjusted tax basis in the Treasury securities, the RSNs and the purchase contract will not be affected by such delivery and release.
Remarketing of RSNs
A remarketing of the RSNs will be a taxable event for a United States Holder of RSNs, which will be subject to tax in the manner described above under “— The RSNs — Sale, Exchange, Remarketing or Other Taxable Disposition of the RSNs.”
Ownership of Treasury Portfolio
In the event of a successful optional remarketing of the RSNs, the Company and, by virtue of its acquisition of Corporate Units, each United States Holder agree to treat its pro rata portion of the Treasury portfolio constituting a part of its Corporate Units as owned by such United States Holder for United States federal income tax purposes. In such a case, a United States Holder will be required to include in income any amount earned on such pro rata portion of the Treasury portfolio for United States federal income tax purposes. The remainder of this discussion assumes that a United States Holder of Corporate Units will be treated as the owner of its pro rata portion of the Treasury portfolio constituting a part of such Corporate Units for United States federal income tax purposes.
Interest Income, Original Issue Discount and Acquisition Discount
The Treasury portfolio generally will consist of United States Treasury securities (or principal or interest strips thereof). If the Treasury portfolio contains interest-paying securities that are not Treasury strips, a United States Holder of Corporate Units will generally be required to recognize ordinary income to the extent of such United States Holder’s pro rata portion of the interest received or accrued with respect to such Treasury securities, in accordance with such holder’s method of accounting for United States federal income tax purposes. Such Treasury securities may also have been issued or acquired with original issue discount or acquisition discount. A United States Holder will be required to treat its pro rata portion of each Treasury strip in the Treasury portfolio, if any, as a debt instrument that was originally issued on the date the collateral agent acquired the relevant Treasury strip and that has original issue discount or acquisition discount equal to the holder’s pro rata portion of the excess, if any, of the amounts payable on such Treasury strip over the purchase price of the Treasury strip. A United States Holder will be required to treat any original issue discount or acquisition discount in the manner described above under “— Treasury Securities — Interest Income, Original Issue Discount, Market Discount, Bond Premium and Acquisition Discount.”
Tax Basis of the Treasury Portfolio
The initial tax basis of a United States Holder in a Treasury portfolio will equal its pro rata portion of the amount paid by the collateral agent for the Treasury portfolio. A United States Holder’s adjusted tax basis in the Treasury portfolio will be increased by the amount of original issue discount, market discount or acquisition discount included in gross income with respect thereto and decreased by the amount of bond premium that the holder previously amortized with respect to the Treasury portfolio and the amount of cash received with respect to the Treasury portfolio, other than any payments of qualified stated interest.
Sales, Exchanges or Other Dispositions of the Applicable Ownership Interest in a Treasury Portfolio
A United States Holder that obtains the release of its applicable ownership interest in a Treasury portfolio and subsequently disposes of such interest will recognize gain or loss on such disposition in an amount equal to the difference between the amount realized upon such disposition and such United States Holder’s adjusted tax basis in the Treasury portfolio. The amount realized will not include any amount properly attributable to accrued but unpaid qualified stated interest, which amount, other than amounts representing a recovery of purchased accrued interest, generally will be taxable as ordinary interest income to the extent not previously included in income by such United States Holder. Such recognized gain or loss generally will be capital gain or loss, except that gain with respect to a Treasury security will be ordinary income to the extent of the accrued acquisition discount or market discount on such Treasury security that was not previously included in income. Any such capital gain or loss will be long-term capital gain or loss if such United States Holder held such applicable interest in the Treasury portfolio for more than one year at the time of such disposition. Certain non-corporate United States Holders, including individuals, are eligible for preferential tax rates in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments made on, or the proceeds from the sale or other disposition of, the Equity Units, RSNs, purchase contracts, Treasury securities, the Treasury portfolio, or the Company’s common stock acquired under a purchase contract. Specifically, unless a United States Holder is an exempt recipient (and, if requested, demonstrates such fact), such as a corporation, any interest, original issue discount, contract adjustment payments and dividends (including any constructive dividends) received on, and proceeds received from the sale or other disposition of, Equity Units, RSNs, purchase contracts, Treasury securities, the Treasury portfolio, or the Company’s common stock acquired under a purchase contract, as the case may be, generally will be subject to information reporting and also may be subject to United States federal backup withholding (currently at a rate of 24%) if such United States Holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a United States Holder’s United States federal income tax liability, if any, provided that the required information is furnished timely to the IRS.
Non-United States Holders
This discussion does not address all aspects of United States federal income tax law that may be relevant to Non-United States Holders in light of their particular circumstances. Non-United States Holders are urged to consult their own tax advisors with respect to the United States federal income tax consequences to them of an investment in the Equity Units, in light of their own particular circumstances.
By acquiring an investment in the Equity Units, each Non-United States Holder agrees to treat the RSNs as debt for United States federal income tax purposes and the RSNs, the Treasury securities or the Treasury portfolio constituting a part of the Equity Units as owned separately by such Non-United States Holder for United States federal income tax purposes.
Interest on the RSNs, the Treasury Securities and the Treasury Portfolio
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance Act Withholding,” payments of interest (including original issue discount, if any) on RSNs, the Treasury securities and the Treasury portfolio to a Non-United States

Holder generally will not be subject to United States federal income or withholding tax under the “Portfolio Interest Exemption,” provided that:
•
such interest is not effectively connected with such Non-United States Holder’s conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment of the Non-United States Holder in the United States);

•
the Non-United States Holder does not actually or constructively own stock possessing 10% or more of the total voting power of the Company’s outstanding stock; and

•
either (a) the Non-United States Holder provides to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, that includes its name and address and that certifies its non-United States status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business provides a statement to the applicable withholding agent under penalties of perjury on which it certifies that an applicable IRS Form W-8BEN or W-8BEN-E (or other applicable form) has been received by it from the Non-United States Holder or an intermediate financial institution and furnishes a copy to the applicable withholding agent.

If a Non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments of interest (including original issue discount, if any) on the RSNs, the Treasury securities and the Treasury portfolio made to such Non-United States Holder generally will be subject to a 30% United States federal withholding tax, unless that holder provides the withholding agent with a properly executed statement:
•
claiming an exemption from or reduction of withholding tax under an applicable income tax treaty (generally on an IRS Form W-8BEN or W-8BEN-E); or

•
stating that the payments on the RSNs, the Treasury securities or the Treasury portfolio, as applicable, are not subject to withholding tax because they are effectively connected to that holder’s conduct of a trade or business in the United States (generally on an IRS Form W-8ECI).

If a Non-United States Holder is engaged in a trade or business in the United States and the interest (including original issue discount, if any) on the RSNs, the Treasury securities and the Treasury portfolio is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-United States Holder within the United States), that Non-United States Holder will be subject to United States federal income tax on the interest on a net income basis and at the applicable United States federal income tax rates in the same manner as if that Non-United States Holder were a United States Holder. A corporate Non-United States Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if the holder is eligible for the benefits of an income tax treaty that provides for a lower rate.
Dividends and Constructive Dividends
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance Act Withholding,” payments of dividends, if any, with respect to shares of the Company’s common stock made to a Non-United States Holder generally will be subject to United States federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such payments are effectively connected with such Non-United States Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment of the Non-United States Holder in the United States) and such Non-United States Holder provides a properly completed and executed IRS Form W-8ECI (or suitable substitute form). In certain circumstances, a Non-United States Holder may be entitled to a reduced rate of withholding pursuant to an applicable income tax treaty. In order to claim the benefits of an applicable income tax treaty, a Non-United States Holder will generally be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or suitable substitute form).

As discussed above, an adjustment to (or failure to adjust) the settlement rate may result in a constructive distribution that is treated as a taxable constructive dividend to the holder of a purchase contract.
See “— United States Holders — Purchase Contracts — Adjustment to Settlement Rate”. If the Company (or another applicable withholding agent) determines that any such adjustment (or failure to adjust) results in a constructive dividend to a Non-United States Holder of Equity Units, the Company (or another applicable withholding agent) may withhold on any amount paid to a Non-United States Holder (or other of such Non-United States Holder’s funds or assets) in order to pay the proper United States withholding tax on such constructive dividend.
Any dividend payments (including deemed or constructive dividends) to a Non-United States Holder that are effectively connected with such Non-United States Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the Non-United States Holder in the United States) generally are not subject to United States federal withholding tax, provided that the Non-United States Holder complies with applicable certification requirements (generally by providing an IRS Form W-8ECI). Instead, such payments generally will be subject to United States federal income tax on a net income basis and at the applicable United States federal income tax rates in the same manner as if such Non-United States Holder were a United States Holder. A corporate Non-United States Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if the holder is eligible for the benefits of an income tax treaty that provides for a lower rate.
Contract Adjustment Payments
The Company intends to treat any contract adjustment payments paid to a Non-United States Holder as amounts subject to United States federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such payments are effectively connected with such Non-United States Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment of the Non-United States Holder in the United States) and such Non-United States Holder provides a properly completed and executed IRS Form W-8ECI (or suitable substitute form). In certain circumstances, a Non-United States Holder may be entitled to a reduced rate of withholding pursuant to an applicable income tax treaty. In order to claim the benefits of an applicable income tax treaty, a Non-United States Holder will generally be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or suitable substitute form). Prospective Non-United States Holders should consult their own tax advisors regarding the United States tax treatment of contract adjustment payments.
Any contract adjustment payments to a Non-United States Holder that are effectively connected with such Non-United States Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the Non-United States Holder in the United States) generally are not subject to United States federal withholding tax, provided that the Non-United States Holder complies with applicable certification requirements (generally by providing an IRS Form W-8ECI). Instead, such payments generally will be subject to United States federal income tax on a net income basis and at the applicable United States federal income tax rates in the same manner as if such Non-United States Holder were a United States Holder. A corporate Non-United States Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if the holder is eligible for the benefits of an income tax treaty that provides for a lower rate.
Sale, Exchange, Remarketing or Other Taxable Disposition of the Equity Units, RSNs, the Treasury Securities, the Treasury Portfolio, the Purchase Contract or Common Stock
Subject to the discussion below under “— Information Reporting and Backup Withholding,” and except (i) potentially with respect to any amounts attributable to accrued and unpaid contract adjustment payments, which may be treated as described above under “— Contract Adjustment Payments,” and (ii) with respect to any accrued and unpaid interest (including original issue discount, if any), which will be treated as described above under “— Interest on the RSNs, the Treasury Securities and the Treasury Portfolio,” a Non-United States Holder generally will not be subject to United States federal income tax or withholding tax on any gain realized upon the sale, exchange, remarketing or other taxable disposition of Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, purchase contracts or common stock acquired under a purchase contract, as the case may be, unless:
•
such gain is effectively connected with the Non-United States Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-United States Holder within the United States);

•
the Non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•
in the case of purchase contracts or shares of the Company’s common stock, such purchase contracts or shares of the Company’s common stock are considered “United States real property interests” for United States federal income tax purposes (subject to the discussion below). Purchase contracts or Company common stock generally will be treated as United States real property interests if the Company is (or, during a specified period, has been) a “United States real property holding corporation” (a “USRPHC”) for United States federal income tax purposes.

Gain described in the first bullet point above generally will be subject to United States federal income tax at rates applicable to United States citizens, resident aliens and domestic United States corporations. A corporate Non-United States Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if the holder is eligible for the benefits of an income tax treaty that provides for a lower rate.
An individual Non-United States Holder described in the second bullet point above will be subject to United States federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on the gain realized, which may be offset by certain United States source capital losses, if any, of the Non-United States Holder.
We have not determined whether we are a USRPHC for United States federal income tax purposes. If we are or become a USRPHC, so long as our common stock continues to be regularly traded on an established securities market, (1) a Non-United States Holder will not be subject to United States federal income tax on the disposition of our common stock so long as such Non-United States Holder has not held (at any time during the shorter of the five-year period preceding the date of disposition or such Non-United States Holder’s holding period) more than 5% (actually or constructively) of our total outstanding common stock and (2) a Non-United States Holder generally will not be subject to United States federal income tax on the disposition of a purchase contract if on the day it acquired its purchase contracts, they had a fair market value less than or equal to 5% of the fair market value of our common stock. If, however, our common stock ceases to be regularly traded on an established securities market, a Non-United States Holder held more than 5% (actually or constructively) of our total outstanding common stock during the relevant period (in the case of a disposition of our common stock), or the holder’s purchase contracts had a fair market value greater than 5% of the fair market value of our common stock on the date such purchase contracts were acquired (in the case of a disposition of a purchase contract), a Non-United States Holder generally will be subject to United States federal income tax on the disposition of our common stock or the purchase contract.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments of interest (including original issue discount), contract adjustment payments and dividends (including any constructive dividends) with respect to the Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, a purchase contract or the Company’s common stock purchased under a purchase contract. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a Non-United States Holder resides or is established pursuant to the provisions of a specific treaty or agreement with such tax authorities.
United States federal backup withholding is imposed on certain payments to persons that fail to furnish the information required under the United States information reporting rules. Payments of interest

(including original issue discount), contract adjustment payments and dividends (including any constructive dividends) with respect to, or the proceeds from the disposition of, the Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, a purchase contract or the Company’s common stock purchased under a purchase contract generally will be exempt from backup withholding and any additional information reporting if the Non-United States Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form or successor form) and the payor does not have actual knowledge or reason to know that the Non-United States Holder is a United States person, or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-United States Holder’s United States federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Prospective investors should consult their tax advisors regarding the application of these rules to their particular circumstances.
Foreign Account Tax Compliance Act Withholding
Pursuant to Sections 1471 through 1474 of the Code, commonly referred to as “FATCA”, and the United States Treasury regulations promulgated thereunder, the relevant withholding agent may be required to withhold 30% of any “withholdable payments,” which would include any interest (including original issue discount, if any) and dividends (including any constructive dividends), and would generally also include any contract adjustment payments, in each case paid with respect to the Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, a purchase contract or the Company’s common stock purchased under a purchase contract, to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Prospective holders should consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Equity Units.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the Equity Units by (i) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility and/or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities the underlying assets of which are considered to include the assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”). For purposes of this section, references to the “Equity Units” include the securities underlying the Equity Units, as applicable.
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a Benefit Plan Investor (defined below) and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term “benefit plan investor” (“Benefit Plan Investor”) is generally defined to include (a) “employee benefit plans” within the meaning of Section 3(3) of ERISA which are subject to Title I of ERISA, (b) “plans” within the meaning of Section 4975 of the Code (including “Keogh” plans and IRAs), which are subject to Section 4975 of the Code and (c) entities the underlying assets of which include the assets of any of the foregoing described in clauses (a) and (b) by reason of an employee benefit plan or plan’s investment in such entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).
In considering an investment in the Equity Units with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
Certain Plans such as government plans, non-U.S. plans and non-electing church plans, while not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws.
Fiduciaries of any Plans should consult with their legal advisors regarding the potential consequences of an investment in the Equity Units before investing in the Equity Units.
Representation
By acceptance of the Equity Units, each purchaser and subsequent transferee of the Equity Units will be deemed to have represented and warranted that either (i) it is not, and is not investing on behalf of, any

Plan or (ii) (a) the purchase and holding of the Equity Units by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws and (b) if it is, or is investing on behalf of, a Plan subject to Similar Laws, its purchase and holding will not result in the assets of the Company being deemed to constitute the assets of such Plan under any applicable laws.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Equity Units on behalf of, or with the assets of, any Plan, consult with their legal advisors regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Equity Units.
Prospective investors should not construe the contents of this prospectus supplement as a recommendation with respect to the Equity Units that is based on any prospective investor’s particular needs or individual circumstances, and neither this prospectus supplement nor any related communications should be relied upon by any prospective investor as intended to advance such prospective investor’s best interest.

UNDERWRITING
We and the underwriters for this offering named below have entered into an underwriting agreement dated as of the date of this prospectus supplement with respect to the Equity Units being offered under this prospectus supplement. Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are acting as the representatives of each of the underwriters of this offering. Under the terms and subject to the conditions contained in the underwriting agreement, each underwriter has severally agreed to purchase, and we have agreed to sell, the number of Corporate Units set forth opposite the underwriter’s name:
Underwriter	Number of Corporate Units
Wells Fargo Securities, LLC	2,275,000
J.P. Morgan Securities LLC	1,950,000
BofA Securities, Inc.	650,000
TD Securities (USA) LLC	650,000
BTIG, LLC	325,000
Citizens JMP Securities, LLC	325,000
RBC Capital Markets, LLC	325,000
Total	6,500,000
The underwriting agreement provides that the obligations of the underwriters to purchase the Corporate Units included in this offering are subject to certain conditions precedent. The underwriting agreement also provides that the underwriters are obligated to purchase all the Corporate Units in this offering if any are purchased, other than those Corporate Units covered by the underwriters’ option to purchase additional Corporate Units described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the Corporate Units to the public initially at the public offering price on the cover page of this prospectus supplement and to certain dealers at the public offering price less a selling concession of up to $0.90 per Corporate Unit. After the public offering, the representatives may change the public offering price and selling concession. Sales of Corporate Units outside the United States may be made by affiliates of the underwriters.
The Corporate Units are a new issue of securities with no established trading market. We intend to apply to list the Corporate Units on the Nasdaq Global Select Market. If the application is approved, we expect trading in the Corporate Units to begin within 30 days after the date that the Corporate Units are first issued.
The underwriters may make a market in the Corporate Units after completion of the offering but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Corporate Units or that an active public market for the Corporate Units will develop. If an active public trading market for the Corporate Units does not develop, the market price and liquidity of the Corporate Units may be adversely affected.
This prospectus supplement, as amended or supplemented, may be used by the remarketing agents for the remarketing of the RSNs at such time as is necessary or upon the early settlement with respect to the purchase contracts.
Option to purchase additional Corporate Units
We have granted to the underwriters an option to purchase within a 13-day period beginning on, and including, the first date of original issuance of the Corporate Units, up to an additional 975,000 Corporate Units in the aggregate at the public offering price per Corporate Unit, less the underwriting discounts and commissions, solely for the purpose of covering over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase an additional amount of the Corporate Units proportionate to that underwriter’s initial amount reflected in the above table.
Discounts and expenses
We estimate that we will have approximately $1.3 million of expenses, including registration, filing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, payable by us incident to the performance of our obligations under the underwriting agreement. We have also agreed to reimburse the underwriters for certain expenses of up to approximately $25,000 related to this offering.
The following table summarizes the compensation we will pay:
	Per Corporate Unit	Total
		Without option exercise	With full option exercise
Underwriting discount	$1.50	$9,750,000	$11,212,500
A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering, and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of Corporate Units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.
No sales of similar securities
We have agreed that, subject to certain exceptions, we will not (i) offer, pledge, lend, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of our common stock or such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), without the prior written consent of Wells Fargo Securities, LLC, for a period of 30 days after the date of this prospectus supplement.
Our directors and executive officers have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with certain exceptions, for a period of 30 days after the date of this prospectus supplement, may not, without the prior written consent of Wells Fargo Securities, LLC:
(1)   offer, pledge, lend, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or
(2)   enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or

(3)   make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.
Indemnification
We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.
Underwriter activities
In order to facilitate the offering of the Corporate Units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Corporate Units. Specifically, the underwriters may over-allot in connection with this offering, creating short positions in the Corporate Units for their own accounts. In addition, to cover over-allotments or to stabilize the price of the Corporate Units, the underwriters may bid for, and purchase, Corporate Units in the open market. Finally, the underwriters may reclaim selling concessions allowed to the underwriters or dealers for distributing Corporate Units in this offering, if the underwriters repurchase previously distributed Corporate Units in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Corporate Units above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time without notice.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.
Neither the Company nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Corporate Units. In addition, neither the Company nor any underwriter makes any representation that the underwriters will engage in such transactions or that such transactions once commenced will not be discontinued without notice.
Settlement cycle
It is expected that delivery of the Corporate Units will be made, against payment for the Corporate Units, on or about November 3, 2026, which will be the second business day following the trade date for the Corporate Units. Under Rule 15c6-1 of the Exchange Act, purchases or sales of securities in the secondary market generally are required to settle within one business day (T+1), unless the parties to any such transactions expressly agree otherwise. Accordingly, purchasers of the Corporate Units who wish to trade the Corporate Units on the date of this prospectus supplement or the next succeeding business day will be required, because the Corporate Units will settle within two business days (T+2), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Corporate Units who wish to trade on the date of this prospectus supplement or the next succeeding business day should consult their own legal advisors.
Selling restrictions
Prohibition of sales to EEA retail investors
The Equity Units are not intended to be offered, sold or otherwise made available and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes:
(a)
a retail investor means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in the Prospectus Regulation.

Consequently no key information document required by the PRIIPs Regulation for offering or selling the Equity Units or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Equity Units or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of Equity Units in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Equity Units. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Prohibition of sales to UK retail investors
The Equity Units are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs. Consequently no disclosure document required by DISC for offering, selling or distributing the Equity Units or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Equity Units or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the CCI. This prospectus supplement has been prepared on the basis that any offer of Equity Units in the UK will be made pursuant to an exception from the prohibition on offers of relevant securities to the public under the POATRs.
Additional notice to prospective investors in the United Kingdom
In the United Kingdom, this prospectus supplement and any other material in relation to the Equity Units described herein are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in the POATRS) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “Relevant Persons”. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The Equity Units are not being offered to the public in the United Kingdom.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Equity Units in, from or otherwise involving the UK.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Equity Units may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

Notice to prospective investors in Canada
The Equity Units may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Equity Units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
If applicable, pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in Japan
The Equity Units have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Equity Units nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to prospective investors in Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any Equity Units or caused the Equity Units to be made the subject of an invitation for subscription or purchase and will not offer or sell any Equity Units or cause the Equity Units to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Equity Units, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Notice to prospective investors in Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any Equity Units. No Equity Units have been offered or will be offered to the public in Switzerland, except that offers of Equity Units may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)
to any person which is a professional client as defined under the FinSA;

(b)
to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the lead bookrunner for any such offer; or

(c)
in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of Equity Units shall require the Company or any bank to publish a prospectus pursuant to Article 35 FinSA.
The Equity Units have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the Equity Units constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the Equity Units may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to prospective investors in the Dubai International Financial Centre (“DIFC”)
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to prospective investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Equity Units in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The Equity Units may not be offered for sale, nor may application for the sale or purchase or any Equity Units be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the Equity Units may be distributed or published in Australia unless, in each case:
(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Equity Units or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;
(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)
the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)
such action does not require any document to be lodged with ASIC or the ASX.

Certain relationships
Certain of the underwriters and their respective affiliates have performed, and may in the future perform, various commercial and investment banking, financial advisory and other services for us, our affiliates and our officers in the ordinary course of business, for which they received, and may receive, customary fees and reimbursement of expenses. In particular, affiliates of Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are lenders under our Amended and Restated Credit Agreement, dated as of September 12, 2025, as amended on September 25, 2026. In addition, an affiliate of BTIG, LLC will act as trustee under the Senior Notes Indenture and purchase contract agent under the Purchase Contract and Pledge Agreement.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

VALIDITY OF EQUITY UNITS
The validity of the Equity Units will be passed upon for the Company by Sullivan & Cromwell LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The financial statements of H2O America as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference into this prospectus supplement, and the effectiveness of H2O America’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Quadvest, L.P. and Quadvest Wholesale, LLC have been incorporated by reference into this prospectus supplement from H2O America’s Current Report on Form 8-K filed with the SEC on March 2, 2026, in reliance upon the report of Calvetti Ferguson, LLC, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Units

We may offer, issue and sell, in one or more offerings, from time to time and in amounts authorized from time to time any combination of securities described in this prospectus.
We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 4 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “HTO”.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 29, 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell from time to time the securities (including debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts or units) described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
Effective May 5, 2025, SJW Group changed its legal name to H2O America (the “Name Change”). When used in this prospectus, the terms “H2O America,” the “Company,” “we,” “our” and “us” refer, as of any time prior to the Name Change, to SJW Group and its consolidated subsidiaries, until the effectiveness of the Name Change and, as of any time after the Name Change, H2O America and its consolidated subsidiaries unless otherwise specified or the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement or free writing prospectus and any documents incorporated by reference herein or therein contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995, which include statements relating to future events and future results of H2O America and its subsidiaries that are based on current expectations, estimates, forecasts, and projections about H2O America and its subsidiaries and the industries in which H2O America and its subsidiaries operate and the beliefs and assumptions of the management of H2O America.
Forward-looking statements can often be identified by the use of forward-looking language such as “believes,” “expects,” “estimates,” “anticipates,” “intends,” “seeks,” “plans,” “projects,” “may,” “should,” “will,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement or free writing prospectus and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement or free writing prospectus and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.
There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or free writing prospectus or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

THE COMPANY
H2O America was initially incorporated as SJW Corp. in the State of California on February 8, 1985. H2O America is a holding company whose primary business involves ownership of public utilities that provide water and wastewater services, including the production, purchase, storage, purification, distribution, wholesale and retail sale of water. The water utility business of H2O America is conducted through the following wholly owned subsidiaries: San Jose Water Company (“SJWC”), The Connecticut Water Company (“CWC”), The Maine Water Company (“MWC”), and SJWTX, Inc. doing business as The Texas Water Company (“TWC”). These subsidiaries provide water service to approximately 440,000 connections and wastewater service to approximately 33,000 connections and serve a combined population of over 1.7 million people in California, Connecticut, Maine and Texas. Water utility services provided by these businesses are subject to regulation by the applicable state public utility commissions. These subsidiaries also engage in non-tariffed operations that are not subject to public utility commission regulation, including contract water and sewer operations, maintenance agreements, and antenna site leases.
Together, SJWC, excluding the City of Cupertino (“Cupertino”) service concession arrangement operations, CWC, MWC and TWC are referred to as “Water Utility Services,” which is our single reportable segment.
Other business activities that are not separately reportable segments are SJWC’s Cupertino service concession arrangement operations, Texas Water Operation Services, LLC (“TWOS”), Texas Water Resources, LLC (“TWR”), New England Water Utility Services, Inc. (“NEWUS”), H2O America Land Company and Chester Realty, Inc. and are collectively referred to as “Other Services.”
The principal executive offices of H2O America are located at 110 West Taylor Street, San Jose, California 95110. Its telephone number is (408) 279-7800, and its Internet address is www.h2o-america.com. The information on, accessible from or hyperlinked to, our website (other than the SEC filings expressly incorporated herein under “Where You Can Find More Information”) is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in the securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.
The following summary descriptions are not meant to be complete descriptions of our securities. At the time of any offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES
H2O America may issue debt securities, in one or more series, under an indenture, between H2O America and the trustee specified therein.
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.
The debt securities will be issued under an indenture between us and a trustee. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
General
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:
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the title of the debt securities;

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;

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whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees;

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the date or dates on which the principal of the securities of the series is payable;

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the interest rate, if any, and the method for calculating the interest rate;

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the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

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the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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any mandatory or optional redemption terms;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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any dates, if any, on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;

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the denominations in which the debt securities will be issued;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;

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if payments of principal of, any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

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the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and

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any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the relevant United States federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, relevant United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.   Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have such securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
No Protection In the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
H2O America may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person (a “successor person”) unless:
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H2O America is the surviving person or the successor person (if other than H2O America) expressly assumes H2O America’s obligations on the debt securities and under the indenture; and

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Immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

Notwithstanding the above, any of H2O America’s subsidiaries may consolidate with, merge into or transfer all or part of its properties to H2O America.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of H2O America; and

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any other event of default provided with respect to a series of debt securities that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture.
The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity and/or security satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the securities of any series or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;

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such holder or holders have offered to the trustee indemnity and/or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request;

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the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity and/or security; and

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no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:
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to add guarantees with respect to debt securities of a series or secure debt securities of a series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of any series of debt securities;

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to comply with the applicable procedures of the applicable depositary;

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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to make any change that does not materially adversely affect the rights of any holder of debt securities;

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to conform any supplement to the indenture for a series of securities or the securities of a series to the description of securities for such series in the prospectus supplement or offering document with respect to such series;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; and for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;

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make any change to certain provisions of the indenture relating to waivers or amendments; or

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waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
General
The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our certificate of incorporation and bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “H2O America,” the “Company,” “we,” “our” and “us” refer, as of any time prior to the Name Change, to SJW Group and its consolidated subsidiaries, until the effectiveness of the Name Change and, as of any time after the Name Change, H2O America and its consolidated subsidiaries unless otherwise specified or the context otherwise requires.
Our authorized capital stock consists of 70,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.
Common Stock
Each holder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to our stockholders for their vote. Holders of our common stock do not have cumulative voting rights. After satisfaction of any dividend rights of holders of any outstanding preferred stock, holders of common stock are entitled ratably to any dividend declared by our board of directors out of funds legally available for this purpose.
Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.
Our common stock is not subject to further calls or assessments by H2O America, and holders of our common stock have no preemptive, subscription, redemption, conversion or exchange rights and no sinking fund provisions.
The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
All outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
Our certificate of incorporation permits us to issue up to 1,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, subject to limitations prescribed by law, with such designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock as our board of directors may determine, including without limitation, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.
Our board of directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in our certificate of incorporation or the resolution of our board of directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Our common stock is subject to the express terms of any preferred stock. Our board of directors may issue preferred stock with voting, dividend, liquidation and other rights that could adversely affect the relative rights of the holders of our common stock.
Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements
Some provisions of Delaware law and our certificate of incorporation and bylaws may have an anti-takeover effect and may delay, defer or prevent a tender offer, proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders. In particular, these provisions may frustrate or prevent any attempts by stockholders of H2O America to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of management.
A description of these provisions is set forth below.
Blank Check Preferred
As described above, our board of directors is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 1,000,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series. The authority to designate preferred stock may be used to issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of our common stock or could also be used as a method of determining, delaying or preventing a change of control.
Meetings and Elections of Directors
Special Meetings of Stockholders.   Our certificate of incorporation and bylaws limit the ability of stockholders to call a special meeting of stockholders to only stockholders holding not less than 20% of outstanding voting power. In particular, our certificate of incorporation and bylaws provide that special meetings of the stockholders may be called at any time by the chairman of the board, by the president, by resolution of our board of directors adopted by a majority of the total number of authorized directors (regardless of any vacancy), or by stockholders holding 20% or more of our voting power.
Stockholder Action by Written Consent.   Our certificate of incorporation and bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. However, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.
Vacancies.   Our certificate of incorporation and bylaws provide that vacancies occurring on our board of directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of our board of directors, although less than a quorum, or by a sole remaining director, at any meeting of our board of directors. A person so elected by our board of directors to fill a vacancy or newly created directorship shall hold office until the next succeeding annual meeting of stockholders and until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal.
No Cumulative Voting
Our certificate of incorporation prohibits cumulative voting in the election of directors.
Interested Stockholder Transaction and Business Combination
The provisions of Section 203 of the DGCL govern H2O America. Section 203 of DGCL prohibits, subject to certain exceptions, a Delaware corporation from engaging in a business combination with an interested stockholder (i.e., a stockholder acquiring 15% or more of the outstanding voting stock) for three years following the date that such stockholder becomes an interested stockholder without approval of our board of directors. Section 203 makes certain types of unfriendly or hostile corporate takeovers, or other non-board approved transactions involving a corporation and one or more of its significant stockholders, more difficult by prohibiting large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time without the consent of our board of directors. Delaware companies may opt out of Section 203 if the original certificate of incorporation expressly elects not to be governed by Section 203. Our certificate of incorporation and bylaws do not “opt out” of Section 203.
Exclusive Forum
Our certificate of incorporation provides as follows:
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for (i) any derivative action or proceeding brought on behalf of H2O America, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of H2O America to H2O America or H2O America’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine, unless H2O America consents in writing to the selection of an alternative forum, the sole and exclusive forum shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants, and

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for any claim arising under the Securities Act, or any rule or regulation promulgated thereunder (in each case, as amended from time to time), unless H2O America consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum shall be the federal district courts of the United States; provided, however, that if the foregoing provisions are, or the application of such provisions to any person or any circumstance is, deemed to be illegal, invalid or unenforceable, then the sole and exclusive state court forum for any claim arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended from time to time) shall be the Court of Chancery of the State of Delaware. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. There is uncertainty as to whether a court would enforce exclusive forum provisions in connection with claims arising under the Securities Act, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving claims in other jurisdictions, which could have adverse effect on our business and financial performance.

Advance Notice Bylaws
Our bylaws contain an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given H2O America’s corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the annual meeting. Our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of H2O America.

Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “HTO.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company LLC.

DESCRIPTION OF DEPOSITARY SHARES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the depositary shares and depositary receipts that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future depositary shares or depositary receipts we may offer under this prospectus, we will describe the particular terms of any depositary shares or depositary receipts that we may offer in more detail in the applicable prospectus supplement.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of deposit agreement that describes the terms of the depositary shares and depositary receipts we may offer before the issuance thereof. The following summary is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement applicable to a particular offering of depositary shares or depositary receipts. We urge you to read any applicable prospectus supplement related to the depositary shares or depositary receipts that we sell under this prospectus, as well as the complete deposit agreement.
Description of Depositary Shares
We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred shares issued and deposited with a depositary to be designated by us. The fraction or the multiple of a share of preferred shares which each depositary share represents will be set forth in the applicable prospectus supplement.
We will deposit the preferred shares of any series of preferred shares represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred shares depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred shares in proportion to the applicable fraction or multiple of a share of preferred shares represented by the depositary share.
These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.
Depositary Receipts
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional preferred shares in accordance with the terms of the applicable prospectus supplement.
While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.
Withdrawal of Preferred Shares
Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred shares and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial preferred shares will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole preferred shares the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred shares, the holder will not be entitled to re-deposit such preferred shares under the deposit agreement or to receive depositary shares in exchange for such preferred shares. We do not expect that there will be any public trading market for withdrawn preferred shares.

Dividends and Other Distributions
The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred shares, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.
Redemption of Depositary Shares
If the series of preferred shares represented by depositary shares is subject to redemption, we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred shares. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred shares and any other amounts per share payable with respect to the preferred shares multiplied by the fraction or multiple of a preferred share represented by one depositary share. Whenever we redeem preferred shares held by the depositary, the depositary will redeem the depositary shares representing the preferred shares on the same day, provided we have paid in full to the depositary the redemption price of the preferred shares to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.
After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.
Voting the Preferred Shares
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.
Conversion or Exchange
The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the shares of preferred stock underlying the depositary shares are converted or exchanged. In order for the depositary to do so, we will need to deposit the other shares of preferred stock, shares of common stock, or other securities into which the shares of preferred stock are to be converted or for which it will be exchanged.
The exchange or conversion rate per depositary share will be equal to:
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the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

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plus all money and any other property represented by one depositary share; and

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including all amounts per depositary share paid by us for dividends that have accrued on the shares of preferred stock on the exchange or conversion date and that have not been paid.

The depositary shares, as such, cannot be converted or exchanged into other shares of preferred stock, shares of common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the shares of preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the shares of preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of shares of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.
Amendment and Termination of the Deposit Agreement
We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary, registrar or transfer agent, or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “— Withdrawal of Preferred Stock”, to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.
The deposit agreement automatically terminates if:
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all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying shares of preferred stock are convertible or exchangeable;

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each share of preferred stock has been converted into or exchanged for shares of common stock; or

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a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.
Charges of Depositary and Expenses
We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.
Limitations on Our Obligations and Liability to Holders of Depositary Receipts
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:
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we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;

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we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

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we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary
The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of a notice of resignation or removal of the depositary, we will appoint a successor depositary.

DESCRIPTION OF WARRANTS
General
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common shares, preferred shares, depositary shares, and/or debt securities in one or more series. Warrants may be offered independently or together with common shares, preferred shares, depositary shares, and/or debt securities offered by any prospectus supplement and may be attached to or separate from those securities.
While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.
We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:
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the offering price and the aggregate number of warrants offered;

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the currencies in which the warrants are being offered;

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the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

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the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

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the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

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the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants begins and the date on which that right expires;

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federal income tax consequences of holding or exercising the warrants; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of common shares, preferred shares, or depositary shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:
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the offering price and the aggregate number of warrants offered;

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the total number of shares that can be purchased if a holder of the warrants exercises them;

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the number of warrants being offered with each common share;

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the date on and after which the holder of the warrants can transfer them separately from the related common shares or preferred shares or the related depositary shares;

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the amount of common shares, preferred shares, or depositary shares that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

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the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

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the date on which the right to exercise the warrants begins and the date on which that right expires;

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federal income tax consequences of holding or exercising the warrants; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common shares, preferred shares, or depositary shares will be in registered form only.
A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase depositary shares or common shares or preferred shares are exercised, holders of the warrants will not have any rights of holders of the underlying depositary shares or common shares or preferred shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “— Warrant Adjustments” below.
Exercise of Warrants
Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of common shares or preferred shares or depositary shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.
A holder of warrants may exercise them by following the general procedure outlined below:
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deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

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properly complete and sign the reverse side of the warrant certificate representing the warrants; and

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deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities or shares of common shares or preferred shares or depositary shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Amendments and Supplements to the Warrant Agreements
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.
Warrant Adjustments
Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for depositary shares or shares of common shares or preferred shares will be adjusted proportionately if we subdivide or combine our common shares or preferred shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:
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issue shares of common shares or preferred shares or other securities convertible into or exchangeable for common shares or preferred shares, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our common shares or preferred shares;

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pay any cash to all or substantially all holders of our common shares or preferred shares, other than a cash dividend paid out of our current or retained earnings;

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issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common shares or preferred shares; or

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issue common shares, preferred shares or additional shares or other securities or property to all or substantially all holders of our common shares or preferred shares by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common share warrants, preferred share warrants, or depositary share warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common shares or preferred shares or depositary shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property
Except as stated above, the exercise price and number of securities covered by a warrant for common shares, preferred shares, or depositary shares, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.
Holders of common share warrants, preferred share warrants or depositary share warrants may have additional rights under the following circumstances:
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certain reclassifications, capital reorganizations or changes of the common shares or preferred shares;

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certain share exchanges, mergers, or similar transactions involving us that result in changes of the common shares or preferred shares; or

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certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common shares, preferred shares, or depositary shares are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common share warrants, preferred share warrants, or depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
We may issue stock purchase contracts, including contracts that obligate holders to purchase from the Company, and the Company to sell to such holders, a specified or varying number of shares of common stock at a future date or dates. The prospectus supplement relating to any particular issuance of stock purchase contracts will describe the terms of such stock purchase contracts. The consideration per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of a unit consisting of a stock purchase contract and beneficial interests in either debt securities of the Company or debt securities of third parties, including, but not limited to, U.S. Treasury securities, that would secure the holders’ obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require the Company to make periodic payments to the holders of some or all of the units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or deferred basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner and in certain circumstances, we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The terms of any stock purchase contracts, units and, if applicable, prepaid securities being offered will be described in a prospectus supplement relating to such stock purchase contracts, units or prepaid securities, as applicable. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of such stock purchase contracts or units and, if applicable, prepaid securities. For more information on how you can obtain these documents when filed by us in a future Exchange Act report or as an amendment to the Registration Statement that this prospectus forms a part of, see “Where You Can Find More Information.”

DESCRIPTION OF UNITS
We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase shares of common stock or a combination of debt securities and stock purchase contracts. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate when filed by us in a future Exchange Act report or as an amendment to the Registration Statement that this prospectus forms a part of, see “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
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the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We and any selling securityholder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:
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through agents;

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to or through underwriters;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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through brokers or dealers;

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directly by us or any selling securityholders to purchasers, including through a specific bidding, auction or other process; or

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through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
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purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

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ordinary brokerage transactions; or

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transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling securityholder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.
We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling securityholder. We or any selling securityholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling securityholder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.
In connection with an underwritten offering, we and any selling securityholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling securityholder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling securityholder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling securityholder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

VALIDITY OF SECURITIES
The validity of the securities offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS
The financial statements of H2O America, incorporated by reference in this prospectus, and the effectiveness of H2O America’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Quadvest, L.P. and Quadvest Wholesale, LLC, incorporated by reference in this prospectus by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2026 have been audited by Calvetti Ferguson, LLC, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions until we sell all of the securities:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026 (the “2025 Form 10-K”);

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026, filed with the SEC on April 29, 2026, July 28, 2026 and October 26, 2026, respectively;

•
our Current Reports on Form 8-K filed with the SEC (other than information furnished rather than filed) on March 2, 2026, March 4, 2026, May 19, 2026, June 12, 2026 and October 1, 2026; and

•
the description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on November 15, 2016, and any amendment or report filed for the purpose of updating such description, including the description of capital stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 incorporated by reference into our 2025 Form 10-K.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.
Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: H2O America, 110 West Taylor Street, San Jose, CA 95110 or calling us at (408) 279-7800.
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.h2o-america.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Copies of certain information filed by us with the SEC are also available on our website at www.h2o-america.com. We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to H2O America, 110 West Taylor Street, San Jose, CA 95110; telephone: (408) 279-7800. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with SEC rules and regulations. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

6,500,000 Equity Units
Equity Units
(Initially Consisting of 6,500,000 Corporate Units)

Prospectus supplement

Joint book-running managers
Wells Fargo Securities
J.P. Morgan
BofA Securities
TD Securities
Co-managers
BTIG
Citizens Capital Markets
RBC Capital Markets

October 29, 2026